UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S‑1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Registration No. 333-xxxxxx

PRUCO LIFE INSURANCE COMPANY
(Exact name of registrant as specified in its charter)

Arizona
(State or other jurisdiction of incorporation or organization)

6311
(Primary Standard Industrial Classification Code Number)

22-1944557
(I.R.S. Employer Identification Number)

C/O Pruco Life Insurance Company
213 Washington Street, Newark, New Jersey 07102‑2992, (800) 778-2255
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

C/O CT Corporation System 3800 North Central Avenue, Suite 460, Phoenix, Arizona 85012, (602) 248-1145
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Christopher J. Madin Vice President and Corporate Counsel Pruco Life Insurance Company 280 Trumbull Street Hartford, Connecticut 06103 (860) 534-6087

As soon as practicable after the effective date of Registration Statement
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [X] (Do not check if a smaller reporting company)	Smaller reporting company [ ]
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to Section 8(a) may determine.

Explanatory Note:

Pruco Life Insurance Company (“Pruco”) is changing the registration form for the Contracts from Form S-3 to Form S-1 to facilitate Pruco’s intended reliance on Rule 12h-7 under the Securities Exchange Act of 1934 (the “1934 Act”). Rule 12h-7 exempts insurance companies from the 1934 Act’s periodic and current reporting requirements with respect to non-variable insurance products that are registered under the Securities Act of 1933, provided that certain conditions are satisfied. While registration on Form S-1 is not an express condition of Rule 12h-7, the eligibility requirements of Form S-3 require Registrant to file 1934 reports, making reliance on Rule 12h-7 and registration on Form S-3 generally incompatible.

Pruco decided to initially register the Contracts on Form S-3 in order to realize the benefits associated with that registration form (e.g., shorter-form prospectus and financials forward incorporated by reference). In light of certain business decisions, Pruco has decided that suspending 1934 Act reporting (by relying on Rule 12h-7) outweighs the benefits associated with Form S-3. Accordingly, Pruco is taking the necessary step of registering the Contracts on Form S-1.

PROSPECTUS
May 1, 2026
Index Strategies
For
Prudential FlexGuard® Life IVUL
Issued by
PRUCO LIFE INSURANCE COMPANY
213 WASHINGTON STREET
NEWARK, NEW JERSEY 07102
TELEPHONE: 800-778-2255
This prospectus describes index-linked investment options (“Index Strategies”) available with Prudential FlexGuard® Life IVUL (“FlexGuardSM Life”), a flexible premium variable and index-linked life universal insurance contract, (“Contract”). The Contract is issued by Pruco Life Insurance Company (“Pruco Life,” “we,” “our,” or “us”).

Generally, you (the “Contract Owner”) may choose to allocate your Contract's premiums and its earnings to (i) the Fixed Rate Option, (ii) one or more Variable Investment Options, and (iii) one or more Index Strategies. A description of the Fixed Rate Option, which pays a guaranteed interest rate, and a complete list of the available Variable Investment Options are included in the Contract’s prospectus. The Index Strategies are described herein.
We offer five types of Index Strategies which contain a total of eight investment options. The Index Strategies provide for participation in the performance of an associated, underlying index (“Index” or “Indices"), which excludes dividends. Each Index Strategy limits participation in both positive and negative performance of the return of the underlying Index. A more detailed description of the Index Strategies can be found within this prospectus.
You may allocate your premiums and transfer your Contract Fund amounts to the Index Strategies, subject to certain restrictions described herein. We hold the assets for the Index Strategies in a non-insulated, non-unitized separate account we have established to support our obligations with respect to the Index Strategies.
The Index Strategies (type/option) described in this prospectus are:

Capped With Floor Index Strategy	Capped With Buffer Index Strategy	Enhanced Cap Rate With Spread and Buffer Index Strategy	Step Rate Plus With Buffer Index Strategy	Dual Directional With Buffer Index Strategy
1 Year S&P 500® Cap Rate 0% Floor •Minimum Cap: 2% •Minimum Floor: 0% •Minimum Participation Rate: 100%
1 Year S&P 500® Cap Rate 10% Buffer
•Minimum Cap: 5%
•Minimum Buffer: 10%
•Minimum Participation Rate: 100%
1 Year S&P 500® Cap Rate 15% Buffer
•Minimum Cap: 4%
•Minimum Buffer: 15%
•Minimum Participation Rate: 100%

1 Year S&P 500® Enhanced Cap Rate 10% Buffer
•Minimum Cap: 5%
•Minimum Buffer: 10%
•Minimum Participation Rate: 100%
•Maximum Spread: 2%
1 Year S&P 500® Enhanced Cap Rate 15% Buffer
•Minimum Cap: 4%
•Minimum Buffer: 15%
•Minimum Participation Rate: 100%
•Maximum Spread: 2%
1 Year S&P 500® Step Rate Plus 10% Buffer •Minimum Buffer: 10% •Minimum Participation Rate: 60% •Minimum Step Rate: 1%
1 Year S&P 500® Dual Directional 10% Buffer
•Minimum Cap: 1%
•Minimum Buffer: 10%
•Minimum Participation Rate: 100%
1 Year S&P 500® Dual Directional 15% Buffer
•Minimum Cap: 1%
•Minimum Buffer: 15%
•Minimum Participation Rate: 100%

Negative investment returns do not impact investments allocated to the 0% Floor option. Negative investment returns may result in a loss of up to 90% of amounts invested in 10% Buffer option Segments, and up to 85% of amounts invested in 15% Buffer option Segments.
Not all Index Strategies or options contained in this prospectus may be available under your version of the Contract. The following options will be available for Contracts purchased on or after March 17, 2025: 1 Year S&P 500® Cap Rate 15% Buffer, 1 Year S&P 500® Enhanced Cap Rate 10% Buffer, 1 Year S&P 500® Enhanced Cap Rate 15% Buffer, 1 Year S&P 500® Dual Directional 10% Buffer, and 1 Year S&P 500® Dual Directional 15% Buffer.

We may add new Index Strategies in the future. For any Index Strategies that are offered under this Contract, Participation Rates will be at least 50%, Cap Rates (if applicable) will be at least 1%, Spreads (if applicable) will be no greater than 10%, Step Rates (if applicable) will be at least 1%, Buffers (if applicable) will be at least 5%, and Floors (if applicable) will be at least 0%.
We may add Index Strategies that do not offer a Buffer or any downside protection. Further, we may remove Index Strategies, including all strategies that provide a Buffer or any downside protection. As a result, future Index Segments might not offer downside protection. At least one Index Strategy option will always be available. This means that we might eliminate all Index Strategies but one, and an investor would be limited to investing in one Index Strategy with terms that they may not find acceptable, or other investment options where the performance is not based on the performance of an index and do not offer protection from investment loss. If you are not satisfied with the investment options in your Contract, you may surrender it at any time. A surrender will result in a surrender charge in the first fifteen Contract Years and result in a decrease to your Cash Surrender Value. Further, if the total of your surrender proceeds and any withdrawals exceeds the total premiums paid, any excess amount will typically be taxed as ordinary income. You may also receive an additional amount upon surrender if you purchased the Enhanced Cash Value Rider. If you were to surrender your Contract and purchase another contract, the new contract would be subject to a new surrender charge period and would offer different investment options and have different fees, benefits, and risks.
The maximum amount that can be allocated annually to the Variable Investment Options from the Index Strategies is 25% of the maturity value of each Index Strategy Segment.
PLEASE READ THE PROSPECTUSES
This prospectus sets forth information about the Index Strategies and associated information related to the Contract that you should know before purchasing. Please read this prospectus for more detail about the Index Strategies. Keep it for future reference. This prospectus must be read along with the prospectus for your Contract. You must also read your Contract, which includes any optional riders you elected. Certain terms used in this prospectus may be defined in the prospectus for your Contract. Those terms have the same meaning when used in this prospectus. The prospectus describing your Contract can be found online at www.Prudential.com/eProspectus.
Clients seeking information regarding their particular investment needs should contact a financial professional. Index-linked and variable life insurance contracts are complex insurance and investment vehicles. You should work with a financial professional to decide whether the Contract and features are appropriate for you based on a thorough analysis of your particular needs, financial objectives, investment goals, time horizons and risk tolerance.
The Contract is not a short-term investment and may not be appropriate if you need ready access to cash. The Contract is designed to provide benefits on a long-term basis. Consequently, you should not use the Contract as a short-term investment or savings vehicle.
There is a risk of substantial loss of your principal. The risk of loss may be greater in the case of a withdrawal from a Segment with a Buffer on any date other than a Segment start date or maturity date. If you take a withdrawal (including withdrawals taken to pay Contract charges and expenses, Death Benefit payments, loans, transfers, and surrenders) prior to a Segment’s maturity, we will use an Interim Value to determine the fair market value of the Segment at the time of the transaction. The Interim Value is designed to represent the fair value of the Segment on the Valuation Day, taking into account the potential gain or loss of the Index at Segment maturity. The Interim Value reflects the change in fair value due to economic factors of the investment instruments (including derivatives) supporting the Segment. The Interim Value may result in a loss even if the Index Value at the time the Interim Value is calculated is higher than the Index Value on the Segment start date. Because the downside protection provided by a Buffer normally does not apply to the Interim Value, it is theoretically possible that you could lose most of your investment, potentially up to 100% of your investment, in extreme scenarios such as an unprecedented complete market collapse. Surrender charges, withdrawal fees and taxes may also apply to a withdrawal prior to a Segment’s maturity. See Valuing Your Investment And Interim Value Of Index Strategy Segments and RISK FACTORS on Page 5 for more information.
The Contract permits monthly charges to be deducted from the Index Strategies prior to the end of a Segment if amounts in the Variable Investment Options, Fixed Rate Option, and Fixed Holding Account are insufficient to cover monthly deductions, and such ongoing deductions could have adverse effects on values under the Contract. Investors should carefully consider whether to retain enough value in the Variable Investment Options and fixed options to cover their monthly deductions, and should consult with a financial professional about the appropriateness of the Index Strategies for them.
The Index Strategies investment options may not be available through all selling broker-dealers in the future. This prospectus does not constitute an offering in any jurisdiction in which such offering may not lawfully be made. This prospectus discloses all material terms of the Contract’s Index Strategies, including any state or intermediary variations.
We are obligated to pay all amounts promised to Contract Owners under the Contract. The obligations to Contract Owners and beneficiaries arising under the Contracts are our general corporate obligations. Guarantees and benefits within the Contract are subject to our creditworthiness and claims paying ability.
OTHER CONTRACTS
We offer a variety of fixed and variable life insurance contracts. They offer features and have fees and charges that are different from those offered by this prospectus. Not every contract or feature is offered through every selling firm or in every state. Upon request, your financial professional can show you information regarding other Pruco Life contracts that your financial professional sells. You can also contact us to find out more about the availability of any of the Pruco Life contracts.

AVAILABLE INFORMATION
Additional information about us and this offering is available in the registration statement and the exhibits thereto, as well as in documents incorporated by reference into this prospectus (which means they are legally part of this prospectus). You may review and obtain copies of these materials at no cost to you by contacting us. They may also be obtained through the Securities and Exchange Commission’s (“SEC”) website (www.SEC.gov), which the SEC maintains for us and other registrants that file electronically with the SEC. Please see How to Reach Us in ADDITIONAL INFORMATION later in this prospectus for our Service Office address.
THE CONTRACT IS NOT A DEPOSIT OR OBLIGATION OF, OR ISSUED, GUARANTEED OR ENDORSED BY, ANY BANK, AND IS NOT INSURED OR GUARANTEED BY THE U.S. GOVERNMENT, THE FEDERAL DEPOSIT INSURANCE CORPORATION (FDIC), THE FEDERAL RESERVE BOARD OR ANY OTHER AGENCY.
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
PRUDENTIAL, PRUDENTIAL FINANCIAL, PRUCO LIFE AND THE ROCK LOGO ARE SERVICE MARKS OF THE PRUDENTIAL INSURANCE COMPANY OF AMERICA AND ITS AFFILIATES. OTHER PROPRIETARY PRUDENTIAL MARKS MAY BE DESIGNATED AS SUCH THROUGH USE OF THE SM OR ® SYMBOLS.
FOR FURTHER INFORMATION CALL 800-778-2255 OR GO TO OUR WEBSITE AT WWW.PRUDENTIAL.COM/EPROSPECTUS.

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CONTENTS OF THIS PROSPECTUS

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SUMMARY OF INDEX STRATEGIES
The Index Strategies are investment options to which you may choose to allocate all or part of your net premiums or Contract Fund, subject to restrictions when enrolled in the Segment Maturity Allocation Program and when used in combination with certain riders. See Segment Maturity Allocation Program and Riders later in this prospectus for more detail. The Index Strategies provide limited exposure to potential market growth opportunities with a certain level of protection in down market cycles. The Index Strategies receive an amount called “Index Interest,” which is based in part on the performance of an external index (“Index”), subject to minimums and maximums. Index Interest can be positive or negative, which means it is possible to lose value and prior earnings when investing in the Index Strategies.
We currently offer Index Strategies based on the S&P 500® Index Price Return, which is the S&P 500® Index excluding dividends. The S&P 500® Index is comprised of 500 stocks considered representative of the overall market. Although the Index Strategies provide Index Interest linked to an Index, money placed in the Index Strategies is not a direct investment in a particular Index (you cannot invest directly in an Index). You are not purchasing or investing in any of the stocks that make up the Index and therefore have no rights of ownership such as the right to earn dividends, receive distributions, or the right to vote. Since the S&P 500® Index Price Return does not include dividends, a direct investment in the securities comprising the Index may result in a higher rate of return. Life insurance contracts provide other benefits such as a Death Benefit and the downside protection options offered by this Contract.
Amounts in the Index Strategies become part of your Contract Fund. The Index Strategies are comprised of one or more Index Strategy Segments (“Segments”). When you allocate net premiums or transfer amounts from your Contract Fund to the Index Strategies, we place those funds temporarily into accounts called the Fixed Holding Accounts. Then, on each Monthly Transfer Date, we transfer the entire balance of the Fixed Holding Accounts into the corresponding Index Strategies. Each time we transfer the value of a Fixed Holding Account to an Index Strategy, we create a new Segment. Each Segment matures one year from the date it was created. We reserve the right to create Segments with maturity dates based on different durations. At Segment maturity we determine the change in Index Value and apply the Segment's predetermined Buffer, Spread, Step Rate, Participation Rate, Index Growth Floor, and Index Growth Cap, as applicable, to an Index Strategy, to ultimately calculate the Segment’s Index Interest and final Segment maturity value. The maximum amount that can be allocated annually to the Variable Investment Options from the Index Strategies is 25% of the maturity value of each Index Strategy Segment. For more information on the components and calculations of the Index Strategies, see DESCRIPTION OF THE INDEX STRATEGIES. We currently offer the following types of Index Strategies: Capped With Floor, Capped With Buffer, Enhanced Cap Rate With Spread and Buffer, Step Rate Plus With Buffer, and Dual Directional With Buffer.
How the Index Strategies Work
The following chart provides a comparative and summarized overview of the Index Strategies. A complete description of each Index Strategy with numeric examples is provided in the section DESCRIPTION OF THE INDEX STRATEGIES.

CAPPED WITH FLOOR	CAPPED WITH BUFFER	ENHANCED CAP RATE WITH SPREAD AND BUFFER	STEP RATE PLUS WITH BUFFER	DUAL DIRECTIONAL WITH BUFFER
Provides a percentage of Index Interest up to a Cap (subject to a guaranteed minimum) and down to a Floor.
•If the Index Return is positive, the Index Return is multiplied by the Participation Rate.
◦If the result is greater than or equal to the Cap Rate, then the percentage of Index Interest is equal to the Cap.
◦If the result is less than the Cap, the percentage of Index Interest is equal to the result.
•If the Index Return is zero or negative, the percentage of Index Interest is 0% due to the 0% Floor.
Offers downside protection, but limited upside potential.
Guaranteed minimums:
1 Year S&P 500® Cap Rate 0% Floor
◦Minimum Cap: 2%
◦Minimum Floor: 0%
◦Minimum Participation Rate: 100%

Provides a percentage of Index Interest up to a Cap (subject to a guaranteed minimum) and down to any negative return in excess of a Buffer.
•If the Index Return is positive, the Index Return is multiplied by the Participation Rate.
◦If the result is greater than or equal to the Cap Rate, then the percentage of Index Interest is equal to the Cap.
◦If the result is less than the Cap, the percentage of Index Interest is equal to the result.
•If the Index Return is zero, the Index Interest is 0%.
•If the Index Return is negative, and:
◦equal to or less than the Buffer, the percentage of Index Interest is 0%.
◦greater than the Buffer, the percentage of negative Index Interest is the amount by which the negative Index Return exceeds the Buffer.
Offers a level of downside protection, but limits upside potential.
Guaranteed minimums:
1 Year S&P 500® Cap Rate 10% Buffer
◦Minimum Cap: 5%
◦Minimum Buffer: 10%
◦Minimum Participation Rate: 100%
1 Year S&P 500® Cap Rate 15% Buffer*
◦Minimum Cap: 4%
◦Minimum Buffer: 15%
◦Minimum Participation Rate: 100%

Provides a percentage of Index Interest up to a Cap (subject to a guaranteed minimum) and down to any negative return in excess of a Buffer.
•If the Index Return is positive, the Index Return is multiplied by the Participation Rate.
◦If the result is greater than or equal to the Cap Rate plus the Spread, the Index Interest is equal to the Cap Rate.
◦If the result is greater than the Spread, but less than the Cap Rate plus the Spread, the Index Interest is equal to the result minus the Spread.
◦If the result is greater than or equal to zero and equal to or less than the Spread, the percentage of Index Interest is 0%.
•If the Index Return is negative, and:
◦equal to or less than the Buffer, the percentage of Index Interest is 0%.
◦greater than the Buffer, the percentage of negative Index Interest is the amount by which the negative Index Return exceeds the Buffer.
Offers higher level of upside potential, after the deduction of a Spread, along with downside protection.
Guaranteed minimums/maximums:
1 Year S&P 500® Enhanced Cap Rate 10% Buffer*
◦Minimum Cap: 5%
◦Minimum Buffer: 10%
◦Minimum Participation Rate: 100%
◦Maximum Spread: 2%
1 Year S&P 500® Enhanced Cap Rate 15% Buffer*
◦Minimum Cap: 4%
◦Minimum Buffer: 15%
◦Minimum Participation Rate: 100%
◦Maximum Spread: 2%

Provides a percentage of Index Interest up to the greater of 1) the Index Return multiplied by a Participation Rate and 2) a Step Rate (both subject to a guaranteed minimum) and down to any negative return in excess of a Buffer.
•If the Index Return is zero or positive, the percentage of Index Interest is equal to the greater of (a) the Index Return multiplied by the Participation Rate and (b) the Step Rate.
•If the Index Return is negative, and:
◦equal to or less than the Buffer, percentage of Index Interest is 0%.
◦greater than the Buffer, the percentage of negative Index Interest is the amount by which the negative Index Return exceeds the Buffer.
Offers an upside potential with no maximum, as well as a level of downside protection.
Guaranteed minimums:
1 Year S&P 500® Step Rate Plus 10% Buffer
◦Minimum Buffer: 10%
◦Minimum Participation Rate: 60%
◦Minimum Step Rate: 1%

Provides a percentage of Index Interest up to a Cap (subject to a guaranteed minimum) when the Index Return is positive and down to any negative return in excess of a Buffer when the Index Return is negative.
•If the Index Return is positive, the Index Return is multiplied by the Participation Rate.
◦If the result is greater than or equal to the Cap Rate, then the percentage of Index Interest is equal to the Cap.
◦If the result is less than the Cap, the percentage of Index Interest is equal to the result.
•If the Index Return is zero, the Index Interest is 0%.
•If the Index Return is negative, and:
◦equal to or less than the Buffer, a positive percentage of Index Interest amount is applied. The percentage is equal to the absolute value of the result.
◦greater than the Buffer, the percentage of negative Index Interest is the amount by which the negative Index Return exceeds the Buffer.
Offers a level of downside protection and upside potential even when Index Returns are negative.
Guaranteed minimums:
1 Year S&P 500® Dual Directional 10% Buffer*
◦Minimum Cap: 1%
◦Minimum Buffer: 10%
◦Minimum Participation Rate: 100%
1 Year S&P 500® Dual Directional 15% Buffer*
◦Minimum Cap: 1%
◦Minimum Buffer: 15%
◦Minimum Participation Rate: 100%

* The following options will be available for Contracts purchased on or after March 17, 2025: 1 Year S&P 500® Cap Rate 15% Buffer, 1 Year S&P 500® Enhanced Cap Rate 10% Buffer, 1 Year S&P 500® Enhanced Cap Rate 15% Buffer, 1 Year S&P 500® Dual Directional 10% Buffer, and 1 Year S&P 500® Dual Directional 15% Buffer.

CAPPED WITH FLOOR	CAPPED WITH BUFFER	ENHANCED CAP RATE WITH SPREAD AND BUFFER	STEP RATE PLUS WITH BUFFER	DUAL DIRECTIONAL WITH BUFFER

Examples:
The Cap Rate, when applicable, is the maximum of any positive interest we will credit when the Index Return is positive. For example, if the Index Return is 12% and the Cap Rate is 4%, we will credit 4% interest at the end of the Segment, meaning your Index Value will increase by that percent.
The Floor, when applicable, is the maximum amount your Segment Value may decline due to negative Index performance. For example, if the Index Return is -12% and the Floor is 0%, your Index Value will decline by 0% at the end of the Segment.
The Buffer, when applicable, is the level of protection from negative Index Returns. Any negative return that exceeds the Buffer level will result in a negative impact to your Segment Value. For example, if the Buffer level is 10% and the Index Return is -12%, your Index Value will decline by 2% (the amount of negative return in excess of the Buffer) at the end of the Segment.
The Participation Rate is a percentage that is multiplied by the positive Index Return to calculate the amount of Index Interest that will apply to a Segment (not to exceed the Cap, when applicable). For example, if the Index Return is 10% and the Participation Rate is 70%, the amount of interest calculated is 7% (10% x 70% = 7%).
The Spread, when applicable, is a percentage that reduces the value of positive Index Returns used in the calculation of Index Interest that will apply to a Segment. The Spread is subtracted from the Index Return. For example, if the Index Return is 10% and the Spread is 2%, the Index Return that would be used to calculate Index Interest is 8% (10% - 2% = 8%).
The Step Rate, when applicable, is the minimum rate that may be credited to a Segment when the Index Return is zero or positive. For example, if the Step Rate is 6% and the Index Return is 1%, the amount of Index Interest we will credit is 6%.

The features of an Index Strategy may change from one term to the next, new Index Strategies may be added, and existing Index Strategies may be terminated. We do not guarantee that the Company will always offer Index Strategies that provide downside protection. For any Index Strategies that are offered under this Contract, Participation Rates will be at least 50%, Cap Rates (if applicable) will be at least 1%, Spreads (if applicable) will be no greater than 10%, Step Rates (if applicable) will be at least 1%, Buffers (if applicable) will be at least 5%, and Floors (if applicable) will be at least 0%.
If you choose to invest in Index Strategies, you must provide us with written allocation instructions in Good Order. You may change these instructions at any time, but we reserve the right to defer allocation instructions into Index Strategies received less than two business days prior to a Segment’s start date until the next available Segment start date for that Index Strategy. For currently available Index Strategies and associated rates, please refer to our website at www.Prudential.com/eProspectus. Any changes to Index Strategies’ availability or rates (other than upside limits) will be described in the prospectus. You will receive notice of new upside limit rates prior to a Segment start date. Our current administrative practice is to set upside limit rates monthly and make them available on our website by the fifth day of each month. The rate applicable to a Segment is the rate that is currently in force and shown on our website on the Segment start date. All Segments are created on the 15th of the month (or the next business day, if the 15th falls on a weekend or holiday), which means investors will typically have at least ten days to review current rates before the next Segment is created. New rates may be different than rates previously applied to your Contract and from the current rates that we are offering for newly issued Contracts. We currently offer Index Strategies for one-year terms. The Contract currently offers Index Strategies with 10% and 15% Buffers, and different Buffers may be offered with new Index Strategy options. When we offer a new Index Strategy with a Buffer, the Buffer will never be less than 5%. Any loss beyond the Buffer level reduces the Contract Fund value allocated to the Index Strategy. This means it is possible for you to lose up to 95% of your investment in a Segment that is allocated to an Index Strategy with a 5% Buffer. Please see Types of Index Strategies for more information.
If (1) you take a loan or withdrawal, (2) you transfer out of a Segment prior to maturity, (3) we process a Contract fee or charge, (4) surrender your Contract, or (5) we pay a death claim between a Segment start date and Segment maturity date of an Index Strategy with a Buffer, we will use an Interim Value to determine the fair market value of each Index Strategy Segment at the time of the transaction. The Interim Value is also used to determine how much the Index Strategy Segment Base will be reduced after a withdrawal, transfer or charge. If you withdraw, transfer a portion out of, or we process a charge from Contract Fund amounts allocated to an Index Strategy with a Buffer, the withdrawal, transfer, or charge will cause an immediate reduction to your Index Strategy Segment Base in a proportion equal to the reduction in the Segment’s Interim Value. A proportional reduction could be larger than the dollar amount of your withdrawal, transfer or charge. Reductions to your Index Strategy Segment Base will negatively impact your Interim Value for the remainder of the Segment and will result in lower Index Interest on the Segment maturity date. Once your Index Strategy Segment Base is reduced during a Segment, it will not increase for the remainder of the Segment.
The Interim Value is designed to represent the fair value of the Index Strategy with a Buffer on each Valuation Day, taking into account the potential gain or loss of the Index at the Segment maturity date. The Interim Value reflects the change in fair value due to economic factors of the investment instruments (including derivatives) supporting the Index Strategies with a Buffer. The Interim Value helps protect us from bearing the costs of potential investment losses and ensures that we will be able to meet our obligations under the Contact when amounts are removed from an Index Strategy before the Segment maturity date. The Interim Value may result in a loss even if the Index Value at the time the Interim Value is calculated is higher than the Index Value on the Segment start date of an Index Strategy with a Buffer because the amount withdrawn will not participate in the Index Return at Segment maturity. Because the downside protection provided by a Buffer normally does not apply to the Interim Value, it is theoretically possible that you could lose most of your investment, potentially up to 100% of your investment, in extreme scenarios such as an unprecedented complete market collapse. See Effect Of Interim Value and Valuing Your Investment And Interim Value of Index Strategies with a Buffer for more information.
Each of these functions, components and calculations of the Index Strategies are described later in this prospectus. It is important that you understand how the Index Strategies function as well as the limitations and impacts on other Contract features and functions.
There is no additional charge for investing in an Index Strategy, however, Contract charges and expenses do apply. You should review the “Fee Table” and “Charges and Expenses” sections in the Contract’s prospectus for more information.
All guarantees are based on our claims paying ability and financial strength. Current and historical rates and performance for the Index Strategies can be found at www.Prudential.com/eProspectus.
Right To Cancel
Generally, you may return the Contract for a refund within 10 days after you receive it (or within any longer period of time required by state law). Please refer to your Contract’s prospectus for more information regarding your right to cancel (or “free look”) your Contract within a certain number of days. You may not allocate your Contract Fund to the Index Strategies prior to the end of your right to cancel period. Any amounts you have instructed us to allocate to the Index Strategies will be placed in a money market investment option until your right to cancel period has ended. At the end of your right to cancel period, any amounts you have instructed us to allocate to the Index Strategies will be placed in the Fixed Holding Accounts until the next Index Strategy Segment start date.
Right To Discontinue And Limit Amounts Allocated To The Index Strategies
We reserve the right to restrict or terminate future allocations to the Index Strategies at any time, however, at least one Index Strategy option will always be available. We may also temporarily suspend offering Index Strategy Segments at any time and for any reason including emergency conditions as determined by the Securities and Exchange Commission. We are not obligated to continue to offer Segments with any particular level of downside protection. We reserve the right to establish a maximum amount or a maximum percentage for any single Contract that can be allocated to the Index Strategies. We also reserve the right to impose a cut-off date for allocations into an Index Strategy Segment. This would require Contract Funds to be allocated to a Fixed Holding Account a certain number of days prior to an Index Strategy Segment start date.
If an Index is discontinued or changed in a manner that results in a material change in the formula or method of calculating the Index, we reserve the right to substitute it with an alternative Index and will notify you of any such substitution. Upon substitution of an Index, we will calculate your Index Return on the replaced Index up until the date of substitution and the substitute Index from the date of substitution to the Index Strategy maturity date. An Index substitution will not change your Index Strategy. A substitution of an Index between the Index Strategy start date and Index Strategy maturity date may impact the calculation of your Index Interest on the Index Strategy maturity date. When we notify you of any substitution of an Index, we will also inform you of the potential impacts to your Index Interest.
RISK FACTORS
Risk Of Loss – Index Strategies – You take the investment risk for amounts allocated to one or more Index Strategies since the Index Interest is based upon the performance of the reference Index, subject to any limitations imposed by the Index Strategy. When applicable, the Buffer is the level of protection from negative Index Return provided by the Index Strategy. Any negative Index Interest in excess of the Buffer reduces the Contract Fund allocated to the Index Strategy. You bear the risk of the negative Index Return in excess of the Buffer. Please note, the assessment of fees and charges can also result in a reduction of the Contract Fund allocated to any of the Index Strategy types. Negative investment returns do not impact investment allocations to the 0% Floor option. Negative investment returns may result in a loss of up to 90% of amounts invested in 10% Buffer option Segments, and up to 85% of amounts invested in 15% Buffer option Segments.
Risks Associated With the Indices – Because the S&P 500® Index is comprised of a collection of equity securities, in each case the value of the component securities is subject to market risk, or the risk that market ups and downs may cause the value of the component securities to go up or down, sometimes rapidly and unpredictably. Market ups and downs can result from disasters and other events, such as storms, earthquakes, fires, outbreaks of infectious diseases (such as COVID-19), utility failures, terrorist acts, political and social developments, and military and governmental actions. In addition, the value of equity securities may increase or decline for reasons directly related to the issuers of the securities. In addition, the value of equity securities may increase or decline for reasons directly related to the issuers of the securities. Equity markets are subject to the risk that the value of the securities may fall due to general market and economic conditions. Market ups and downs may exist with these indices, which means that the value of the indices can change dramatically over a short period of time in either direction. Indices are not funds and are not available for direct investment. Since the S&P 500® Index Price Return does not include dividends, a direct investment in the securities comprising the Index may result in a higher rate of return. Life insurance contracts provide other benefits such as a Death Benefit and the downside protection options offered by this Contract.
Effect Of Interim Value – To determine the Interim Value for a Segment with a Buffer, we apply a formula which does not reflect the actual performance of the applicable Index, but rather a determination of the value of hypothetical underlying investments at the time of the Interim Value calculation. This amount could be more or less than if you had held the Segment with a Buffer until the Segment maturity date. It also means that you could have a negative performance, even if the value of the Index has increased at the time of the calculation. All withdrawals from a Segment with a Buffer on any date other than a Segment start date or maturity date, including withdrawals taken to pay Contract charges and expenses, death benefit payments, transfers, loans, and surrenders paid before the Segment maturity date will be based on the Interim Value. Withdrawals before a Segment maturity date could have adverse impacts even if the value of the Index has increased at the time of the calculation because an early withdrawal will not allow you to participate in the Index Return for the Segment with a Buffer with your entire Index Strategy Segment Base. Because the downside protection provided by a Buffer normally does not apply to the Interim Value, it is theoretically possible that you could lose most of your investment, potentially up to 100% of your investment, in extreme scenarios such as an unprecedented complete market collapse. If you withdraw Contract Funds allocated to an Index Strategy, the withdrawal will cause an immediate reduction to your Index Strategy Segment Base in a proportion equal to the reduction in your Interim Value. A proportional reduction may be larger than the dollar amount of your withdrawal even if the value of the Index has increased. See Impact Of Withdrawals On Segment Value (next below) for additional information.
Impact Of Withdrawals On Segment Value – Withdrawals taken for any reason, including to pay Contract charges and expenses, death benefit payments, transfers, loans, and surrenders, can negatively impact your Segment value. (1) If a withdrawal is taken from Contract Funds allocated to a Segment with a Buffer, the withdrawal will cause an immediate reduction to your Index Strategy Segment Base in a proportion equal to the reduction in your Segment’s Interim Value. A proportional reduction could be larger than the dollar amount of your withdrawal. Reductions to your Index Strategy Segment Base will negatively impact your Interim Value for the remainder of the Segment(s) with a buffer and will result in the application of a lower Index Interest on the Segment with a Buffer at maturity. Once your Index Strategy Segment Base is reduced during any Segment with a Buffer, it will not increase for the remainder of the Segment with a Buffer. (2) If a withdrawal is taken from Contract Funds allocated to a floored (non-buffered) Segment it will cause an immediate reduction in your Index Segment Strategy Base and result in the application of lower Index Interest at maturity. Once your Index Strategy Segment Base is reduced during any floored Segment, it will not increase for the remainder of the floored Segment. In either instance, even if Index performance has been positive, the Index Return will be applied against a lower Index Segment Strategy Base resulting in lower (or zero) Index Interest.
Impact of Monthly Charges on Segment Value – The Contract permits monthly charges to be deducted from the Index Strategies prior to the end of a Segment if amounts in the Variable Investment Options, Fixed Rate Option, and Fixed Holding Account are insufficient to cover monthly deductions, and such ongoing deductions could have adverse effects on values under the Contract. Investors should carefully consider whether to retain enough value in the Variable Investment Options and fixed options to cover their monthly deductions, and should consult with a financial professional about the appropriateness of the Index Strategies for them.

Availability Of Index Strategies Will Vary Over Time – Before allocating to an Index Strategy Segment, you should determine the Index Strategies, Buffers, Spreads, Floors, Caps, Participation Rates and Step Rates available to you. We reserve the right to change Caps, Spreads, Participation Rates and/or Step Rates at any time prior to a Segment start date, subject to the applicable guaranteed minimum rate. At least one Index Strategy option will always be available, which means the Company reserves the right to eliminate all but one Index Strategy. There is no guarantee that an Index Strategy will be available in the future. You should make sure the Index Strategies you select are appropriate for your investment goals. A change in Cap, Spread, Participation or Step Rate may limit the Index Interest you receive. We reserve the right to offer Index Strategies with different Buffers, which may impact the amount of negative Index Interest applied to your Contract Fund.
Availability Of Index Strategies With Downside Protection May Vary – We may add Index Strategies that do not offer a Buffer or any downside protection. Further, we may remove all Index Strategies that provide a Buffer or any downside protection. As a result, future Index Segments would also change and there might not be any Segments that offer downside protection. If we choose not to offer an Index Strategy with downside protection or eliminate existing Index Strategies, you will have the option of allocating your funds to at least one Index Strategy, one or more Variable Investment Options, or the Fixed Rate Option. If you are not satisfied with the investment options in your Contract, you may surrender it at any time. A surrender will result in a surrender charge in the first fifteen Contract Years. Further, if the total of your surrender proceeds and any withdrawals exceeds the total premiums paid, any excess amount will typically be taxed as ordinary income. You may also receive an additional amount upon surrender if you purchased the Enhanced Cash Value Rider.
Reallocation Of Index Strategies – On the Segment maturity date for an Index Strategy Segment, the amount allocated to that Segment will be reallocated based upon your instructions we received in Good Order, or if none has been received in Good Order, automatically renew into the next available Segment for the same Index Strategy option. If the same Index Strategy is no longer available, the amount will be transferred into the Fixed Rate Option, and the amount may be transferred among the Variable Investment Options, subject to applicable transfer restrictions, or into another available Index Strategy on the next Index Strategy Segment start date. You must provide instructions for reallocation, in Good Order, at least two business days prior to a designated Segment start date. Failure to provide timely instructions may result in amounts being transferred into the Fixed Holding Account (if the existing Index Strategy no longer is available), and could remain in the Fixed Holding Account until the next Index Strategy Segment start date. The maximum amount that can be allocated annually to the Variable Investment Options from the Index Strategies is 25% of the maturity value of each Index Strategy Segment. This means that it may take years to exit the Index Strategies. In order to exit sooner, you would need to either take a withdrawal and incur partial surrender charges and taxes, enroll in a Segment Maturity Allocation Program (which would also take several years to exit and which prohibits allocations to the Index Strategies during that time), or allocate to the Fixed Rate Option (which is similarly restricted from allocating more than 25% to the Variable Investment Options).
Limitation On Index Interest – Index Growth Cap – If you elect an Index Strategy with an Index Growth Cap, the Index Interest is limited by any applicable Cap, which means that your Index Interest could be lower than if you had invested directly in a fund based on the applicable Index. The Index Growth Cap does not guarantee any level of Index Return. The Index Growth Cap exists for the full term of the Index Strategy Segment. Index Growth Caps, upon renewal, may be higher or lower than the initial Index Growth Cap but will never be less than the Guaranteed Minimum Index Growth Cap. Renewal Index Growth Caps may differ from the Caps used for new life insurance contracts or for other life insurance contracts issued at different times.
Limitation On Index Interest – Participation Rate – If you elect an Index Strategy with a Participation Rate, your Index Interest may be limited if the applicable Participation Rate is less than 100%, which means that your Index Interest may be lower than if you had invested directly in a fund based on the applicable Index. If you elect an Index Strategy with an applicable Participation Rate equal to 100%, your percentage of Index Interest will be equal to the Index Return subject to the effect of any Cap, Step Rate, or Spread (if applicable). If the Participation Rate is greater than 100%, your percentage of Index Interest may exceed the Index Return. A Participation Rate only applies when the Index Return is positive. The Participation Rate does not guarantee any level of Index Return. Participation Rates apply for the full term of the Index Strategy Segment. Participation Rates are determined at our discretion.
Limitation On Index Interest – Spread – If you elect an Index Strategy with a Spread, when the Index Return is positive and greater than the Spread, the Index Return will be reduced by the Spread, and subject to the Cap Rate to arrive at the Index Interest. If the Index Return is positive but less than or equal to the Spread, your Index Interest would be zero. As a result, your Index Interest could be lower than if you had invested directly in a fund based on the applicable Index or allocated to another available Index Strategy that does not include a Spread. The Spread exists for the full term of the Index Strategy and will never be greater than the Guaranteed Maximum Spread.
Limitation On Index Interest – Step Rate – If you elect an Index Strategy with a Step Rate, the Participation Rate may be less than 100%. If the Index Return is zero or positive, the percentage of Index Interest is equal to the greater of (a) the Index Return multiplied by the Participation Rate and (b) the Step Rate, which could result in lower Index Interest than if you had invested directly in a fund based on the applicable Index.
Substitution Of An Index – We have the right to substitute a comparable Index prior to an Index Strategy Segment maturity date if any Index is discontinued or if the calculation of an Index is substantially changed (such as a material change in the formula or method of calculating the Index). We would attempt to choose a substitute Index that has a similar investment objective and risk profile to the replaced Index and would notify you of any such substitutions. Upon substitution of an Index, we will calculate your Index Return on the replaced Index up until the date of substitution and the substitute Index from the date of substitution to the Segment maturity date. Other than the reference Index, an Index substitution will not change the terms of your Index Strategy. The performance of the new Index may not be as good as the one that it substituted and as a result your Index Return may have been better if there had been no substitution. At least one Index Strategy will always be available on your Contract, but we reserve the right to close an Index strategy at any time. If this happens, no new transfers to that Index Strategy will be allowed and amounts expiring on Segment maturity dates will be moved by us to the fixed rate option, unless you submit separate maturing Segment allocation instructions, until no value remains in that Index Strategy. If an Index Strategy is withdrawn, replaced, or closed, we will notify you and any assignee of record.
Effect Of Certain Contract Riders – (1) If your Contract includes either the BenefitAccess Rider or Overloan Protection Rider, you may be required to reallocate your entire Contract Fund to the Fixed Rate Option. While the riders’ conditions are in effect, you will not have access to the Index Strategies or the Variable Investment Options, which could result in limiting the growth potential of your Contract Fund. (2) If you elect the Extended Plus No-Lapse Guarantee option of the Lapse Protection Rider, you will only be able to allocate your Contract Fund to the Index Strategies with Buffers for the first ten (10) Contract Years. You will not be able to allocate to the other investment options until your eleventh (11) Contract Year.
Potential Federal Tax Consequences – Your Contract is structured to meet the definition of life insurance under Section 7702 of the Internal Revenue Code. At issue, the Contract Owner chooses one of the following definition of life insurance tests: (1) Cash Value Accumulation Test or (2) Guideline Premium Test. We reserve the right to refuse to accept a premium payment that would, in our opinion, cause this Contract to fail to qualify as life insurance for federal tax purposes. Although we believe that the Contract should qualify as life insurance for tax purposes, there are some uncertainties, particularly because the Secretary of Treasury has not yet issued permanent regulations that bear on this question. Current tax law generally excludes Death Benefits from the gross income of the beneficiary of a life insurance contract. However, your Death Benefit could be subject to income tax in certain instances, such as if transferred in accordance with a reportable policy sale. Your Death Benefit may also be subject to estate tax. In addition, you generally are not subject to taxation on any increase in the Contract value until it is withdrawn. Generally, you are taxed on surrender proceeds and the proceeds of any withdrawals only if those amounts, when added to all previous distributions, exceed the total premiums paid. Amounts received upon surrender or withdrawal (including any outstanding Contract loans) in excess of premiums paid are treated as ordinary income.
Special rules govern the tax treatment of life insurance policies that meet the definition of a Modified Endowment Contract under Section 7702A of the Internal Revenue Code. The Contract could be classified as a Modified Endowment Contract if premiums in amounts that are too large are paid or a decrease in the Basic Insurance Amount is made (or a rider removed). Under current tax law, pre-death distributions, including loans and assignments, are taxed less favorably (on a gain first basis) under Modified Endowment Contracts. Death Benefit payments under Modified Endowment Contracts, however, like Death Benefit payments under other life insurance contracts, generally are excluded from the gross income of the beneficiary.
Disclosure contained herein is based on current tax law and not intended as tax advice. Tax laws and interpretations are subject to change at any time, which may impact your Contract. You should consult your own tax adviser for complete information and advice.
Issuing Company – No company other than Pruco Life has any legal responsibility to pay amounts that Pruco Life owes under the Contract. You should look to the financial strength of Pruco Life for its claims-paying ability. Amounts allocated to the Index Strategies are held in a non-registered, non-insulated separate account. These assets are subject to the claims of the creditors of Pruco Life and the benefits provided under the Index Strategies are subject to the claims paying ability of Pruco Life.
Business Continuity Risks – The Company is also subject to risks related to disasters and other events, such as storms, earthquakes, fires, outbreaks of infectious diseases (such as COVID-19), utility failures, terrorist acts, political and social developments, and military and governmental actions. These risks are often collectively referred to as “business continuity” risks. These events could adversely affect the Company and our ability to conduct business and process transactions. Although the Company has business continuity plans, it is possible that the plans may not operate as intended or required and that the Company may not be able to provide required services, process transactions, deliver documents or calculate values. It is also possible that service levels may decline as a result of such events.
Cyber Security Risks – With the increasing use of technology and computer systems in general and, in particular, the internet to conduct necessary business functions, we are susceptible to operational, information security and related risks. These risks, which are often collectively referred to as “cyber security” risks, may include deliberate or malicious attacks, as well as unintentional events and occurrences. These risks are heightened by our offering of products with certain features, including those with automatic asset transfer or re-allocation strategies, and by our employment of complex investment, trading and hedging programs. Cyber security is generally defined as the technology, operations and related protocol surrounding and protecting a user’s computer hardware, network, systems and applications and the data transmitted and stored therewith. These measures ensure the reliability of a user’s systems, as well as the security, availability, integrity, and confidentiality of data assets. Deliberate cyber-attacks can include, but are not limited to, gaining unauthorized access (including physical break-ins and attempts to fraudulently induce employees, customers, or other users of these systems to disclose sensitive information in order to gain access) to computer systems in order to misappropriate and/or disclose sensitive or confidential information; deleting, corrupting or modifying data; and causing operational disruptions. Cyber-attacks may also be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of-service attacks on websites (in order to prevent access to computer networks). In addition to deliberate breaches engineered by external actors, cyber security risks can also result from the conduct of malicious, exploited or careless insiders, whose actions may result in the destruction, release or disclosure of confidential or proprietary information stored on an organization’s systems.
Ukraine-Russia Conflict Risk – The military invasion of Ukraine initiated by Russia in February 2022 and the resulting response by the United States and other countries have led to economic disruptions, as well as increased volatility and uncertainty in the financial markets. It is not possible to predict the ultimate duration and scope of the conflict, or the future impact on U.S. and global economies and financial markets. The performance of the Index(es) may be adversely affected.

DESCRIPTION OF THE INDEX STRATEGIES
Investing In the Index Strategies
Premium Allocations To the Index Strategies – Net premiums are allocated to your investment options pursuant to your premium allocation instructions, subject to restrictions when used in combination with certain riders or if you're enrolled in the Segment Maturity Allocation Program. See Segment Maturity Allocation Program below and Riders later in this prospectus for more detail. You may allocate up to 100% of your net premiums to the Index Strategies. Net premium allocation instructions are also used for any other amounts placed into the Contract Fund, such as loan repayments, interest credits on outstanding loans, and any Enhanced Disability Benefit payment.
Fixed Holding Accounts – Net premiums and other amounts allocated to the Index Strategies, or funds requested to be transferred to the Index Strategies, will be temporarily placed in a Fixed Holding Account corresponding to an Index Strategy on the effective date of the payment or requested transfer, prior to being transferred to the Index Strategy Segment(s) on the Monthly Transfer Date. Additionally, any portion of a maturing Segment allocated to the Index Strategies will also be placed in a Fixed Holding Account on the applicable Segment maturity date, prior to reallocation to the next Segment or another investment option per your instructions. Net premiums may not be directly allocated to the Fixed Holding Account, as it is only intended to temporarily hold the funds that are being allocated, or requested to be transferred, to a corresponding Index Strategy. Transfers out of a Fixed Holding Account may be requested. For more information, see Transfers And Restrictions On Transfers. Funds may be deducted from a Fixed Holding Account to pay monthly charges, withdrawals, or loans.
Amounts in the Fixed Holding Accounts are part of your Contract Fund. We guarantee that the part of the Contract Fund allocated to the Fixed Holding Accounts will accrue interest daily at an effective annual rate that we declare periodically, but not less than an effective annual rate of 1%. We are not obligated to credit interest at a rate higher than an effective annual rate of 1%, although we may do so.
Monthly Transfer Dates – Each month the current value of the Fixed Holding Accounts (including any interest earned) is transferred into new Segments for the Index Strategies you selected. This transfer occurs on the 15th day of each month and we may refer to it as the Segment start date. If the 15th of the month falls on a weekend or holiday, or any other time the New York Stock Exchange ("NYSE") is closed, the transfer to the Segments will process on the next business day, but we will use the last published Index Value preceding the start date. For example, October 15, 2022, falls on a Saturday, therefore, the transfer from the Fixed Holding Accounts to the Index Strategies would process on Monday, October 17, 2022, with a starting Index Value based on the closing Index Value from Friday, October 14, 2022.
We reserve the right to retain any funds in the Fixed Holding Accounts that were received into the Fixed Holding Accounts within two business days prior to a start date until the following start date. We will notify you in advance if we exercise this right.
Index Strategy Segments (“Segments”) – A new Index Strategy Segment may be created on each monthly Segment start date. Amounts transferred from the Fixed Holding Accounts are combined with any Designated Transfer amounts when creating new Segments. Segments may only be created on monthly start dates. At any given time, the value in the Index Strategies will be equal to the sum of the value in each Segment.
The Segment duration is the time-period allocated to each Index Strategy Segment. The term begins on the Segment start date and ends on the Segment maturity date. Segment durations are one (1) year.
Once a Segment is created its Index Growth Cap, Step Rate, Spread, Participation Rate, Buffer and Floor, as applicable, cannot be changed. No transfers may be requested out of a Segment prior to the Segment maturity date. Under certain circumstances, the Contract may require amounts to be transferred out of Segments prior to the maturity date(s). See IMPORTANT CONSIDERATIONS OF INVESTING IN THE INDEX STRATEGIES ON CONTRACT FUNCTIONS, FEATURES, AND RIDERS later in this prospectus.
Segment Maturity – Segments mature one year from the Segment start date on which they were created. If the 15th of the month falls on a weekend or holiday, or any other time the NYSE is closed, the Segment's maturity will be processed on the next business day, but we will use the last published Index Value preceding the Segment maturity date. Continuing with the example under Monthly Transfer Dates above, when the Index Interest is applied in October of 2023, it would be based on the closing Index Values from Friday, October 14, 2022, and Friday, October 13, 2023, since October 15, 2023, falls on a Sunday.
At Segment maturity, Index Interest may be applied. If your Contract lapses or terminates before the Segment maturity date, no Index Interest will be applied.
After the Contract is issued, you may submit maturing Segment allocation instructions that will direct the proceeds of maturing Segments to your chosen investment option(s), including the Fixed Rate Option, the Index Strategies, or Variable Investment Options, subject to the provisions of any optional Riders you have elected. The maximum amount that can be allocated annually to the Variable Investment Options from the Index Strategies is 25% of the maturity value of each Index Strategy Segment. This means that it may take years to exit the Index Strategies. In order to exit sooner, you would need to either take a withdrawal and incur partial surrender charges and taxes, enroll in a Segment Maturity Allocation Program (which would also take several years to exit and which prohibits allocations to the Index Strategies during that time), or allocate to the Fixed Rate Option (which is similarly restricted from allocating more than 25% to the Variable Investment Options).
If you elect the Extended Plus No-Lapse Guarantee option of the Lapse Protection Rider, your allocations are currently restricted to only the Index Strategies with a Buffer for the first ten (10) Contract Years. Allocation instructions must be in whole percentages totaling 100%. Your maturing Segment allocation instructions must be received in Good Order at our Service Office to become effective. By default, and unless maturing Segment allocation instructions are provided by you, 100% of a maturing Segment value will be allocated to the next available Segment of the same Index Strategy. Value from maturing Segments allocated to the Index

Strategies will be temporarily placed into the corresponding Fixed Holding Account on the Segment maturity date and included in the current monthly transfer process to establish a new Segment.
We reserve the right to delay the election of, or changes to, maturing Segment allocation instructions that are received within two business days prior to a monthly start date. We will notify you in advance if we exercise this right.
Segment Maturity Allocation Program – If you intend to reallocate the entire balance of your Index Strategies to the Variable Investment Options, you must schedule consecutive annual reallocations by enrolling in the Segment Maturity Allocation Program and following the instructions on our administrative form. The form can be requested by contacting your Pruco Life representative or our customer service office at 800-778-2255, Monday through Friday, 8:00 a.m. to 8:00 p.m., Eastern Time. While enrolled in this program, you will be prohibited from making any allocations to any Index Strategy and you will also be required to allocate the maximum allowable maturing Segment Value to the Variable Investment Options. If you have instructed us to make designated transfers, those instructions will terminate upon enrollment. It could take up to 35 months to complete the program. After this program, you may submit instructions to reallocate additional maturing Segment Values to the Variable Investment Option and you may provide new designated transfer instructions. If you have elected the Extended Plus No-Lapse Guarantee, you may not enroll in the Segment Maturity Allocation Program until the 11th Contract Year. Terms of this program are subject to change at our discretion.
Index – Each Index Strategy references an Index that determines the Index Return used to compute the Index Interest. When you allocate to an Index Strategy that is linked to the performance of an Index, you are not investing in the Index. We currently offer Index Strategies based on the S&P 500® Index Price Return, which is the S&P 500® Index excluding dividends. The S&P 500® Index is comprised of 500 stocks considered representative of the overall market. An Index is unmanaged and not available for direct investment. See Appendix B for important information about the Index.
Index Value – The Index Value on any date is the published value of the S&P 500® Index, excluding any dividends that may be paid by the firms that comprise the Index, as of the close of business on that date. If there is no published closing value for the Index on a Segment start date or a Segment maturity date, we will use the most recently published closing value for the Index.
Index Strategy Segment Base – The Index Strategy Segment Base is used in determining the value of an Index Strategy Segment prior to the Segment maturity date and the Index Interest applied on the Segment maturity date.
For the Index Strategies without a Buffer, at any point in time prior to a Segment’s maturity date, the Index Strategy Segment Base is the initial amount transferred to the Segment on the start date, less amounts withdrawn and/or deducted (including loans).
For the Index Strategies with a Buffer, at any point in time prior to a Segment’s maturity date, the Index Strategy Segment Base is the initial amount transferred to the Segment on the start date, less amounts withdrawn and/or deducted (including loans) in the same proportion that the amounts reduced the Interim Value for that Segment.
If the Index Strategy Segment Base is less than zero, we will consider it to be zero.
Index Interest – Index Interest may be applied on each Segment maturity date using the Index Strategy Segment Base, the Index Value on the Segment maturity date, the Index Value on the Segment start date, the Participation Rate, the Index Growth Floor, the Index Growth Cap, the Buffer, the Spread, and the Step Rate. The method we use to compute interest is shown in the examples that follow for each Index Strategy. Index Interest can be positive or negative.
Participation Rate – The Participation Rate is used in determining Index Interest for each Index Strategy Segment. Index Interest is limited to the Participation Rate multiplied by the Index Return, minus the Spread (if applicable). We will determine the Participation Rate for each Segment in advance. Once a Segment is created, its Participation Rate will not change. The Participation Rate applicable for any future Index Strategy Segment may change at our discretion. The Participation Rate for each Segment will not be lower than the guaranteed minimum Participation Rate for the Index Strategy. For more information, see Types Of Index Strategies.
Index Growth Floor (“Floor”) – Certain Index Strategies apply an Index Growth Floor, which is used in determining Index Interest for each Segment. Losses resulting from negative Index Returns are prevented by the Index Growth Floor. We will determine the Floor for each Segment in advance. Once a Segment is created, its Floor will not change. The Floor applicable for any future Segments may change at our discretion. The Floor for each Segment will not be lower than the guaranteed minimum Index Growth Floor for the Index Strategy. The Floor is not a guarantee against loss, as the deduction of Contract charges and fees could reduce the overall cash value of the Index Strategy Segment. For more information, see Types Of Index Strategies.
Index Growth Cap (“Cap”) – Certain Index Strategies apply an Index Growth Cap, which is used in determining Index Interest for each Segment. Gains resulting from positive Index Returns are limited by the Index Growth Cap. We will determine the Cap for each Segment in advance. Once a Segment is created, its Cap will not change. The Cap applicable for any future Segment may change at our discretion. The Cap for each Segment will not be lower than the guaranteed minimum Index Growth Cap for the Index Strategy. For more information, see Types Of Index Strategies.
Buffer – Certain Index Strategies apply a Buffer, which is used in determining Index Interest for each Segment. Losses resulting from negative Index Returns are limited by the Buffer. Any negative Index Return in excess of the Buffer reduces the value of the Contract Fund. We will determine the Buffer for each Segment in advance. Once a Segment is created, its Buffer will not change. The Buffer applicable for any future Index Strategy may change at our discretion. The Buffer for each Segment will not be lower than the guaranteed minimum Buffer for the Index Strategy. The guaranteed minimum Buffer that may be offered for a new Index Strategy is 5%. For more information, see Types Of Index Strategies.
Step Rate – Certain Index Strategies apply a Step Rate, which is used in determining Index Interest for each Segment. If the Index Return is zero or positive, we will credit interest in an amount at least equal to the Step Rate. We will determine the Step Rate for each Segment in advance. Once a Segment is created, its Step Rate will not change. The Step Rate applicable for any future

Segment may change at our discretion. The Step Rate for each Segment will not be lower than the guaranteed minimum Step Rate for the Index Strategy. For more information, see Types Of Index Strategies.
Spread – Certain Index Strategies apply a Spread, which is used in determining Index Interest for each Segment. Gains resulting from positive Index Returns are reduced by the Spread. We will determine the Spread for each Segment in advance. Once a Segment is created, its Spread will not change. The Spread applicable for any future Segment may change at our discretion. The Spread for each Segment will not be greater than the guaranteed maximum Spread for the Index Strategy. For more information, see Types Of Index Strategies.
Designated Transfers – To facilitate large premium payments intended for the Index Strategies, you may establish reoccurring, monthly transfers, called Designated Transfers, to the Index Strategies. This will allow for multiple Segments for each Index Strategy to be created, over time, from one (or more) premium payment. When you create a Designated Transfer, we move the dollar amount specified from the Fixed Rate Option to the elected Index Strategies on the Monthly Transfer Date. The amount of the Designated Transfer is combined with any amounts transferred from the corresponding Fixed Holding Accounts to form new Segments. You may choose to limit the number of monthly Designated Transfers to a set number of occurrences. Designated Transfers must be specified in dollar amounts (not percentages) and can be directed to one or more of the available Index Strategies. Designated Transfers may not originate from any of the Variable Investment Options. There is no minimum Designated Transfer dollar amount or number of occurrences.
If on any Monthly Transfer Date, the value in the Fixed Rate Option is less than the specified amount, we will transfer the full value of Fixed Rate Option to the designated Index Strategy(ies). Months where only a partial transfer or no transfer takes place because the Fixed Rate Option has insufficient value, or no value, will count against the number of months elapsed in your instructions. Your Designated Transfer instructions stay in effect until cancelled by you, are stopped by us due to certain situations described under Loans and Riders, you enroll in the Segment Maturity Allocation Program, or the requested number of monthly occurrences have been processed. If the Fixed Rate Option value is zero and the Designated Transfer instructions have not been cancelled, stopped, or expired, Designated Transfers will automatically resume when the Fixed Rate Option value is replenished. You may change the amount of the Designated Transfer at any time and your new instructions will take effect on the next Monthly Transfer Date.
Your request to change or cancel your Designated Transfer instructions must be received in Good Order at our Service Office to become effective. We reserve the right to postpone the effective date for one month of any request to add or change a Designated Transfer if the request is received within two business days of a monthly start date. We will notify you in advance if we exercise this right.
Types Of Index Strategies
The Contract offers multiple Index Strategies which provide Index Interest based on the performance of an underlying Index. Index Interest is the amount you receive on an Index Strategy Segment maturity date based on the Index Strategy Segment Base and the performance limitations imposed by the Index Strategy. The Index Interest may be positive or negative, which means you can lose Contract Fund value and prior earnings. You may allocate all or a portion of your premium payments or Contract Fund into one or more Index Strategies. The Index Strategies are not invested in any underlying Index. We do not guarantee any Index Interest will be applied to the Index Strategy Segments. There is a risk of loss of your investment with Buffered strategies because the Segment will participate in the negative Index Return in excess of the level of protection provided by the Buffers. There is also a risk of loss with the Capped with Floor Index Strategy if the Index Return is less than the Contract fees and charges assessed during the Segment.
We currently offer the following Index Strategies: Capped With Floor, Capped With Buffer, Enhanced Cap Rate With Spread And Buffer, Step Rate Plus with Buffer, and Dual Directional With Buffer. These Index Strategies are explained below. As a result of economic market conditions, or utilization of the Index Strategies, we reserve the right to add and remove Index Strategies at any time. Additions or removals would be effective with any newly issued contracts or upon reallocation for any existing Contract Owner. Index Strategy removals would not impact existing Contract Owners currently allocated to that Index Strategy prior to the maturity date(s) of any open Segment(s). Index Strategy reallocation instructions must be made via a form provided by us.
If you are allocating to an Index Strategy with an additional Premium Payment, please note that we reserve the right to limit, suspend or reject any additional Premium Payment at any time, but would do so only on a non-discriminatory basis.
Note Regarding Examples – The examples set forth below, as well as other examples found throughout this prospectus, are intended to illustrate how various features of the Contract work. These examples should not be considered a representation of past or future performance of any Index Strategies. Actual performance may be greater or less than those shown in the examples. Similarly, the percentage of Index Interest in the examples are not an estimate or guarantee of future Index performance. The Caps, Participation Rates, Step Rates, Buffers, Floor, and Spread for the Index Strategies shown in the following examples are for illustrative purposes only and may not reflect actual declared rates. In addition, values may be rounded for display purposes only.

Capped With Floor Index Strategy
■1 year S&P 500® Cap Rate 0% Floor option
The Capped With Floor Index Strategy offers potential for Index Interest up to an Index Growth Cap (“Cap”) and protects your Contract from losses through an Index Growth Floor (“Floor”). The Floor is 0% in all scenarios, which means that you will never lose your investment due to negative Index Returns.
The Index Growth Floor is the minimum rate of interest that will be applied to a given Segment and is used in determining the Index Interest for each Segment at maturity. When calculating the Index Interest, the Index Growth Floor is applied after the Participation Rate and before the Index Growth Cap.
The guaranteed minimum Index Growth Floor rate for the Capped with Floor Index Strategy is 0%. At Segment maturity, the Index Growth Floor will be applied when determining the Index Interest.
Although the floor provides protection against loss due to negative Index Returns, the deduction of Contract charges and fees could reduce the overall cash value of the Index Strategy.
The Index Growth Cap (“Cap”) is the maximum rate that may be credited to a Capped with Floor Index Strategy Segment. A different Cap may be declared for different Segments. The Capped with Floor Index Strategy is available in 1-year Segments.
If the Index Return multiplied by the Participation Rate is positive and equal to or greater than the Cap, then the percentage of Index Interest is equal to the Cap. If the Index Return multiplied by the Participation Rate is positive, but less than the Cap, the percentage of Index Interest is equal to the Index Return multiplied by the Participation Rate.
If the Index Return is equal to or less than the Floor, the percentage of Index Interest is equal to the Floor.
Hypothetical Example: how the Capped With Floor Index Strategy works

Assumptions: Cap (8%); Floor (0%); Participation Rate (100%)
Scenario 1: Positive Index Return of 4% is less than the Cap. Your percentage of Index Interest is 4%.	Scenario 2: Positive Index Return of 15% exceeds the Cap. Your percentage of Index Interest is 8% which is equal to the Cap.	Scenario 3: Flat Index Return of 0% is equal to the Floor. Your percentage of Index Interest is 0%.	Scenario 4: Negative Index Return of -5% is below the Floor. Due to the 0% floor, you are protected from loss and your percentage of Index Interest is 0%.

In the preceding hypothetical example the strategy's upside potential equals 100% of the Index Return up to an assumed Index Growth Cap of 8%. Downside protection is provided by the Floor where index losses below the Floor are protected.
The Cap, Participation Rate and Floor apply to a Segment for the duration of the Segment. We will declare new rates for each subsequent Segment.
Subsequent Caps may be higher or lower than previously declared Caps but will never be less than the guaranteed minimum Index Growth Cap. Subsequent Caps may differ from the Caps used for new contracts or for other contracts issued at different times. We will determine new Caps on a basis that does not discriminate unfairly within any class of contracts. The guaranteed minimum Index Growth Cap equals 2.00% for a one-year Segment.

The Participation Rate applicable for any future Index Strategy Segment may change at our discretion. The Participation Rate for each Segment will not be lower than the guaranteed minimum Participation Rate. The guaranteed minimum Participation Rate is 100%.
Capped With Buffer Index Strategy
■1 Year S&P 500® Cap Rate 10% Buffer option
■1 Year S&P 500® Cap Rate 15% Buffer option
The Capped with Buffer Index Strategy offers potential for Index Interest up to an Index Growth Cap (“Cap”) and provides a level of downside protection through a Buffer.
The Index Growth Cap (“Cap”) is the maximum rate that may be credited to a Capped with Buffer Index Strategy Segment at maturity. Cap Rates may vary by Buffer option. A different Cap may be declared for different Segments. The Capped with Buffer Index Strategy is available in 1-year Segments.
The Buffer is the level of protection from negative Index Return applied to amounts allocated to a Segment on the maturity date. Any negative Index Return in excess of the Buffer reduces the maturity value of the Contract Fund allocated to the Segment. This Index Strategy provides an option with a 10% Buffer and a 15% Buffer.
If the Index Return multiplied by the Participation Rate is positive and equal to or greater than the Cap, then the percentage of Index Interest is equal to the Cap. If the Index Return multiplied by the Participation Rate is positive, but less than the Cap, the percentage of Index Interest is equal to the Index Return multiplied by the Participation Rate.
If the Index Return is zero or negative, but less than or equal to the Buffer, the percentage of Index Interest is 0%. Otherwise, the percentage of Index Interest is equal to the negative Index Return in excess of the Buffer. The Participation Rate does not apply when the Index Return is negative.
Hypothetical Example: how the Capped With Buffer Index Strategy works

Assumptions: Cap (12%); Buffer (10%); Participation Rate (100%)
Scenario 1: Positive Index Return of 4% is less than the Cap. Your percentage of Index Interest is 4%.	Scenario 2: Positive Index Return of 20% exceeds the Cap. Your percentage of Index Interest is 12%, which is equal to the Cap.	Scenario 3: Negative Index Return of -4% is within the Buffer. Due to the 10% Buffer, you are protected from loss and your percentage of Index Interest is 0%.	Scenario 4: Negative Index Return of -12% exceeds the Buffer. The Buffer protects you from the first -10% of loss, so your percentage of Index Interest is -2%.

In the preceding hypothetical example the strategy's upside potential equals 100% of the Index Return up to an assumed Index Growth Cap of 12%. Partial downside protection is provided through the Buffer where index losses within the Buffer are protected. Index losses that exceed the Buffer will result in a loss of value to the Contract Fund.
The Cap and Participation Rate applies to a Segment for the duration of the Segment. We will declare new rates for each subsequent Segment.

Subsequent Caps may be higher or lower than previously declared Caps but will never be less than the guaranteed minimum Index Growth Cap. Subsequent Caps may differ from the Caps used for new contracts or for other contracts issued at different times. We will determine new Caps on a basis that does not discriminate unfairly within any class of contracts. The guaranteed minimum Index Growth Cap for the 10% Buffer option equals 5% for a one-year Segment. The guaranteed minimum Index Growth Cap for the 15% Buffer option equals 4% for a one-year Segment.
The Participation Rate applicable for any future Index Strategy Segment may change at our discretion. The Participation Rate for each Segment will not be lower than the guaranteed minimum Participation Rate. The guaranteed minimum Participation Rate for both the 10% Buffer option and 15% Buffer option is 100%.
Hypothetical Example: how the Capped With Buffer Index Strategy works in negative Index Return scenarios
Partial downside protection is provided through the Buffer where Index losses within the Buffer are protected. Index losses that exceed the Buffer will result in a loss of value to the Contract Fund. The following hypothetical example demonstrates how the Buffer functions in scenarios where the Index Return is negative at Segment maturity.

	Scenario 3: Negative Return Within Buffer	Scenario 4: Negative Return Exceeds Buffer
Index Strategy option	1 Year Cap Rate With 10% Buffer	1 Year Cap Rate With 10% Buffer
Index Value at Segment Start Date	1,569	1,506
Index Value at Segment End Date	1,506	1,325
Index Return	-4% ((1506-1569)/1569)	-12% ((1325-1506)/1506)
Buffer	10%	10%
Percentage of Index Interest	0%	-2%
Index Strategy Segment Base	$100,000	$100,000
Index Strategy Segment Base Upon Segment Maturity†	$100,000	$98,000 ($100,000-$2,000)
Explanation on how the Buffer was applied	Because the Buffer protects against the first 10% of the loss, no negative Index Interest is applied to the Index Strategy Segments.	Because the Buffer provides protection from the first 10% of the loss, the Index Strategy Segment only experiences a 2% loss (-12% Index Return + 10% Buffer = -2%). -2% * $100,000 (Index Strategy Base Upon Segment Maturity) = -$2,000 (Index Interest).
†In this example Contract charges did not come from Index Strategies. Segment values will be reduced when value needs to be deducted from a Segment to cover charges and expenses. Also assumes no loans or withdrawals.

Scenario 3: Negative Index Return of -4% is within the Buffer. Due to the 10% Buffer, you are protected from loss and your percentage of Index Interest is 0%.	Scenario 4: Negative Index Return of -12% exceeds the Buffer. The Buffer protects you from the first -10% of loss, so your Index Interest is -2%.

Enhanced Cap Rate With Spread And Buffer Index Strategy
■1 Year S&P 500® Enhanced Cap Rate 10% Buffer option
■1 Year S&P 500® Enhanced Cap Rate 15% Buffer option
The Enhanced Cap Rate With Spread And Buffer Index Strategy offers potential for higher Index Interest through a higher Cap Rate in exchange for a Spread, which reduces a percentage of the positive Index Return. This strategy also provides a level of downside protection through a Buffer.
The Index Growth Cap (“Cap”) is the maximum rate that may be credited to an Enhanced Cap Rate With Spread And Buffer Index Strategy Segment at maturity. A different Cap may be declared for different Segments. The Cap may vary by Buffer option. The Capped with Buffer Index Strategy is available in 1-year Segments.
The Spread is a percentage that reduces positive Index Return. On the Index Strategy Segment maturity date, the Spread reduces the percentage of positive Index Returns used in the calculation of Index Interest that may be applied. The Spread may vary by Buffer option.
The Buffer is the percentage of protected negative Index Return applied to amounts allocated to a Segment on the maturity date. Any negative Index Return in excess of the Buffer reduces the maturity value of the Contract Fund allocated to the Segment. This Index Strategy provides an option with a 10% Buffer and a 15% Buffer.
A higher Cap does not guarantee you will receive a higher amount of Index Interest, because interest crediting for the Enhanced Cap Rate With Spread and Buffer Index Strategy depends on the applicable Cap, Spread and Index Return. There is no guarantee that the Enhanced Cap Rate With Spread and Buffer Index Strategy will outperform any other available Index Strategy and may underperform available Index Strategies due to the application of the Spread.
If the Index Return multiplied by the Participation Rate is positive and greater than or equal to the Cap plus the Spread, the percentage of Index Interest is equal to the Cap.
If the Index Return multiplied by the Participation Rate (“the result”) is positive and greater than the Spread, but less than the Cap Rate plus the Spread, the percentage of Index Interest is equal to the result minus the Spread.
If the Index Return multiplied by the Participation Rate is greater than or equal to zero, and less than or equal to the Spread, the percentage of Index Interest is 0%.
The Spread and Participation Rate do not apply when Index Return is zero or negative.
If the Index Return is negative, but less than or equal to the Buffer, the percentage of Index Interest is 0%. Otherwise, the percentage of Index Interest is equal to the negative Index Return in excess of the Buffer.

Hypothetical Example: how the Enhanced Cap Rate With Spread And Buffer Index Strategy works in positive Index Return scenarios

Assumptions: Cap (30%); Spread (2%); Buffer (10%); Participation Rate (100%).
Scenario 1: The Index Return is 35%, which is greater than the Cap plus Spread, the Index Interest is 30% which is equal to the cap.	Scenario 2: The Index Return is 15%, which is less than the Cap plus Spread, the Index Interest would be 13%, which is equal to the Index Return minus the Spread.	Scenario 3: The Index Return is 1%, an amount greater than zero, but less than the Spread, the Index Interest would be 0%.

40
35
30
25
20
15
10
5
0
30% Cap
35%
30%
15%
2% Spread
13%
2% Spread
1%
0%
Index Return
Index Interest (Strategy Return)

Hypothetical Example: how the Enhanced Cap Rate With Spread And Buffer Index Strategy works in negative Index Return scenarios
Index losses that exceed the Buffer will result in a loss of value to the Contract Fund. The following hypothetical example demonstrates how the Buffer functions in scenarios where the Index Return is negative and exceeds the Buffer at Segment maturity.

	Scenario 4: Negative Return Within Buffer	Scenario 5: Negative Return Exceeds Buffer
Index Strategy option	1 Year Enhanced Cap Rate With 10% Buffer	1 Year Enhanced Cap Rate With 10% Buffer
Index Value at Segment Start Date	1569	1506
Index Value at Segment End Date	1491	1280
Index Return	-5% ((1491-1569)/1569)	-15% ((1280-1506)/1506)
Buffer	10%	10%
Percentage of Index Interest	0%	-5%
Index Strategy Segment Base	$100,000	$100,000
Index Strategy Segment Base Upon Segment Maturity†	$100,000	$95,000 ($100,000 - $5,000)
Explanation on how the Buffer was applied	Because the Buffer protects against the first 10% of the loss, no negative Index Interest is applied to the Index Strategy Segments.	Because the Buffer provides protection from the first 10% of the loss, the Index Strategy Segment only experiences a 5% loss (-15% Index Return + 10% Buffer = -5%). -5% * $100,000 (Index Strategy Base Upon Segment Maturity) = -$5,000 (Index Interest).
†In this example Contract charges did not come from Index Strategies. Segment values will be reduced when value needs to be deducted from a Segment to cover charges and expenses. Also assumes no loans or withdrawals.

Assumptions: Cap (30%); Spread (2%); Buffer (10%); Participation Rate (100%).
Scenario 4: The Index Return is -5%, an amount within the Buffer, the Index Interest would be 0%.	Scenario 5: The Index Return is -15%, an amount that exceeds the Buffer, the Index Interest would be -5%.

In the preceding hypothetical examples the strategy's upside potential equals 100% of the Index Return up to an assumed Index Growth Cap of 30%, minus the Spread of 2%. Partial downside protection is provided by the Buffer where index losses within the Buffer are protected. Index losses that exceed the Buffer will result in a loss of value to the Contract Fund.
The Cap, Participation Rate, Spread and Buffer apply to a Segment for the duration of the Segment. We will declare new rates for each subsequent Segment.
Subsequent Caps and/or Spreads may be higher or lower than the initial Cap and/or Spread but will never be less than the guaranteed minimum Index Growth Cap or greater than the guaranteed maximum Spread. Subsequent Caps and/or Spreads may differ from the Cap and/or Spreads used for new contracts or for other contracts issued at different times. We will determine new Caps and Spreads on a basis that does not discriminate unfairly within any class of contracts. The guaranteed minimum Index Growth Cap varies by Buffer option. The Guaranteed Minimum Index Growth Cap for the 10% Buffer option equals 5% for a one-year Segment. The Guaranteed Minimum Index Growth Cap for the 15% Buffer option equals 4% for a one-year Segment. The guaranteed maximum Spread for both the 10% and 15% Buffer options, for a one-year segment, equals 2%.
The Participation Rate applicable for any future Index Strategy Segment may change at our discretion. The Participation Rate for each Segment will not be lower than the guaranteed minimum Participation Rate. The guaranteed minimum Participation Rate for both the 10% Buffer option and 15% Buffer option is 100%.
Step Rate Plus With Buffer Index Strategy
■1 year S&P 500® Step Rate Plus 10% Buffer option
The Step Rate Plus With Buffer Index Strategy offers upside potential for higher Index Interest that is not limited by an Index Growth Cap (“Cap”), in exchange for a lower Participation Rate, which is used to limit Index Interest. This Strategy also offers a level of downside protection through a Buffer.
When the Index Return is zero or positive, the Step Rate is the minimum percentage of Index Interest that would be applied at maturity. The Participation Rate used in the Step Rate Plus with Buffer Index Strategy is the percentage of an Index Return that may be credited if the Index Return multiplied by the Participation Rate exceeds the Step Rate at maturity. A Participation Rate only applies when the Index Return is positive and the application of the Participation Rate results in a percentage of an Index Return that is greater than the Step Rate. The Step Rate Plus with Buffer Index Strategy is available in 1-year Segments.
The Buffer is the level of protection from negative Index Return applied to a Segment on the maturity date. Any negative Index Return in excess of the Buffer reduces the maturity value of the Contract Fund allocated to the Segment. This Index Strategy provides a 10% Buffer.
If the Index Return is zero or positive, the percentage of Index Interest is equal to the greater of (a) the Index Return multiplied by the Participation Rate and (b) the Step Rate. If the Index Return is negative, but less than or equal to the Buffer, the percentage of

Index Interest is 0%. Otherwise, the Index Interest is equal to the negative Index Return in excess of the Buffer. The Participation Rate does not apply when the Index Return is negative.
Hypothetical Example: how the Step Rate Plus With Buffer Index Strategy works in positive Index Return scenarios

Upside potential – When the Index Return multiplied by the Participation Rate is zero or positive the Index Interest will be the greater of the Step Rate or the Index Return multiplied by the Participation Rate.
Assumptions: Step Rate (6%); Buffer (10%); Participation Rate (90%).

Scenario 1: The Index Return is 4%. Your percentage of Index Interest is the greater of the 6% Step Rate or 90% participation in the 4% Index Return, which is 3.6%. Your Index Interest is 6%.	Scenario 2: The Index Return is 20%. Your percentage of Index Interest is the greater of the 6% Step Rate or 90% participation in the 20% Index Return, which is 18%. Your Index Interest is 18%.	Scenario 3: The Index Return is 6.5%. Your percentage of Index Interest is the greater of the 6% Step Rate or 90% participation in the 6.5% Index Return, which is 5.85%. Your Index Interest is 6%.

Hypothetical Example: how the Step Rate Plus With Buffer Index Strategy works in negative Index Return scenarios
Partial downside protection is provided through the Buffer where Index losses within the Buffer are protected. Index losses that exceed the Buffer will result in a loss of value to the Contract Fund. The following hypothetical example demonstrates how the Buffer functions in scenarios where the Index Return is negative at Segment maturity.

	Scenario 4: Negative Return Within Buffer	Scenario 5: Negative Return Exceeds Buffer
Index Strategy option	1 Year Step Rate With 10% Buffer	1 Year Step Rate With 10% Buffer
Index Value at Segment Start Date	1,569	1,506
Index Value at Segment End Date	1,506.00	1,249.00
Index Return	-4% ((1506-1569)/1569)	-17% ((1249-1506)/1506)
Buffer	10%	10%
Percentage of Index Interest	0%	-7%
Index Strategy Segment Base	$100,000	$100,000
Index Strategy Segment Base Upon Segment Maturity†	$100,000	$93,000 ($100,000-$7,000)
Explanation on how the Buffer was applied	Because the Buffer protects against the first 10% of the loss, no negative Index Interest is applied to the Index Strategy Segments.	Because the Buffer provides protection from the first 10% of the loss, the Index Strategy Segment only experiences a 7% loss (-17% Index Return + 10% Buffer = -7%). -7% * $100,000 (Index Strategy Base Upon Segment Maturity) = -$7,000 (Index Interest)
†In this example Contract charges did not come from Index Strategies. Segment values will be reduced when value needs to be deducted from a Segment to cover charges and expenses. Also assumes no loans or withdrawals.

Assumptions: Step Rate (6%); Buffer (10%); Participation Rate (90%).
Scenario 4: Negative Index Return of -4% is within the Buffer. Due to the 10% Buffer, you are protected from loss and your percentage of Index Interest is 0%.	Scenario 5: Negative Index Return of -17% exceeds the Buffer. The Buffer protects you from the first -10% of loss, so your percentage of Index Interest is -7%.

There is no maximum amount of Index Interest with the Step Rate Plus with Buffer Index Strategy, although the Index Interest will be limited by the Participation Rate. The Step Rate and Participation Rate apply to a Segment for the duration of the Segment. We will declare a new Step Rate and Participation Rate for each subsequent Segment.
Subsequent Step Rates and Participation Rates may be higher or lower than previously declared Step Rates and Participation Rates, but will never be less than the guaranteed minimum Step Rate and guaranteed minimum Participation Rate. The guaranteed minimum Step Rate equals 1%. The guaranteed minimum Participation Rate is 60%. Subsequent Step Rates and Participation Rates may differ from the Step Rates and Participation Rates used for new Contracts or for other Contracts issued at different times. We will determine new Step Rates and Participation Rates on a basis that does not discriminate unfairly within any class of Contracts.
Dual Directional With Buffer Index Strategy
■1 year S&P 500® Dual Directional 10% Buffer option
■1 Year S&P 500® Dual Directional 15% Buffer option
The Dual Directional with Buffer Index Strategy offers potential for Index Interest up to an Index Growth Cap (“Cap”) when Index Returns are positive, and offers potential for positive Index Interest even when Index Returns are negative, as long as the negative Index Return is equal to or within the Buffer.
The Index Growth Cap (“Cap”) is the maximum rate that may be credited to a Dual Directional with Buffer Index Strategy Segment at maturity when the Index Return is positive. A different Cap may be declared for different Segments. The Cap Rate may vary by the Buffer option. The Dual Directional With Buffer Index Strategy is available in 1-year segments.
The Buffer is the percentage of protected negative Index Return applied to amounts allocated to a Segment on the maturity date. Any negative Index Return in excess of the Buffer reduces the maturity value of the Contract Fund allocated to the Segment. This Index Strategy provides options with a 10% Buffer and a 15% Buffer.
The Dual Directional with Buffer Index Strategy provides (i) a percentage of Index Interest equal to the Index Return up to a Cap Rate when the Index Return is positive and (ii) a percentage of Index Interest equal to the absolute value of the Index Return, not limited by a Cap Rate, when the Index Return is negative and equal to or within the Buffer. The absolute value of the Index Return is the value without regard to the mathematical sign (positive or negative) of the Index Return.
If the Index Return multiplied by the Participation Rate is positive and equal to or greater than the Cap, then the percentage of Index Interest is equal to the Cap.
If the Index Return multiplied by the Participation Rate is zero or positive, but less than the Cap Rate, the percentage of Index Interest is equal to the Index Return.
If the Index Return is negative, but less than or equal to the Buffer:

•The percentage of Index Interest will be the absolute value (without regard to the mathematical sign (positive or negative)) of the Index Return. This means a positive percentage of Index Interest can be applied to your Contract even when the Index Return is negative.
•Index Interest is not limited by the Cap Rate. The percentage of Index Interest will be greater than the Cap Rate when the Buffer level is greater than the Cap Rate, and the absolute value of the Index Return exceeds the Cap Rate.
If the Index Return negative and is greater than the Buffer:
•The percentage of Index Interest is equal to the negative Index Return in excess of the Buffer.
•Any negative Index Return in excess of the Buffer reduces the maturity value of the Contract Fund allocated to the Segment.
•The Participation Rate does not apply when the Index Return is negative.
Hypothetical Example: how the Dual Directional With Buffer Index Strategy works in positive Index Return scenarios

Assumptions: Cap Rate (12%); Buffer (10%); Participation Rate (100%).
Scenario 1: The Index Return is 5%, which is less than the Cap Rate. Your Index Interest is 5%.	Scenario 2: The Index Return is 15%, which is greater than the Cap Rate, the Index Interest would be 12%, which is equal to the Cap Rate.

Hypothetical Example: how the Dual Directional With Buffer Index Strategy works in negative Index Return scenarios
Index losses that exceed the Buffer will result in a loss of value to the Contract Fund. The following hypothetical example demonstrates how the Buffer functions in scenarios where the Index Return is negative and exceeds the Buffer at Segment maturity.

	Scenario 3: Negative Return Within Buffer	Scenario 4: Negative Return Equal to Buffer	Scenario 5: Negative Return Exceeds Buffer
Index Strategy option	1 Year Dual Directional With 10% Buffer	1 Year Dual Directional With 10% Buffer	1 Year Dual Directional With 10% Buffer
Index Value at Segment Start Date	1569	1673	1506
Index Value at Segment End Date	1443	1506	1280
Index Return	-8% ((1443-1569)/1569)	-10% ((1506-1673)/1673)	-15% ((1280-1506)/1506)
Buffer	10%	10%	10%
Percentage of Index Interest	8%	10%	-5%
Index Strategy Segment Base	$100,000	$100,000	$100,000
Index Strategy Segment Base Upon Segment Maturity†	$108,000 ($100,000 + $8,000)	$110,000 ($100,000 + $10,000)	$95,000 ($100,000 - $5,000)
Explanation on how the Buffer was applied	The Buffer reverses the first 10% of the loss, so positive Index Interest is applied to the Index Strategy Segment	The Buffer reverses the first 10% of the loss, so positive Index Interest is applied to the Index Strategy Segment even if the Cap Rate is a lower amount (e.g. 6%)	Because the Buffer provides protection from the first 10% of the loss, the Index Strategy Segment only experiences a 5% loss (-15% Index Return + 10% Buffer = -5%). -5% * $100,000 (Index Strategy Base Upon Segment Maturity) = -$5,000 (Index Interest).
†In this example Contract charges did not come from Index Strategies. Segment values will be reduced when value needs to be deducted from a Segment to cover charges and expenses. Also assumes no loans or withdrawals.

Assumptions: Cap Rate (12%); Buffer (10%); Participation Rate (100%).
Scenario 3: The Index Return is -8%, an amount within the Buffer, the Index Interest would be 8%.	Scenario 4: The Index Return is -10%, an amount equal to the Buffer, the Index Interest would be 10%.	Scenario 5: The Index Return is -15%, an amount that exceeds the Buffer, the Index Interest would be -5%

In the preceding hypothetical examples, the strategy's upside potential equals 100% of the Index Return up to an assumed Index Growth Cap of 12%. Index losses equal to or less than the 10% Buffer result in positive Index Interest. Index losses that exceed the Buffer will result in a loss of value to the Contract Fund.

The Cap and Participation Rate applies to a Segment for the duration of the Segment. We will declare new rates for each subsequent Segment.
Subsequent Cap Rates may be higher or lower than the initial Cap Rate but will never be less than the Guaranteed Minimum Cap Rate. Subsequent Cap Rates may differ from the Cap Rates used for new contracts or for other contracts issued at different times. We will determine new Cap Rates on a basis that does not discriminate unfairly within any class of contracts. The guaranteed minimum Index Growth Cap for both the 10% Buffer Level and 15% Buffer options equals 1% for a one-year segment.
The Participation Rate applicable for any future Index Strategy Segment may change at our discretion. The Participation Rate for each Segment will not be lower than the guaranteed minimum Participation Rate. The guaranteed minimum Participation Rate for both the 10% Buffer option and 15% Buffer option is 100%.
Valuing Your Investment And Interim Value Of Index Strategy Segments
Processing and Valuing Transactions – Pruco Life is generally open to process financial transactions on those days that the New York Stock Exchange (NYSE) is open for trading. There may be circumstances where the NYSE does not open on a regularly scheduled date or time or closes at an earlier time than scheduled (normally 4:00 p.m. Eastern Time). Generally, financial transactions received in Good Order before the close of regular trading on the NYSE will be processed according to the value next determined following the close of business. Financial transactions received on a non-business day or after the close of regular trading on the NYSE will be processed based on: (1) the value next computed on the next Valuation Day for Variable Investment Options, or (2) the value determined using the last published Index Value for Index Strategies.
We will not process any financial transactions involving purchase or redemption orders on days that the NYSE is closed. Pruco Life will also not process financial transactions involving purchase or redemption orders or transfers on any day that:
a.trading on the NYSE is restricted;
b.an emergency, as determined by the SEC, exists making redemption or valuation of securities held in the Separate Account impractical;
c.the SEC, by order, permits the suspension or postponement for the protection of security holders; or
d.the applicable Index Value is not published.
In certain circumstances, we may need to correct the processing of an order. In such circumstances, we may incur a loss or receive a gain depending upon the price of the security when the order was executed and the price of the security when the order is corrected. With respect to any gain that may result from such order correction, we will retain any such gain as additional compensation for these correction services. We will also bear any loss that may result from such order correction and your Contract values will not be negatively impacted.
Interim Value Of Index Strategies With a Buffer – On each Valuation Day during the year, other than Segment start date(s) and Segment maturity date(s), each Index Strategy with a Buffer is valued using an Interim Value. When we discuss Interim Value, it is only in relation to Index Strategies that offer a Buffer. Interim Value is not calculated for the Index Strategy(ies) with an Index Growth Floor. The Interim Value is used to calculate amounts available for withdrawal, loan, surrender, transfer, payment of a death claim, or payment of Contract fees and charges before the Segment maturity date. The Interim Value also is used to determine how much the Index Strategy Segment Base will be reduced after a deduction, transfer, charge, or withdrawal.
The Interim Value is also included in the value of the Contract Fund and Cash Surrender Value to reflect the amount in the applicable Segment prior to the maturity date. The Interim Value reflects the value of each Segment of an Index Strategy with a Buffer taking into account the current price of the underlying Index, the time remaining until the Segment maturity date, and the current value of the investments we have made to fund our obligations under the Index Strategy Segment. The Interim Value is an estimate of the current value of fixed income and derivative instruments we could purchase to assure our ability to meet our obligations to the Contract Owner at a Segment maturity date. We use a portfolio of fixed income instruments and derivatives to replicate our obligations to calculate Index Interest for the Index Strategy Segments. These derivatives are valued using the Black-Scholes Model. There are many external factors that may impact the Interim Value including changes in the Indices, changes in the interest rate environment, and volatility.
The Interim Value assesses the fair value of the assets allocated to an Index Strategy Segment (Index Strategy Segment Base) plus the current value of the portfolio of options utilized to replicate the performance of these Index Strategy Segments.
The Interim Value for the applicable Index Strategy Segment is equal to (1) + (2) where:
(1) is the fair value of the Index Strategy Segment Base on the Valuation Day the Interim Value is calculated.
(2) is the current value of replicating the portfolio of options on the Valuation Day the Interim Value is calculated.
1.The fair value of the Index Strategy Segment Base is meant to represent the market value of the investments supporting each Index Strategy Segment.
2.Current value of replicating the portfolio of options – We utilize a fair market value methodology to value replicating the portfolio of options that support this product.
For each Index Strategy Segment, we solely designate and value options, each of which is tied to the performance of the Index associated with the Index Strategy. We use derivatives to provide an estimate of the gain or loss on the Index Strategy Segment Base that could occur at the end of the Index Strategy Segment Duration. This estimate also reflects the impact of the Index Growth Cap, Participation Rate, Step Rate, Spread, and Buffer at the end of the Index Strategy Segment as well as the estimated cost of exiting the replicating options prior to the Index Strategy Segment maturity date. The valuation of the options is based on standard methods for valuing derivatives and based on inputs from third party vendors. The methodology used to value these options is determined solely by us and may vary, higher or lower, from other estimated valuations or the actual selling price of identical derivatives. Any variance between our estimated fair value price and other estimated or actual prices may be different from Index Strategy type to Index Strategy type and may also change from day to day.
See Appendix A for additional information regarding the Interim Value calculation.
The following hypothetical example assumes no deductions from the Segments and also uses one day market data for calculating the fair value and the option value during the start of the Segment, at 9 months into the Segment, and at maturity. Years (12 months) are assumed to have 365 days.

Net Premium Payment: $150,000
Allocated to:	Amount Invested:	Participation Rate:	Index Growth Cap Rate / {Step Rate}:	Spread:	Buffer:
20% 1-Year Capped with Floor	$30,000	100%	7%	N.A.	N.A.
20% 1-Year Capped with Buffer	$30,000	100%	20%	N.A.	10%
20% 1-Year Enhanced Cap Rate with Spread & Buffer	$30,000	100%	25%	2%	10%
20% 1-Year Step Rate Plus with Buffer	$30,000	90%	{6%}	N.A.	10%
20% 1-Year Dual Directional with Buffer	$30,000	100%	12%	N.A.	10%

On the Index Strategy Segment Start Date

Index Strategy	Capped With Floor	Capped With Buffer	Enhanced Cap Rate With Spread & Buffer	Step Rate Plus With Buffer	Dual Directional With Buffer
Index Strategy Segment Duration (in months)	12	12	12	12	12
Months elapsed since Segment Start Date	0	0	0	0	0
Buffer	N/A	10%	10%	10%	10%
Starting Index Value	1,000	1,000	1,000	1,000	1,000
Index Strategy Segment Base	$30,000	$30,000	$30,000	$30,000	$30,000

Index Return Is Negative — Value At 9 Months

Index Strategy	Capped With Floor	Capped With Buffer	Enhanced Cap Rate With Spread & Buffer	Step Rate Plus With Buffer	Dual Directional With Buffer
Months Elapsed since Segment Start Date	9	9	9	9	9
Months Remaining in Segment Duration	3	3	3	3	3
Index Value on Calculation Date	800	800	800	800	800
Index Return on Calculation Date	-20%	-20%	-20%	-20%	-20%
1. Fair Value of Index Strategy Segment Base	N/A	$29,882.26	$29,920.23	$29,534.20	$29,698.40
2. Options Value	N/A	-$3,082.40	-$3,078.47	-$3,082.08	-$2,723.13
Interim Value for each Index Strategy Segment (1+2)	N/A	$26,799.87	$26,841.76	$26,755.14	$27,200.85
Interim Value	$30,000	$26,799.87	$26,841.76	$26,755.14	$27,200.85

Index Return Is Negative — Value At Segment Maturity

Index Strategy	Capped With Floor	Capped With Buffer	Enhanced Cap Rate With Spread & Buffer	Step Rate Plus With Buffer	Dual Directional With Buffer
Months Elapsed since Segment Start Date	12	12	12	12	12
Months Remaining in Segment Duration	0	0	0	0	0
Index Value on Calculation Date	800	800	800	800	800
Index Return on Calculation Date	-20%	-20%	-20%	-20%	-20%
Percentage of Index Interest	0%	-10%	-10%	-10%	-10%
Index Interest	$0	$-3,000	$-3,000	$-3,000	$-3,000
Maturity Value (Segment Base + Index Interest)	$30,000	$27,000	$27,000	$27,000	$27,000

Index Return Is Positive — Value At 9 Months

Index Strategy	Capped With Floor	Capped With Buffer	Enhanced Cap Rate With Spread & Buffer	Step Rate Plus With Buffer	Dual Directional With Buffer
Months Elapsed since Segment Start Date	9	9	9	9	9
Months Remaining in Segment Duration	3	3	3	3	3
Index Value on Calculation Date	1,200	1,200	1,200	1,200	1,200
Index Return on Calculation Date	20%	20%	20%	20%	20%
1. Fair Value of Index Strategy Segment Base	N/A	$29,532.88	$29,683.52	$29,534.20	$29,698.40
2. Options Value	N/A	$4,799.73	$5,152.60	$5,455.63	$3,225.01
Interim Value for Each Index Strategy Segment (1+2)	N/A	$34,681.99	$35,072.83	$35,292.85	$33,148.99
Interim Value	$30,000	$34,681.99	$35,072.83	$35,292.85	$33,148.99

Index Return Is Positive — Value At Segment Maturity

Index Strategy	Capped With Floor	Capped With Buffer	Enhanced Cap Rate With Spread & Buffer	Step Rate Plus With Buffer	Dual Directional With Buffer
Months Elapsed since Segment Start Date	12	12	12	12	12
Months Remaining in Segment Duration	0	0	0	0	0
Index Value on Calculation Date	1,200	1,200	1,200	1,200	1,200
Index Return on Calculation Date	20%	20%	20%	20%	20%
Percentage of Index Interest	7%	20%	18%	18%	12%
Index Interest	$2,100	$6,000	$5,400	$5,400	$3,600
Maturity Value (Strategy Base + Index Interest)	$32,100	$36,000	$35,400	$35,400	$33,600
Managing Your Account Value
Unless required by the terms of the Contract, which includes any riders you have elected, you may not transfer Contract Funds out of an Index Strategy Segment prior to its maturity date.
You may transfer Contract Funds between Variable Investment Options at any time, subject to any transfer limitations described in your Contract’s prospectus. On each Segment maturity date, subject to any allocation restrictions (described in the table below), you may reallocate Contract Funds allocated to Variable Investment Options, the Fixed Rate Option, and any Index Strategy Segment that has reached its maturity date into any available Index Strategy.
Upon receipt of your instructions in Good Order for reallocation of Contract Funds to or from an Index Strategy, we will process the reallocation on the next Segment start date. If we do not receive instructions from you in Good Order prior to the Segment start date, the value of the Contract Fund in any Index Strategy Segment that has reached the Segment maturity date will automatically be allocated to the next Segment of the same Index Strategy or to your last known instructions we have on file. If the same Index Strategy is no longer available, the value of the Contract Fund in any Index Strategy Segment that has reached the Segment maturity date will automatically be allocated to the Fixed Rate Option.

The table below shows when transfers among the investment options are permitted. If you submit a claim under the Chronic Illness Option of the BenefitAccess Rider or exercise the Overloan Protection Rider, you will be subject to additional transfer restrictions and we will apply the Interim Value to any transfers from the Index Strategy Segment before the Segment maturity date. See Riders for more detail.

From Account	To Account	When Allocation Can Occur
Variable Investment Option	Variable Investment Option or Fixed Rate Option	Any Business Day (subject to annual limit(1))
Variable Investment Option or Fixed Rate Option	Index Strategy Segment (including Fixed Holding Account)	Allocations can move to the Fixed Holding Account on any Business Day, then to the Index Strategy Segment on the next available start date (subject to annual limit(1))
Index Strategy Segment	Index Strategy Segment or Fixed Rate Option (including Fixed Holding Account)	Index Strategy Segment Maturity Date (subject to limitations(2)
Index Strategy Segment	Variable Investment Option	Index Strategy Segment Maturity Date (subject to limitations(2)(3))
Fixed Rate Option	Variable Investment Option	Any Business Day (subject to annual limit(4))
1.Currently limited to twelve (12) transfers per Contract Year or twenty (20) transfers per Calendar Year.
2.If you elected the Extended Plus No-Lapse Guarantee option of the Lapse Protection Rider, you may only allocate to Index Strategies with Buffers for the first ten (10) Contract Years.
3.The maximum amount that can be allocated annually to the Variable Investment Options from the Index Strategies is 25% of the maturity value of each Index Strategy Segment. If you intend to reallocate the entire balance of your Index Strategies to the Variable Investment Options, you must schedule consecutive annual reallocations by enrolling in the Segment Maturity Allocation Program and following the instructions on our administrative form. The form can be requested by contacting your Pruco Life representative or our customer service office at 800-778-2255, Monday through Friday, 8:00 a.m. to 8:00 p.m., Eastern Time.
4.Annual reallocation elections are currently limited to the greatest of: (1) 25% of the value of the Fixed Rate Option as of the end of the previous Contract Year; (2) $5,000; and (3) the amount allocated to the Variable Investment Options from the Fixed Rate Option in the prior year.
IMPORTANT CONSIDERATIONS OF INVESTING IN THE INDEX STRATEGIES ON
CONTRACT FUNCTIONS, FEATURES, AND RIDERS
Charges And Expenses
Unless you have directed otherwise, monthly Contract charges (Cost of Insurance, Administrative Charge for the Basic Insurance Amount, Additional Mortality Charge for Certain Risks, and Charges for Rider Coverage) are generally deducted proportionately from the dollar amounts held in each of the Variable Investment Options and the Fixed Rate Option. If the amounts in the Variable Investment Options and the Fixed Rate Option are insufficient to cover the monthly charges, the Variable Investment Options and the Fixed Rate Option will be reduced to zero and the remaining amount due will be deducted first proportionally from dollar amounts held in each of the Fixed Holding Accounts and then (if necessary) from the Index Strategies. Monthly charges deducted from the Index Strategies will be taken proportionally from the most recently created Segment first and continue in a last in – first out (“LIFO”) manner, as needed. Monthly charges deducted from an Index Strategy prior to Segment maturity may result in significant loss due to the Interim Value calculation, particularly if the deductions are ongoing.
Surrender Charge – If, during the first fifteen (15) Contract Years the Basic Insurance Amount is decreased (including as a result of a withdrawal or a Death Benefit type change), we may deduct a percentage of the surrender charge. The surrender charge is generally deducted proportionately from the dollar amounts held in each of the Variable Investment Options and the Fixed Rate Option. If the amounts in the Variable Investment Options and the Fixed Rate Option are insufficient to cover the surrender charge, the Variable Investment Options and the Fixed Rate Option will be reduced to zero and the remaining amount due will be deducted first proportionally from dollar amounts held in each of the Fixed Holding Accounts and then (if necessary) the Index Strategies. A surrender charge deducted from the Index Strategies will be taken proportionally from the most recently created Segment first and continue in a last in - first out (“LIFO”) manner, as needed.
Mortality And Expense Risk Charge – This charge is not assessed against amounts allocated to the Fixed Rate Option, the Fixed Holding Accounts, or the Index Strategies.
Allocated Charges – The Index Strategies and the Fixed Holding Accounts may not be used as a source fund for allocated charges.
Interim Value Of Index Strategies With a Buffer – The Interim Value is used to calculate amounts available for withdrawal, loan, surrender, transfer, payment of a Death Benefit claim, or payment of Contract fees and charges. It is also used to determine how much the Index Strategy Segment Base will be reduced after such a transaction, which could result in a loss that might not otherwise be realized if the full Index Strategy Segment Base remained in the Segment until Segment maturity. It may also result in gains that would not otherwise be realized at Segment maturity. Because the downside protection provided by a Buffer normally does not apply to the Interim Value, it is theoretically possible that you could lose most of your investment, potentially up to 100% of your investment, in extreme scenarios such as an unprecedented complete market collapse. The Interim Value helps ensure that we will be able to meet our obligations under the Contract by shifting the risk of potential investment losses from the Company to you.
Riders
BenefitAccess Rider – When you submit a claim under the Chronic Illness Option, you must authorize a transfer of all Contract Fund value from the Variable Investment Options, the Index Strategies, and the Fixed Holding Accounts to the Fixed Rate Option. You will not receive Benefit Payments if you do not transfer all Contract Fund value to the Fixed Rate Option. Also, your net premium allocation instructions may only utilize the Fixed Rate Option while your claim is reviewed and while you are receiving Benefit Payments. When a claim is submitted, any open Segments must be immediately transferred to the Fixed Rate Option at each Segment’s Interim Value, if applicable. In other words, you may not hold those Segments until maturity. A transfer out of an Index Strategy at a Segment’s Interim Value may result in significant loss.
Each Benefit Payment will reduce the Contract Fund, which will be entirely allocated to the Fixed Rate Option.
Overloan Protection Rider – If you exercise this rider, any unloaned Contract Fund value remaining in the Variable Investment Options, Index Strategies, and Fixed Holding Accounts must be transferred to the Fixed Rate Option. Premium allocation instructions must be updated, if necessary, to only include the Fixed Rate Option. When the rider is exercised any open Segment must immediately be transferred to the Fixed Rate Option at each Segment’s Interim Value, if applicable. In other words, you may not hold those Segments until maturity. A transfer out of an Index Strategy at a Segment’s Interim Value may result in significant loss.
Lapse Protection Rider – If you elect the Lapse Protection Rider and choose the Extended Plus No-Lapse Guarantee option, your investment allocations will be restricted to the Index Strategies with Buffers for the first ten (10) Contract Years. This means you will not have access to the Fixed Rate Option, Index Strategies with Floors or the Variable Investment Options until the beginning of Contract Year eleven (11). Any premium payments received during the first ten (10) Contract Years will be immediately allocated to the Index Strategies with Buffers on the next Segment start date. Maturing Segments during the first ten (10) Contract Years will automatically be reallocated to the same Index Strategy on the next Segment start date, unless you request they be allocated to a different Index Strategy with a Buffer. You will not be allowed to utilize the Designated Transfer program. Although you will have reallocation access to the other investment options beginning in Contract Year eleven (11), any other transfer limitations imposed under the Contract will still apply.
Premiums
Allocation Of Premiums – In addition to the Variable Investment Options and the Fixed Rate Option, you may choose to allocate all or a portion of your net premiums to the Index Strategies. After the end of the 10 day right to cancel period, initial and subsequent net premium amounts allocated to the Index Strategies will be placed in the Fixed Holding Accounts until the next Monthly Transfer Date. We reserve the right to retain any funds in the Fixed Holding Accounts that were received into the Fixed Holding Accounts within two business days prior to a start date until the following monthly start date. We will notify you in advance if we exercise this right.
While you are enrolled in the Segment Maturity Allocation Program you will be prohibited from making allocations to any Index Strategy.
We reserve the right to initiate a transfer restriction period whenever a requested loan causes a reduction in value of a Segment. Net Premiums may not be allocated to the Index Strategies during this period. See Loans subsection that follows.
Transfers And Restrictions On Transfers – You may transfer amounts from the Variable Investment Options and/or the Fixed Rate Option to the Index Strategies. Amounts transferred to the Index Strategies will first be placed in the Fixed Holding Accounts until the next start date. Any such requested transfers count towards the limit of 12 transfers per Contract Year and the limit of 20 transfers per calendar year. Transfers from the Fixed Rate Option to the Index Strategies may be made in any amount or percentage and are exempt from the maximum amount limitations applied when requesting a transfer from the Fixed Rate Option to the Variable Investment Options. If you elect the Extended Plus No-Lapse Guarantee option of the Lapse Protection Rider, you may only transfer among Index Strategies with Buffers for the first ten Contract Years. If you submit a claim under the Chronic Illness Option of the BenefitAccess Rider or exercise the Overloan Protection Rider your entire contract fund must be allocated to the Fixed Rate Option and you may not transfer to any other investment option. We reserve the right adjust the limits on the amounts or percentages that may be transferred among the investment options. Additionally, we reserve the right to retain any funds in the Fixed Holding Accounts that were received into the Fixed Holding Accounts within two business days prior to a start date until the following monthly start date. We will notify you in advance if we exercise this right.
Other than at time of Segment maturity, you may not transfer any amounts from the Index Strategies to either the Variable Investment Options, subject to limitations, or the Fixed Rate Option.
You may allocate up to 25% of the maturity value of each Index Strategy Segment to the Variable Investment Options. If you want to allocate more than 25%, you must enroll in our Segment Maturity Allocation Program. This program allows you to allocate the entire maturity value of each Segment to the Variable Investment Options. You will be prohibited from making transfers to any Index Strategy while you are enrolled in this program. If you have instructed us to make designated transfers, those instructions will terminate upon enrollment. When your Segment Maturity Allocation Program ends you may provide new designated transfer instructions. If you have elected the Extended Plus No-Lapse Guarantee, you may not enroll in the Segment Maturity Allocation Program until the 11th Contract Year.
You may transfer amounts from the Fixed Holding Accounts to the Fixed Rate Option. You may not transfer amounts from the Fixed Holding Accounts to the Variable Investment Options. Any such requested transfers from the Fixed Holding Accounts applies towards the limit of 12 transfers per Contract Year and the limit of 20 transfers per calendar year. Transfers from the Fixed Holding

Accounts to the Fixed Rate Option may be made in any amount or percentage. You may not conduct transfers from the Fixed Holding Accounts via the website. We reserve the right to deny a transfer request from the Fixed Holding Accounts if the request is received within two business days prior to a Monthly Transfer Date. We will notify you in advance if we exercise this right.
Designated Transfers do not count towards the limit of 12 transfers per Contract Year or the limit of 20 transfers per calendar year. We reserve the right to count such transfers towards the limit. The Fixed Rate Option transfer restrictions do not apply to Designated Transfers.
We reserve the right to initiate a transfer restriction period whenever a requested loan causes a reduction in value of a Segment. See Loans subsection that follows.
Default Reallocations/Transfers – If you have not instructed us otherwise, any Index Strategy Segment that has reached a Segment maturity date will automatically renew into the same Index Strategy. If the same Index Strategy is no longer available, the Contract Funds associated with the closed Index Strategy will be transferred proportionally according to your current instructions, or, if you have no instructions on file, the amount at Segment maturity will default to the Fixed Rate Option. We reserve the right to stop offering any Index Strategy at any time.
Dollar Cost Averaging – The Index Strategies, the Fixed Rate Option, and the Fixed Holding Accounts may not participate in dollar cost averaging.
Auto-Rebalancing – The Index Strategies, the Fixed Rate Option, and the Fixed Holding Accounts may not participate in auto-rebalancing.
Death Benefits
When Death Benefit Proceeds Are Paid – We have the right to delay payment of the Death Benefit attributable to the Fixed Rate Option and Fixed Holding Accounts for up to six months (or a shorter period if required by applicable law). Where required, we will pay interest if such a payment is delayed for more than the number of days established by applicable law. We have the right to postpone paying the part of the proceeds that is to come from any Index Strategy and/or any variable investment option if: (1) the New York Stock Exchange is closed; (2) the SEC requires that trading be restricted or declares an emergency; or (3) the applicable Index Value is not published. A Type B Death Benefit paid from an Index Strategy prior to Segment maturity may be significantly reduced due to an Interim Value calculation.
Contract Values
The total amount invested in the Contract Fund at any time consists of:
(a) the Variable Investment Options;
(b) the Fixed Rate Option;
(c) the Fixed Holding Accounts;
(d) the Index Strategies; and
(e) any Contract loan.
How the Contract’s Cash Surrender Value Will Vary – The Contract's Cash Surrender Value on any date will be the Contract Fund less any applicable surrender charge and less any Contract Debt plus any Additional Amount upon surrender. The Index Strategies and the Fixed Holding Accounts are part of the Contract Fund and therefore are included in the Contract’s Cash Surrender Value calculation. The Contract Fund value changes daily, reflecting:
(a) increases or decreases in the value of the Fund(s);
(b) interest credited on any amounts allocated to the Fixed Rate Option;
(c) interest credited on any amounts allocated to the Fixed Holding Accounts;
(d) any Index Interest on a maturing Index Strategy Segment;
(e) any value of an Index Strategy Segment prior to maturity;
(f) interest credited on any loan; and
(g) the daily asset charge for mortality and expense risks assessed against the Variable Investment Options.
Surrenders taken from an Index Strategy prior to Segment maturity may result in significant loss due to an Interim Value calculation.
Loans – When a loan is requested, an amount equal to the loan proceeds is transferred out of the Variable Investment Options and/or the Fixed Rate Option, as applicable. Unless you direct us to take the loan amount from specific investment options, and we agree, the reduction will be made proportionally based on the loanable value held in each of the Variable Investment Options and the Fixed Rate Option. If the amounts in the Variable Investment Options and the Fixed Rate Option are insufficient to cover the requested loan amount, the Variable Investment Options and the Fixed Rate Option will be reduced by the maximum available loanable amount and the remaining amount will be deducted first proportionally from dollar amounts held in each of the Fixed Holding Accounts and then (if necessary) the Index Strategies. Loans deducted from the Index Strategies will be taken from the most recently created Segment first and continue in a last in–first out (“LIFO”) manner, as needed. Loans deducted from an Index Strategy prior to Segment maturity may result in significant loss due to an Interim Value calculation.
You may not direct a loan to be deducted only from the Index Strategies or the Fixed Holding Accounts.
We reserve the right to initiate a transfer restriction period whenever a requested loan causes a reduction in value of a Segment or there is a non-elective transfer from a Segment to another investment option before the maturity date. The transfer restriction period is a 12-month period when no portion of a premium payment may be allocated to the Index Strategies, no transfers from the Variable Investment Options or Fixed Rate Option into the Index Strategies will be permitted, and Designated Transfers will be cancelled. This period begins on the date any portion of a loan causes a reduction in the value of a Segment, except to the extent such reduction is solely due to unpaid interest on the applicable loan; or the date there is a non-elective transfer from a Segment to another investment option before the Index Strategy Segment maturity date. When the transfer restriction period ends, you will again be permitted to allocate premiums to, and transfer funds into, the Index Strategies, and you may provide new Designated Transfer instructions. We will notify you in advance if we exercise this right.
Withdrawals – When a withdrawal is made, an amount equal to the withdrawal amount plus any associated charges is deducted from the Variable Investment Options and/or the Fixed Rate Option, as applicable. Unless you direct us to take the withdrawal plus any associated charges from specific investment options, and we agree, the reduction of the Contract Fund will be made proportionally based on the value held in each of the Variable Investment Options and the Fixed Rate Option. If the amounts in the Variable Investment Options and the Fixed Rate Option are insufficient to cover the requested withdrawal amount plus any associated charges, the Variable Investment Options and the Fixed Rate Option will be reduced to zero and the remaining amount will be deducted first proportionally from dollar amounts held in each of the Fixed Holding Accounts and then (if necessary) from the Index Strategies. Withdrawals deducted from the Index Strategies will be taken from the most recently created Segment first and continue in a last in - first out (“LIFO”) manner, as needed. Withdrawals deducted from an Index Strategy prior to Segment maturity may result in significant loss due to an Interim Value calculation.
You may not direct a withdrawal (and any associated charge), to be deducted only from the Index Strategies or the Fixed Holding Accounts.
When Proceeds Are Paid – We have the right to delay payment of the Cash Surrender Value attributable to the Fixed Rate Option and the Fixed Holding Accounts for up to six months (or a shorter period if required by applicable law). Where required, we will pay interest if such a payment is delayed for more than the number of days established by applicable law.
Elements Subject To Change – Subject to any guarantees described in this prospectus and your Contract’s prospectus, and shown in your Contract's data pages, we have the right to set and to change from time to time the following elements used in calculating the Index Interest for the Index Strategies: Buffer, Spread, Step Rate, Participation Rate, Index Growth Floor, and Index Growth Cap. We will not change the Index elements more frequently than once per month. Any setting of, or changes to any element described above will take into consideration one or more factors including, but not limited to expenses, investment earnings, and profit. Changes will be based on our future expectations with respect to any one or more of the factors we use to determine such changes. Any changes in Index elements will be on a class basis as we determine, and such changes may increase or decrease the Index Interest for future Segments. All changes will be determined only prospectively.
Changes to the Buffer, Spread, Step Rate, Participation Rate, Index Growth Cap, and Index Growth Floor are not tied to the performance of an Index. Note that the most current Buffer, Spread, Step Rate, Participation Rate, Index Growth Cap, and Index Growth Floor can be found on www.Prudential.com/eProspectus or obtained by contacting your Pruco Life representative or our customer service office at 800-778-2255, Monday through Friday, 8:00 a.m. to 8:00 p.m., Eastern Time. All changes to an Index’s Buffer or Index Growth Floor will also be reflected in this prospectus.
ADDITIONAL INFORMATION
About Our Index Strategy Separate Account
Assets supporting the Index Strategies are held in a non-insulated, non-unitized separate account established under Arizona law. These assets are subject to the claims of the creditors of Pruco Life and the benefits provided under the Index Strategies are subject to the claims paying ability of Pruco Life.
An Owner does not have any interest in or claim on the assets in the Separate Account. In addition, neither an Owner nor amounts allocated to the Index Strategies participate in the performance of the assets held in the Separate Account.
We are not obligated to invest according to specific guidelines or strategies except as may be required by Arizona and other state insurance laws.
Distribution Of Contracts
The Contract is distributed by Pruco Securities, LLC, which serves as the principal underwriter for the Pruco Life Variable Universal Account. The offering is intended to be continuous. The Index Strategies are only available under the Contract issued by the Company. Extensive information about the arrangements for distributing the Contract, including sales compensation, is included under “Distribution of Contract” in the Contract prospectus and statement of additional information. All of that information applies regardless of whether or not you elect the Index Strategies, and there is no additional plan of distribution or sales compensation with respect to the Index Strategies. There is also no change to the information regarding the fact the principal underwriter is an affiliate of the Company or an indirect wholly owned subsidiary of the Company.
How To Reach Us
You may contact us for further information at the address and telephone number inside the front cover of this prospectus. For service or questions about your Contract, please contact our Service Office at the phone number on the back cover, or at P.O. Box 7390, Philadelphia, Pennsylvania 19176.
Additional information about us and this offering is available in the registration statement and the exhibits thereto, as well as in documents incorporated by reference into this prospectus (which means they are legally part of this prospectus). You may review and obtain copies of these materials at no cost to you by contacting us. They may also be obtained through the Securities and

Exchange Commission’s Internet Website (www.SEC.gov), which the SEC maintains for us, and other registrants that file electronically with the SEC.
Experts
The financial statements of Pruco Life Insurance Company as of December 31, 2025 and 2024 and for each of the three years in the period ended December 31, 2025 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
Legal Proceedings
We are subject to legal and regulatory actions in the ordinary course of our business. Pending legal and regulatory actions include proceedings specific to us and proceedings generally applicable to business practices in the industry in which we operate. We may be subject to class action lawsuits and other litigation involving a variety of issues and allegations involving sales practices, claims payments and procedures, premium charges, contract servicing and breach of fiduciary duty to customers. We may also be subject to litigation arising out of our general business activities, such as our investments, contracts, leases and labor and employment relationships, including claims of discrimination and harassment, and could be exposed to claims or litigation concerning certain business or process patents. In addition, we, along with other participants in the businesses in which we engage, may be subject from time to time to investigations, examinations and inquiries, in some cases industry-wide, concerning issues or matters upon which such regulators have determined to focus.
Our litigation and regulatory matters are subject to many uncertainties, and given their complexity and scope, their outcome cannot be predicted. In some of our pending legal and regulatory actions, parties are seeking large and/or indeterminate amounts, including punitive or exemplary damages. It is possible that our results of operations or cash flow in a particular quarterly or annual period could be materially affected by an ultimate unfavorable resolution of pending litigation and regulatory matters depending, in part, upon the results of operations or cash flow for such period. In light of the unpredictability of our litigation and regulatory matters, it is also possible that in certain cases an ultimate unfavorable resolution of one or more pending litigation or regulatory matters could have a material adverse effect on our financial position.
Management believes, however, that, based on information currently known to it, the ultimate outcome of all pending litigation and regulatory matters, after consideration of applicable reserves and rights to indemnification, is not likely to have a material adverse effect on the Contract, the ability of Pruco Securities, LLC to perform its contract with us, or our ability to meet our obligations under the Contract.
ABOUT PRUCO LIFE INSURANCE COMPANY
Pruco Life Insurance Company (“Pruco Life”) is a wholly owned subsidiary of The Prudential Insurance Company of America (“Prudential Insurance”), which in turn is a direct wholly owned subsidiary of Prudential Financial, Inc. (“Prudential Financial”). Pruco Life is a stock life insurance company organized in 1971 under the laws of the State of Arizona. It is licensed to sell life insurance and annuities in the District of Columbia, Guam and in all states except New York, and sells such products primarily through affiliated and unaffiliated selling firms. Pruco Life is located at 213 Washington Street, Newark, NJ 07102. Our internet address is www.Prudential.com.
Pruco Life has one wholly owned insurance subsidiary, Pruco Life Insurance Company of New Jersey (“PLNJ”). Pruco Life and its subsidiary are together referred to as the “Company”, “we” or “our” and all financial information is shown on a consolidated basis. PLNJ is a stock life insurance company organized in 1982 under the laws of the state of New Jersey. It is licensed to sell life insurance and annuities in New Jersey and New York only.
Prudential Insurance may make capital contributions to the Company, as needed, to enable it to comply with its reserve and capital requirements and fund expenses in connection with its business. Prudential Insurance is under no obligation to make such contributions and its assets do not back the benefits payable under the Company’s contract owners’ contracts.
No company other than Pruco Life has any legal responsibility to pay amounts that it owes its contract owners. Prudential Financial, however, exercises significant influence over the operations and capital structure of Pruco Life.
Pursuant to the delivery obligations under Section 5 of the Securities Act of 1933 (“Securities Act”) and Rule 159 thereunder, Pruco Life delivers this prospectus to current Contract Owners that reside outside of the United States. In addition, we may not market or offer benefits, features or enhancements to prospective or current Contract Owners while outside of the United States.
The SEC maintains an internet site (www.SEC.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. We rely on the exemption from the reporting requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), provided by Rule 12h-7 under the 1934 Act with respect to registered non-variable insurance contracts (such as contingent deferred annuities, index-linked investment options and fixed investment options subject to a market value adjustment) that we issue.
Our Business
Insurance Products
The Company sells variable annuities, indexed variable annuities and fixed annuities, contingent deferred annuities, variable life, term life and universal life insurance primarily through affiliated and unaffiliated distributors in the United States.

Variable and Indexed Variable Annuities
Our variable annuities are designed to provide tax-deferred asset accumulation through a suite of underlying variable investment options, annuitization options and death benefits. We sell indexed variable annuities that provide index-linked investment options in addition to these traditional investment options. Index strategies provide an interest component linked to, but not an investment in, the selected index, and its performance over the elected term, subject to parameters such as cap, step, participation and buffer rates, as well as contractual minimums and maximums. These annuities may include a protected income benefit.
Fixed and Fixed Indexed Annuities
Our single premium fixed indexed annuities offer flexibility to allocate account balances between an index-based strategy and a fixed rate strategy. The index-based strategy provides interest or an interest component linked to, but not an investment in, the selected index, and its performance over the elected term, subject to certain contractual minimums and maximums. The fixed rate strategy, not associated with an index, offers a guaranteed growth at a set interest rate for one year and can be renewed annually. These annuities may include principal protection and guaranteed lifetime withdrawal benefits.
We also sell single premium fixed annuities without index strategies that are designed to provide principal protection and guaranteed lifetime withdrawals, multi-year guaranteed annuities that are designed to provide tax-deferred growth with guaranteed rates of return over a specified guaranteed rate period, and single premium immediate group annuities that are designed to provide guaranteed income payments within an employer-based retirement plan.
Contingent Deferred Annuities
In June 2025, we began offering a contingent deferred annuity, which provides a longevity benefit designed to allow periodic withdrawals from a third-party investment account until the assets are depleted and we are obligated to make guaranteed payments, if ever.
Variable Life
Our variable life contracts are designed to provide permanent coverage for life with potential to accumulate contract cash value based on underlying investment options. Our variable life contracts offer flexibility in payment options and the potential to accumulate cash value through a suite of Variable Investment Options or a Fixed Rate Option. We sell indexed variable life contracts that provide index-linked investment options in addition to these traditional investment options. Index strategies credit interest to the cash value that is linked to, but not an investment in, the performance of an external index, subject to certain parameters such as cap, step, participation and buffer rates, as well as contractual minimums/maximums.
Term Life
Our term life contracts are designed to provide coverage for a specified number of years with a guaranteed tax-advantaged death benefit. Most of our term life contracts offer an income tax-free death benefit and guaranteed premiums that will stay the same during the level-premium period. Most of our term life contracts also offer a conversion option that allows the contract owner to convert the contract into a permanent contract that can potentially cover the insured for life.
Universal Life
We sell universal life contracts that are designed to provide permanent coverage for life with the potential to accumulate contract cash value. Our universal life contracts offer flexibility in payment options and the potential to accumulate cash value in an account that earns interest based on a crediting rate determined by the Company, subject to contractual minimums. Our indexed universal life contracts provide interest credited to the cash value that is linked to, but not an investment in, the performance of an external index subject to certain cap and participation rates as well as contractual minimums/maximums.
Other
We also offer third-party stable value bank owned life insurance (“BOLI”) contracts, which earn fee revenue in exchange for a guaranteed minimum interest rate on wrapped assets, and final expense insurance, a whole life product that provides coverage in smaller face amounts typically used for funeral expenses.
Revenues And Profitability
Our revenues primarily come in the form of:
•Fee income from asset management fees and service fees, which represent administrative service and distribution fees from many of our proprietary and non-proprietary mutual funds. The asset management fees are determined as a percentage of the average assets allocated to our proprietary mutual funds in our variable annuity and variable universal life products (net of sub-advisory expenses related to non-proprietary sub-advisers).
•Contract charges and fee income representing mortality, expense and other fees for various insurance-related options and features based on asset-based fees of the separate accounts, account value, premium, or guaranteed value, as applicable.
•Investment income (which contributes to the net spread over interest credited on certain products and related expenses).
•Premiums that are fixed in accordance with the terms of the contracts.
Our profitability is substantially impacted by our ability to appropriately price our products. We price our products based on:
•An evaluation of the risks assumed and consideration of applicable risk management strategies, including hedging and reinsurance costs.
•Assumptions regarding investment returns and contract owner behavior, including persistency, benefit utilization and the timing and efficiency of withdrawals for contracts with living benefit features, as well as other assumptions.

•Our life-related product assumptions of future mortality and morbidity, contract owner behavior, interest rates and investment returns, expenses, premium payment patterns, performance and cost of ceded reinsurance, separate account fund performance and product-generated tax deductions.
Marketing And Distribution
Our distribution efforts for our annuity products, which are supported by a network of internal and external wholesalers, are executed through a diverse group of distributors including:
•Third-party distribution through:
◦Broker-dealers;
◦Banks and wirehouses;
◦Independent financial planners; and
◦Independent Marketing Organizations (“IMO”) (specifically for SurePath® and SurePath® Income).
•Financial professionals, including those associated with Prudential Advisors, Prudential's proprietary nationwide sales organization. In 2024, the Company transitioned its retail brokerage and investment advisory assets from Prudential Advisors’ third-party custodian to LPL Financial Holdings Inc. (“LPL”) to leverage LPL’s broker-dealer and registered investment advisory services.
We primarily distribute our individual life products through the following three channels:
•Third-party distribution through:
◦Independent brokers;
◦Banks and wirehouses; and
◦General agencies and producer groups
•Financial professionals associated with Prudential Advisors, Prudential's proprietary nationwide sales organization.
•Trusted Partnerships, via embedded digital solutions through:
◦Credit Unions;
◦Mortgage originators;
◦Affinities; and
◦Digital marketing affiliates/paid media efforts.
Reinsurance
We regularly enter into third-party reinsurance agreements as either the ceding entity or the assuming entity. We also enter into affiliated reinsurance agreements as both the ceding and assuming entity for capital management purposes. As a ceding entity, exposure to the risks reinsured is reduced by transferring certain rights and obligations of the underlying insurance product to a counterparty. Conversely, as an assuming entity, exposure to the risks reinsured is increased by assuming certain rights and obligations of the underlying insurance products from a counterparty.
We enter into reinsurance agreements as the ceding entity for a variety of reasons but primarily to reduce exposure to loss, reduce risk volatility, provide additional capacity for future growth and for capital management purposes for certain of our variable annuity, term and universal life products. Under ceded reinsurance, we remain liable to the underlying contract owner if a third-party reinsurer is unable to meet its obligations. We evaluate the financial condition of reinsurers, monitor the concentration of counterparty risk and maintain collateral, as appropriate, to mitigate this exposure.
For contracts sold through 2017, we have reinsured the majority of our mortality risk which generally have maximum retained mortality risk amount of $100,000. For the new business going forward, Pruco Life retains the mortality risk not ceded to third-party or affiliated reinsurers, which may be up to $20 million on a single life and then down to $10 million per life for new business starting in 2020.
See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for a discussion of significant reinsurance transactions and their impact on our financial results.
Competition
We are among the industry’s largest providers of individual annuities and we compete with many providers of retirement savings and accumulation products, including large, well established insurance and financial services companies, and private equity firms. We believe our competitive advantage lies primarily in our innovative product features and our risk management strategies as well as brand recognition, financial strength, the breadth of our distribution platform and our customer service capabilities. We periodically adjust product offerings, prices and features based on the market and our strategy, with a goal of achieving customer and enterprise value.
In our life insurance business, we compete with many large, well-established life insurance companies in a mature market. We compete primarily based on price, service (including the speed and ease of underwriting), distribution channel relationships, brand recognition and financial strength. We periodically adjust product offerings, prices and features based on the market and our strategy, with a goal of achieving customer and enterprise value.

Regulation
Our businesses are subject to comprehensive regulation and supervision. The purpose of these regulations is primarily to protect our customers and the overall financial system. Many of the laws and regulations to which we are subject are regularly re-examined. Existing or future laws and regulations may become more restrictive or otherwise adversely affect our operations or profitability, increase compliance costs, or increase potential regulatory exposure. In recent years we have experienced, and expect to continue to experience, extensive changes in the laws and regulations, and regulatory frameworks, applicable to our businesses. We cannot predict how current or future initiatives will further impact existing laws, regulations and regulatory frameworks.
State insurance laws regulate all aspects of our business. Insurance departments in the District of Columbia, Guam and all states monitor our insurance operations. The Company is domiciled in Arizona and its principal insurance regulatory authority is the Arizona Department of Insurance and Financial Institutions (“AZ DIFI”). Our subsidiary PLNJ is domiciled in New Jersey and its principal insurance regulatory authority is the New Jersey Department of Banking and Insurance ("NJDOBI"). Generally, our insurance products must be approved by the insurance regulators in the state in which they are sold. Our insurance products are substantially affected by federal and state tax laws.
Our variable annuities and life insurance contracts and certain of our non-variable insurance products are considered securities under the U.S. federal securities laws and are generally required to be registered under the Securities Act of 1933 and are subject to regulation by the Securities and Exchange Commission (“SEC”) and the Financial Industry Regulatory Authority (“FINRA”). The separate accounts that support our registered variable insurance products are also required to be registered and must comply with the requirements of the Investment Company Act of 1940 and the SEC’s rules and regulations thereunder. The SEC and FINRA may from time to time make inquiries and conduct examinations of our compliance with federal securities laws and regulations.
Dodd-Frank Wall Street Reform and Consumer Protection Act
The Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”) increased the potential for federal regulation of our businesses. Under Dodd-Frank, the Financial Stability Oversight Council (“FSOC” or the “Council”) may designate a financial company as a non-bank systemically important financial institution (a “SIFI”) subject to supervision by the Board of Governors of the Federal Reserve System (“FRB”) if the FSOC determines that either (i) material financial distress at the entity, or (ii) the nature, scope, size, scale, concentration, interconnectedness, or mix of the entity’s activities, could pose a threat to domestic financial stability. In November 2023, the FSOC adopted revisions to SIFI designation guidance and the accompanying analytical framework for assessing risks from companies and activities, which will make it easier to designate financial companies as SIFIs going forward. In a House Financial Services Committee meeting on May 7, 2025, the Department of Treasury Secretary indicated that FSOC intends to reassess the 2023 guidance. Prudential is not currently designated as a SIFI.
We cannot predict what actions the FSOC will take with respect to designating Prudential or whether interpretive guidance, new legislation or other initiatives aimed at revising Dodd-Frank and regulation of the financial system will impact the Company.
ERISA
The Employee Retirement Income Security Act (“ERISA”) is a comprehensive federal statute that applies to U.S. employee benefit plans sponsored by private employers and labor unions. Plans subject to ERISA include pension and profit sharing plans and welfare plans, including health, life and disability plans. ERISA provisions include reporting and disclosure rules, standards of conduct that apply to plan fiduciaries and prohibitions on transactions known as “prohibited transactions,” such as conflict-of-interest transactions and certain transactions between a benefit plan and a party in interest. ERISA also provides for civil and criminal penalties and enforcement. Prudential Financial's insurance, investment management and retirement businesses provide services to employee benefit plans subject to ERISA, including services where Prudential Financial may act as an ERISA fiduciary. In addition to ERISA regulation of businesses providing products and services to ERISA plans, Prudential Financial becomes subject to ERISA’s prohibited transaction rules for transactions with those plans, which may affect Prudential Financial’s ability to enter transactions, or the terms on which transactions may be entered, with those plans, even in businesses unrelated to those giving rise to party in interest status.
Fiduciary Rules and Other Standards of Care
The Company and our distributors are subject to rules regarding the standard of care applicable to sales of our products and the provision of advice to our customers, including, among others, the U.S. Department of Labor (“DOL”) fiduciary rule, the Securities and Exchange Commission (“SEC”) Regulation Best Interest, and the National Association of Insurance Commissioners (“NAIC”) and Japanese Financial Services Agency (“FSA”) Standard of Care regulations.
DOL Fiduciary Rule
The DOL “fiduciary” rule is a set of regulations establishing a uniform standard of care for investment professionals who provide advice to retirement savers. The rule is designed to ensure that investment professionals who are “fiduciaries” under the rule act in the best interest of their clients. The rule provides, among other things, that fiduciaries may not recommend investments that they own or in which they have a financial interest. The rule also requires fiduciaries to provide clients with certain information about their investment recommendations, including information about fees and risks. Compliance with the DOL fiduciary rule has resulted in increased costs.
In April 2024, the DOL adopted a final rule, which had been proposed in October 2023, titled the “Retirement Security Rule,” and issued final amendments to several prohibited transaction class exemptions (“PTEs”) available to investment advice fiduciaries. Key aspects of the final rule include, among other things: (1) a broader definition of “investment advice fiduciary,” which includes financial service providers who give compensated investment advice to individual retirement account owners, participants in workplace plans such as 401(k)s, and plan officials responsible for administering plans and managing plan assets; and (2) when relying on the amended PTEs, the requirement to comply with various conditions such as providing clients with certain information about their investment recommendations and complying with a best interest standard of care. The amended PTEs allow fiduciaries to engage in certain transactions that would otherwise be prohibited, provided they meet certain conditions designed to protect retirement investors.
The final rule and amended PTEs were scheduled to become effective in September 2024, with a one-year phase in period for certain conditions of the amended PTEs; however, there are pending legal challenges to the rule which could, among other things, delay its implementation in whole or in part. In July 2024, two United States District Courts issued orders staying the effective date of the rule during the pendency of the suits and any appeals. In September 2025, the DOL published a regulatory agenda indicating that the DOL will revisit the fiduciary rule in light of these legal proceedings.
SEC Regulation Best Interest
In June 2019, the SEC adopted a package of rulemakings and interpretative guidance that, among other things, requires broker-dealers to act in the best interest of retail customers when recommending securities transactions or investment strategies to them. The guidance also clarifies the SEC’s views of the fiduciary duty that investment advisers owe to their clients. The best interest standards became effective on June 30, 2020 and have been a focus of SEC examinations and enforcement activity since. The standards apply to recommendations to purchase certain of our products and have resulted in increased compliance costs.
NAIC Standard of Care
In February 2020, the NAIC adopted revisions to the model suitability rule applicable to the sale of annuities. The revised model regulation provides that the insurance salesperson must act “without placing the producer’s or the insurer’s financial interest ahead of the consumer’s interest.” As of April 21, 2025, all states have adopted the revised model regulation except New York, which adopted its own standard of care.
U.S. State Insurance Holding Company Regulation
We are subject to the Arizona insurance holding company law which requires us to register with the insurance department and to furnish annually financial and other information about the operations of the Company. Generally, all transactions with affiliates that affect the Company must be fair and reasonable and, if material, require prior notice and approval or non-disapproval by the AZ DIFI. Similar laws are applicable to PLNJ in New Jersey.
Change of Control
Most states have insurance laws that require regulatory approval of a direct or indirect change of control of an insurer or an insurer’s holding company. Laws such as these that apply to us prevent any person from acquiring control of Prudential Financial or of its insurance subsidiaries unless that person has filed a statement with specified information with the insurance regulators and has obtained their prior approval. Under most states’ statutes, acquiring 10% or more of the voting stock of an insurance company or its parent company is presumptively considered a change of control, although such presumption may be rebutted. New Jersey has recognized an additional presumption of control upon the holding or controlling of enough proxies to elect 10% or more of the board of directors of a New Jersey-domiciled insurance company or its parent company. Accordingly, any person who acquires “control” of Prudential Financial, either by the acquisition of voting securities or, in the case of New Jersey, by the accumulation of proxies without the prior approval of the applicable insurance regulator of the states in which our U.S. insurance companies are domiciled will be in violation of these states’ laws and may be subject to injunctive action requiring the disposition or seizure of those securities or proxies by the relevant insurance regulator or prohibiting the voting of those securities or proxies and to other actions determined by the relevant insurance regulator. In addition, many state insurance laws require prior notification to state insurance departments of a change in control of a non-domiciliary insurance company doing business in that state.
Group-Wide Supervision
The New Jersey Department of Banking and Insurance ("NJDOBI") acts as the group-wide supervisor of Prudential Financial pursuant to New Jersey legislation that authorizes group-wide supervision of internationally active insurance groups (“IAIGs”). The law, among other provisions, authorizes NJDOBI to examine Prudential Financial and its subsidiaries, including by ascertaining the financial condition of the insurance companies for purposes of assessing enterprise risk. In accordance with this authority, NJDOBI receives information about Prudential Financial’s operations beyond those of its New Jersey domiciled insurance subsidiaries.
Additional areas of focus regarding group-wide supervision of insurance holding companies include the following:
•Examination. State insurance departments conduct comprehensive financial examinations of the books and records, financial reporting, contract filings, and market conduct of insurance companies domiciled in their states no less than every five years under under state laws in accordance with NAIC models adopted nationwide. As group-wide supervisor, NJDOBI, along with our other insurance regulators, has expanded the periodic examinations to cover Prudential and all of its subsidiaries. In 2023, NJDOBI and AZ DIFI, along with the insurance regulators of Connecticut and Indiana, concluded a global consolidated group-wide examination of Prudential Financial and its subsidiaries for the five-year period ended December 31, 2021, with no reportable findings or statutory violations.
•Group Capital Calculation. The NAIC has developed and implemented a group capital calculation that uses a risk-based capital (“RBC”) aggregation methodology to serve as an additional tool to help state regulators assess potential risks within and across insurance groups.
•College of Supervisors. Several of our domestic and foreign regulators participate in an annual supervisory college facilitated by NJDOBI. The purpose of the supervisory college is to promote ongoing supervisory coordination, facilitate the sharing of information among regulators and enhance each regulator’s understanding of the Company’s risk profile.

We cannot predict what, if any, additional requirements and compliance costs any new group-wide standards will impose on Prudential Financial.
U.S. Insurance Operations
Generally, our insurance products must be approved by the insurance regulators in the state in which they are sold. Our insurance products are substantially affected by federal and state tax laws.
State Insurance Regulation
State insurance authorities have broad administrative powers with respect to all aspects of the insurance business including: (1) licensing to transact business; (2) licensing agents; (3) admittance of assets to statutory surplus; (4) regulating premium rates for certain insurance products; (5) approving contract forms; (6) regulating unfair trade and claims practices; (7) establishing reserve requirements and solvency standards; (8) fixing maximum interest rates on life insurance contract loans and minimum accumulation or surrender values; (9) regulating the type, amounts and valuations of investments permitted; (10) regulating reinsurance transactions, including the role of captive reinsurers; and (11) other matters.
State insurance laws and regulations, including the NAIC's Insurance Holding Company Act Model #440, require the Company to file financial statements with the domestic regulators for each insurer, in accordance with accounting practices and procedures prescribed or permitted by the department. The Company’s operations and accounts are subject to financial examination by the domiciliary department at any time. In accordance with Model #440, other states typically defer to the primary domestic supervisor on financial statements and oversight, so long as that domestic supervisor’s state is accredited.
Financial Regulation
Dividend Payment Limitations — The Arizona insurance law regulates the amount of dividends that may be paid by the Company.
Risk-Based Capital — We are subject to RBC requirements that are designed to enhance regulation of insurers’ solvency. The RBC calculation, which regulators use to assess the sufficiency of an insurer’s statutory capital, measures the risk characteristics of a company’s assets, liabilities and certain off-balance sheet items. In general, RBC is calculated by applying factors to various asset, premium, claim, expense and reserve items. Within a given risk category, these factors are higher for those items with greater underlying risk and lower for items with lower underlying risk. Insurers that have less statutory capital than required are considered to have inadequate capital and are subject to varying degrees of regulatory action depending upon the level of capital inadequacy.
The RBC framework is subject to periodic reexamination or revision. On February 20, 2025, the NAIC launched an RBC Model Governance Task Force to develop guiding principles to be used in updating RBC formulas, and on September 23, 2025 the task force published a set of proposed preliminary principles for public comment. Due to the ongoing nature of the NAIC's activities regarding RBC, we cannot determine the ultimate timing of proposed changes or their impact to the Company.
Generator of Economic Scenarios (“Generator”) — In 2017, the American Academy of Actuaries notified the NAIC that it did not have the resources to maintain its Generator used in regulatory reserve and capital calculations. In 2020, the NAIC selected a third-party vendor to provide, maintain, and support the Generator prescribed for life and annuity statutory reserve and capital calculations. [NAIC expects implementation to occur no earlier than 2026.] Due to the ongoing nature of the NAIC's activities regarding the Generator, we cannot predict what impact a new Generator may ultimately have on our businesses.
Insurance Reserves — State insurance laws require us to analyze the adequacy of our reserves annually. Our appointed actuary must submit an opinion that our reserves, when considered in light of the assets we hold with respect to those reserves, make adequate provision for our contractual obligations and related expenses.
Principle-Based Reserving for Life Insurance Products — In 2016, the NAIC adopted a principle-based reserving ("PBR") approach for life insurance products. Principle-based reserving replaces the reserving methods for life insurance products for which the former formulaic basis for reserves may not accurately reflect the risks or costs of the liability or obligations of the insurer. PBR does not affect reserves for contracts in force prior to January 1, 2017. We use captive reinsurance subsidiaries to finance the portion of statutory reserves for term and universal life contracts that we consider to be non-economic for contracts written prior to the implementation of PBR.
New York Life Insurance Product Reserves — As a result of an agreement with the NY DFS regarding PLNJ's reserving methodologies for certain life insurance products, PLNJ holds additional statutory reserves on a New York basis, which reduces PLNJ's New York statutory surplus. PLNJ is not domiciled in New York, and these changes do not impact statutory reserves reported in New Jersey, its state of domicile, and therefore do not impact PLNJ's RBC ratio; however, the agreed reserve methodology may require PLNJ to hold additional New York statutory reserves in the future. New York’s version of PBR, which became effective in January 2020, allows for modifications to the NAIC valuation model and New York’s modifications might require us to increase our New York statutory reserves.
Reinsurance — The NAIC is working on several initiatives related to the use of reinsurance. In August 2025, the NAIC voted to adopt Actuarial Guideline LV (“AG 55”), which requires asset adequacy testing for certain life and health annuity reinsurance transactions using a cash flow testing methodology. Due to the ongoing nature of this work, we cannot predict what, if any, impact these initiatives will have on our businesses.
Interest Maintenance Reserve — In August 2023, the NAIC adopted a temporary change in the statutory accounting treatment of net negative interest maintenance reserves (“IMR”) that permits an insurer to admit net negative IMR up to 10% of their adjusted statutory surplus, provided such insurer’s RBC ratio remains above 300% of its Authorized Control Level RBC. This temporary guidance, which was set to expire on December 31, 2025, has been extended through December 31, 2026, while the NAIC develops a long-term solution regarding the accounting treatment of negative IMR.

Market Conduct Regulation
State insurance laws and regulations include numerous provisions governing the marketplace activities of insurers, including provisions governing the form and content of disclosure to consumers, illustrations, advertising, sales practices and complaint handling, as well as underwriting and claims activity. State regulatory authorities generally enforce these provisions through periodic market conduct examinations. We have been subject to market conduct examinations relating to our marketplace activities, including with respect to the policies and procedures we use to locate guaranteed group annuity customers and establish related reserves. Market conduct examinations by state regulatory authorities have resulted and may in the future result in us increasing statutory reserves, changing operational processes and procedures, and being subject to fines or other discipline.
Insurance Guaranty Association Assessments
Each state has insurance guaranty association laws under which insurers doing business in the state are members and may be assessed by state insurance guaranty associations for certain obligations of insolvent insurance companies to contract owners and claimants. Typically, states assess each member insurer in an amount related to the member insurer’s proportionate share of the line of business written by all member insurers in the state. The majority of state guaranty association laws provide a tax offset for a percentage of the assessment against future years' premium taxes. For the year ended December 31, 2025, we paid $[XXX] million in assessments pursuant to state insurance guaranty association laws. While we cannot predict the amount and timing of future assessments on the Company under these laws, we have established estimated reserves totaling approximately $[XXX] million as of December 31, 2025, for future assessments relating to insurance companies that are currently subject to insolvency proceedings.
U.S. Federal And State Securities Regulation Affecting Insurance Operations
Our variable life insurance and variable annuity products generally are “securities” within the meaning of federal securities laws and may be required to be registered under the federal securities laws and subject to regulation by the SEC and the Financial Industry Regulatory Authority (“FINRA”). Federal securities regulation affects investment advice, sales and related activities with respect to these products.
In certain states, our variable life insurance and variable annuity products are considered “securities” within the meaning of state securities laws. As securities, these products may be subject to filing and certain other requirements. Also, sales activities with respect to these products generally are subject to state securities regulation. Such regulation may affect investment advice, sales and related activities for these products.
SECURE Act
The Setting Every Community up for Retirement Enhancement (“SECURE”), enacted in 2020, together with SECURE 2.0, which was enacted in 2022 as part of the 2023 Consolidated Appropriations Act (collectively, the "SECURE Act"), is intended to help promote retirement plan coverage and increase retirement plan savings, as well as facilitate access to guaranteed lifetime income solutions. The SECURE Act addresses coverage issues by making it easier for small businesses to participate in pooled employer plans and requires coverage of certain long-term, part-time workers. The SECURE Act addresses savings issues by raising the cap on amounts contributed through auto-enrollment, increasing the maximum age for required minimum withdrawals and removing the age cap for making Individual Retirement Account ("IRA") contributions. The SECURE Act also made it easier for employers to include guaranteed lifetime income as part of their plan by providing an annuity provider selection safe harbor, as well as providing for the portability of participant investments in annuity products.
Derivatives Regulation
Prudential Financial and its subsidiaries use derivatives for various purposes, including hedging interest rate, foreign currency, equity market and other exposures. Dodd-Frank established a framework for regulation of the over-the-counter derivatives markets. This framework sets out requirements regarding the clearing and reporting of derivatives transactions, as well as collateral posting requirements. Affiliated swaps entered into between Prudential Financial subsidiaries are generally exempt from most of these requirements.
We continue to monitor regulatory developments and the potential hedging cost impacts of margin requirements, and increased capital requirements for derivatives transactions. Additionally, the need to post cash and certain collateral may also require the liquidation of higher yielding assets for cash, resulting in a negative impact on investment income.
Privacy, Data Protection and Cybersecurity Regulation
We are subject to U.S. federal laws, regulations and directives that require financial institutions and other businesses to protect the security and confidentiality of personal, proprietary, or other non-public information, including intellectual property, health-related and customer information, which they may handle and process, and to notify their customers and other appropriate individuals of their policies and practices relating to the collection, use and disclosure of such information. In addition, we are subject to international data protection and privacy laws, regulations, and directives concerning the safeguarding and protection of personal information, including as such laws relate to the cross border transfer or use of personal information. These laws, regulations and directives also:
•require protections regarding or limiting the use and disclosure of certain sensitive personal information such as national identifier numbers (e.g., social security numbers) or racial or ethnic origin;
•require periodic disclosure of privacy policies and practices to customers and consumers;
•require notice to affected individuals, regulators and others if there is a breach of the confidentiality, integrity, or availability of certain personal or confidential information;
•require financial institutions and creditors to implement effective programs to detect, prevent, and mitigate identity theft;

•require the proper disposal of customer and consumer information;
•regulate the process by which financial institutions make telemarketing calls and send e-mail, text, or fax messages to consumers and customers;
•require oversight of third-parties that have access to, and handle, personal or confidential information;
•provide individuals with certain rights over their personal information, such as the right to know (and in some cases, choose) what personal information is being collected and whether the information is being sold or shared, and the right to obtain portable copies of or request the deletion or correction of their personal information; and
•prescribe the permissible uses of certain personal information, including customer information and consumer report information.
Regulatory and legislative activity in the areas of privacy, data protection and information and cybersecurity continues to increase worldwide. Financial regulators in the U.S. and international jurisdictions in which Prudential Financial operates continue to focus on data privacy and cybersecurity, including in rulemaking and examinations of regulated entities, and have communicated heightened expectations. For example, the E.U.’s General Data Protection Regulation (“GDPR”), which became effective in May 2018, and the U.K,'s Data Protection Act 2018, confer additional privacy rights on individuals in the E.U. and U.K. and establish significant penalties for violations. Prudential business units (regardless of whether they are located in the E.U.) may be subject to the GDPR when personal data is processed in relation to the offer of goods and services to individuals within the E.U. or if we were to monitor the activities of individuals within the E.U. The E.U.’s Digital Operational Resilience Act came in force in January 2023 became be effective from January 2025. Internationally, a number of countries such as Brazil, India, and Japan have enacted GDPR-like regulations, while others, such as Argentina, are considering such regulations or, in the case of China, have enacted other privacy and data security regulations.
In addition, in the U.S., certain lawmakers in Congress have proposed a number of sweeping privacy laws, and amendments to the Gramm-Leach-Bliley Act of 1999 (“GLBA”) took effect in June 2023. On May 16, 2024, the SEC adopted amendments to Regulation S-P, a set of privacy rules adopted pursuant to the GLBA, that broaden the scope of information that we are required to safeguard and impose significant new obligations related to incident response and prevention, the notification of affected individuals, and the oversight of third party vendors. Compliance with the Regulation S-P amendments is mandated as of December 3, 2025, and is expected to increase our compliance costs.
In California, the California Consumer Privacy Act (the “CCPA”) confers numerous privacy rights on individuals, including expanded privacy protections and control over the collection, use and sharing of their personal information, and corresponding obligations on businesses, including requirements to make certain disclosures to California consumers regarding personal information, among other privacy protective measures. Failure to comply with the CCPA risks regulatory fines, and the CCPA grants a private right of action and statutory damages for any unauthorized access and exfiltration, theft, or disclosure of certain types of personal information resulting from a violation of the duty to maintain reasonable security procedures and practices. The California Privacy Rights Act (the “CPRA”) imposes additional rights and obligations including expanding consumers rights with respect to certain sensitive personal information. The CPRA also created the California Privacy Protection Agency (“CPPA”) with authority to implement and enforce the CCPA, the CPRA and their regulations. In 2025, the CPPA significantly revised the regulations under the CCPA. The revised regulations, which go into effect on January 1, 2026, are broad in scope and apply to us with regard to personal information that is not subject to the California Insurance Code and its regulations and is not within the bounds of certain data-level exemptions such as the GLBA, the Fair Credit Reporting Act, and the California Financial Information Privacy Act.
Additionally, privacy laws in the United States continue to evolve, with states such as Indiana, Kentucky, and Rhode Island recently enacting comprehensive privacy and information security laws and regulations effective as of January 1, 2026 and which, to the extent they apply, impose compliance obligations applicable to our business. Additional U.S. states are considering similar legislation, and there are ongoing discussions regarding a National Privacy Law. New laws similar to the GDPR and the CCPA are expected to be enacted in coming years in various countries and jurisdictions in which we operate.
In October 2017, the NAIC adopted the Insurance Data Security Model Law. The model law requires that, among other things, insurance companies establish a cybersecurity program and includes specific technical safeguards as well as requirements regarding governance, incident planning, data management, system testing, vendor oversight and regulator notification. The NY DFS adopted a regulation similar to the NAIC effective March 2017, and in November 2023, finalized amendments taking effect from December 2023 through November 2025 to expand their cybersecurity regulation, and include additional and new requirements regarding certification, governance, audit requirements, technology and business continuity, security control and training requirements, and notification obligations. More than 27 U.S. states have either enacted the NAIC Insurance Data Security Model Law or are anticipated to enact it or similar laws in the near future and we expect more states to follow. Such enactments, especially if inconsistent between states or with existing laws and regulations could raise compliance costs or increase the risk of noncompliance, with the attendant risk of being subject to regulatory enforcement actions and penalties, as well as reputational harm. In February 2023, the NAIC released a draft updated model privacy law intended to replace the NAIC Insurance Information and Privacy Protection Model Act #670 and the Privacy of Consumer Financial and Health Information Regulation #672. However, after significant objections from stakeholders, the NAIC opted to abandon the draft new model law and instead turn its efforts to developing significant updates to existing Model Regulation #672.
The Company is monitoring regulatory guidance and rulemaking in these areas, and may be subject to increased compliance costs and regulatory requirements.
Artificial Intelligence
Regulatory standards relating to the use of artificial intelligence (“AI”) are evolving in the countries where we do business, and may increase risks associated with bias, unfair discrimination, transparency, and information security. For example, the E.U. is in the process of introducing new regulations applicable to certain AI technologies and to the data used to train, test and deploy them. U.S. state regulators have also shown increasing concern about the use of AI and the potential for discrimination and bias in insurance practices. In December 2023, the NAIC adopted the Use of Artificial Intelligence Systems by Insurers Model Bulletin with guidelines on how insurers can use AI and manage the risk of third-party vendors. The model bulletin has since been adopted in 23 states and the District of Columbia, and the NAIC has been considering drafting a new model law governing the use of AI. Other states have adopted their own guidance and regulations for the use of AI applicable to our business. For example, in July 2024, the New York Department of Financial Services adopted Insurance Circular Letter No. 7 Re: Use of Artificial Intelligence Systems and External Consumer Data and Information Sources in Insurance Underwriting and Pricing, which imposes obligations on insurers using AI or external consumer data and information sources. In May 2024, Colorado passed Senate Bill 24-205 (“the Colorado AI Law”), which became effective on February 1, 2026, regulates certain AI systems, and imposes obligations on AI system deployers and developers doing business in Colorado. The application of existing law and introduction of new or revised laws and regulations may require changes in our operations, increased compliance costs and reduce benefits from our adoption of artificial intelligence technologies.
Anti-Money Laundering And Anti-Bribery Laws
Our business is subject to various anti-money laundering and financial transparency laws and regulations that seek to promote cooperation among financial institutions, regulators and law enforcement entities in identifying parties that may be involved in terrorism or money laundering. In addition, under current U.S. law and regulations we may be prohibited from dealing with certain individuals or entities in certain circumstances and we may be required to monitor customer activities, which may affect our ability to attract and retain customers. We are also subject to various laws and regulations relating to corrupt and illegal payments to government officials and others, including the U.S. Foreign Corrupt Practices Act and the U.K.’s Anti-Bribery Law. The obligation of financial institutions, including the Company, to identify their clients, to monitor for and report suspicious transactions, to monitor dealings with government officials, to respond to requests for information by regulatory authorities and law enforcement agencies, and to share information with other financial institutions, has required the implementation and maintenance of internal practices, procedures and controls.
Unclaimed Property Laws
We are subject to the laws and regulations of states and other jurisdictions concerning the identification, reporting and escheatment of unclaimed or abandoned funds, and we are subject to audit and examination for compliance with these requirements.
Taxation
U.S. Taxation
Prudential Financial and certain domestic subsidiaries, including the Company, file a consolidated federal income tax return that includes both life insurance companies and non-life insurance companies. The principal differences between the Company’s actual income tax expense and the applicable statutory federal income tax rate are generally deductions for non-taxable investment income, including the Dividends Received Deduction (“DRD”) and certain tax credits. The applicable statutory federal income tax rate is 21%. A future increase in the applicable statutory federal income tax rate above 21% would adversely impact the Company's tax position. In addition, as discussed further below, the tax attributes of our products may impact both the Company’s and our customers’ tax positions. Also as discussed further below, new tax legislation and other potential changes to the tax law may impact the Company’s tax position and the attractiveness of our products.
The United States Tax Cuts and Jobs Act of 2017 ("Tax Act of 2017") changed the taxation of businesses and individuals by lowering tax rates and broadening the tax base through the acceleration of taxable income and the deferral or elimination of certain deductions, as well as changing the system of taxation of earnings of foreign subsidiaries. The most significant changes for the Company were: (1) the reduction of the corporate tax rate from 35% to 21%; (2) revised methodologies for determining deductions for tax reserves and the DRD; and (3) an increased capitalization and amortization period for acquisition costs related to certain products.
The Inflation Reduction Act of 2022 (the “Inflation Reduction Act”), among other provisions, imposes a 15% alternative minimum tax on corporations (“CAMT”) with average applicable financial statement income over $1 billion for any three-year period ending with 2022 or later. This provision is effective in taxable years beginning after December 31, 2022. On September 12, 2024, the U.S. Department of the Treasury and the Internal Revenue Service (IRS) issued proposed regulations providing guidance on the implementation of the CAMT. The proposed regulations address various aspects of the tax, including definitions, adjustments to financial statement income, and applicable reporting requirements. In June 2025, the IRS released further guidance for determining whether a corporation is subject to the CAMT. The Company will continue to monitor regulatory updates and assess their potential effects on our tax obligations. The impact of the alternative minimum tax, if any, will vary from year to year based on the relationship of our GAAP income to our taxable income. Prudential Financial and the controlled group of corporations of which the Company is a member has determined that it is an "applicable corporation" to determine if CAMT exceeds the regular federal income tax payable. Prudential Financial has amended its Tax Allocation Agreement, which covers all insurance companies within the US consolidated tax group, to allocate all impacts of the CAMT solely to Prudential Financial. Accordingly, none of the insurance companies in the Prudential Group will be subject to any CAMT impact for reporting purposes.
U.S. federal tax law generally permits tax deferral on the inside build-up of investment value of certain retirement savings, annuities and life insurance products until there is a contract distribution and, in general, excludes from taxation the death benefit paid under a life insurance contract. The Tax Act of 2017 did not change these rules, though it is possible that some individuals with overall lower effective tax rates could be less attracted to the tax deferral aspect of the Company’s products. The general reduction in individual tax rates and elimination of certain individual deductions may also impact the Company, depending on whether current and potential customers have more or less after-tax income to save for retirement and manage their mortality and longevity risk through the purchase of the Company’s products. Congress from time to time may enact other changes to the tax law that could make our products less attractive to consumers, including legislation that would modify the tax favored treatment of retirement savings, life insurance and annuities products. Such legislation could be in the form of a direct change to the tax favored aspects of life insurance, retirement savings or annuities, or an indirect change, such as a wealth tax or mark to market tax structure, which could make holding our products less attractive.
The products we sell have different tax characteristics and, in some cases, generate tax deductions and credits for the Company. Changes in either the U.S. or foreign tax laws may negatively impact the deductions and credits available to the Company, including the ability of the Company to claim foreign tax credits with respect to taxes withheld on our investments supporting separate account products. These changes would increase the Company’s actual tax expense and reduce its consolidated net income.
The profitability of any particular product is significantly dependent on the unique characteristics of the product and our ability to continue to generate taxable income, which is taken into consideration when pricing a product and is a component of our capital management strategies. Accordingly, changes in tax law, our ability to generate taxable income, or other factors impacting the availability or value of the tax characteristics generated by our products, could impact product pricing, increase our tax expense or require us to reduce our sales of these products or implement other actions that could be disruptive to our businesses.
International And Global Regulatory Initiatives
The Group of Twenty nations ("G20"), the Financial Stability Board ("FSB") and related bodies have developed proposals to address issues such as financial group supervision, capital and solvency standards, systemic risk, corporate governance including executive compensation, climate-related financial risks, and a host of related issues. The International Association of Insurance Supervisors ("IAIS"), the global standard setting body for the insurance sector contributes to the work of G20 and FSB through the development of standards that are intended to promote effective and globally consistent supervision and maintain fair, safe and stable insurance markets. As a standard setting body, the IAIS does not have direct authority to require insurance companies to comply with the standards it develops. However, the Company and its businesses could become subject to them if they were adopted by their respective regulators, which could impact the manner in which Prudential Financial deploys its capital, structures and manages its businesses, and otherwise operates both within the U.S. and abroad.
Risk Factors Related to Our Business
Our financial position and operating results are subject to certain risk factors discussed below. Many of these risks are interrelated and could occur under similar business and economic conditions, and the occurrence of certain of them may in turn cause the emergence or exacerbate the effect of others. Such a combination could materially increase the severity of the impact of these risks on our businesses, results of operations, financial condition and liquidity. You should take these risks into consideration when reviewing our financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” later in this prospectus.
Overview
The Company uses an integrated risk management framework to manage and oversee its risks. The Company’s risks include investment, insurance, market, liquidity, operational, and model risk as well as strategic risks that may cause the Company’s core business model to change, either through a shift in the businesses in which it is engaged or a change in execution. The Company’s strategic risks include regulatory and technological changes and other external factors. The Company's risks are further discussed below.
Investment Risk
Our investment portfolios are subject to the risk of loss due to default or deterioration in credit quality or value.
We are exposed to investment risk through our investments, which primarily consist of public and private fixed maturity securities, commercial mortgage and other loans, equity securities and alternative assets including private equity, hedge funds and real estate. We are also exposed to investment risk through a potential counterparty default.
Investment risk may result from: (1) economic conditions; (2) adverse capital market conditions, including disruptions in individual market sectors or a lack of buyers in the marketplace; (3) volatility; (4) credit spread changes; (5) benchmark interest rate changes; and (6) declines in value of underlying collateral. These factors may impact the credit quality, liquidity and value of our investments and derivatives, potentially resulting in higher capital charges and unrealized or realized losses. Also, certain investments we hold, regardless of market conditions, are relatively illiquid and our ability to promptly sell these assets for their full value may be limited. Additionally, our valuation of investments may include methodologies, inputs and assumptions which could result in changes to investment valuations that may materially impact our results of operations or financial condition.
Our investment portfolio is subject to credit risk, which is the risk that an obligor (or guarantor) is unable or unwilling to meet its contractual payment obligations on its fixed maturity security, loan or other obligations. Credit risk may manifest in an idiosyncratic manner (i.e., specific to an individual borrower or industry) or through market-wide credit cycles. Financial deterioration of the obligor increases the risk of default and may increase the capital charges required under such regimes as the NAIC RBC, or other constructs to hold the investment and in turn, potentially limit our overall capital flexibility. Credit defaults (as well as credit impairments, realized losses on credit-related sales, and increases in credit related reserves) may result in losses which adversely impact earnings, capital and our ability to appropriately match our liabilities and meet future obligations.
Our Company is subject to counterparty risk, which is the risk that the counterparty to a transaction could default or deteriorate in creditworthiness before or at the final settlement of a transaction. In the normal course of business, we enter into financial contracts to manage risks (such as derivatives to manage market risk and reinsurance treaties to manage insurance risk), improve the return on investments (such as securities lending and repurchase transactions) and provide sources of liquidity or financing (such as credit agreements, securities lending agreements and repurchase agreements). Reinsurance treaties may also be used to further strategic goals of the Company by facilitating the acquisition or divestiture of a block of business if an entity purchase or sale is not practical. These transactions expose the Company to counterparty risk. Counterparties include commercial banks, investment banks, broker-dealers and insurance and reinsurance companies. In the event of a counterparty deterioration or default, the magnitude of the losses (e.g., replacement costs) will depend on current market conditions and the feasibility (dependent on the complexity) and time requirement of entering a replacement transaction with a new counterparty. Highly bespoke transactions (e.g., strategic reinsurance) may not be replicable with any degree of certainty, possibly causing us to recapture liabilities and reestablish or strengthen reserves and capital, which could reduce capital flexibility. Losses are likely to be higher under stressed conditions.
Our investment portfolio is subject to equity risk, which is the risk of loss due to deterioration in market value of public equity or alternative assets. We include public equity and alternative assets (including private equity, hedge funds and real estate) in our portfolio constructions, as these asset classes can provide returns over longer periods of time, aligning with the long-term nature of certain of our liabilities. Public equity and alternative assets have varying degrees of price transparency. Equities traded on stock exchanges (public equities) have significant price transparency, as transactions are often required to be disclosed publicly. Assets with less price transparency include private equity (joint ventures/limited partnerships) and direct real estate. As these investments typically do not trade on public markets and indications of realizable market value may not be readily available, valuations can be infrequent and/or more volatile. A sustained decline in public equity and alternative markets may reduce the returns earned by our investment portfolio through lower-than-expected dividend income, property operating income, and capital gains, thereby adversely impacting earnings, capital, and product pricing assumptions. These assets may also produce volatility in earnings as a result of uneven distributions on the underlying investments.
Insurance Risk
We have significant liabilities for contract owners' benefits which are subject to insurance risk. Insurance risk is the risk that actual experience deviates adversely from our insurance assumptions, including mortality, morbidity, and contract owner behavior assumptions. We provide a variety of insurance products, on both an individual and group basis, that are designed to help customers protect against a variety of financial uncertainties. Our insurance products protect customers against their potential risk of loss by transferring those risks to the Company, where those risks can be managed more efficiently through pooling and diversification over a larger number of independent exposures. During this transfer process, we assume the risk that actual losses experienced in our insurance products deviates significantly from what we expect. More specifically, insurance risk is concerned with the deviations that impact our future liabilities. Our profitability may decline if mortality experience, morbidity experience or contract owner behavior experience differ significantly from our expectations when we price our products. In addition, if we experience higher-than-expected surrenders, withdrawals or claims, our liquidity position may be adversely impacted, and we may incur losses on investments if we are required to sell assets in order to fund surrenders, withdrawals or claims. If it is necessary to sell assets at a loss, our results of operations and financial condition could be adversely impacted.
Certain of our insurance products are subject to mortality risk, which is the risk that actual deaths experienced deviate adversely from our expectations. Mortality risk is a biometric risk that can manifest in the following ways:
•Mortality calamity is the risk that mortality rates in a single year deviate adversely from what is expected as the result of pandemics, natural or man-made disasters, military actions or terrorism. A mortality calamity event will reduce our earnings and capital and we may be forced to liquidate assets before maturity in order to pay the excess claims. Mortality calamity risk is more pronounced in respect of specific geographic areas (including major metropolitan centers, where we have concentrations of customers, including under group and individual life insurance, concentrations of employees or significant operations,) and in respect of countries and regions in which we operate that are subject to a greater potential threat of military action or conflict. Ultimate losses would depend on several factors, including the rates of mortality and morbidity among various segments of the insured population, the collectability of reinsurance, the possible macroeconomic effects on our investment portfolio, the effect on lapses and surrenders of existing contracts, as well as sales of new contracts and other variables.
•Mortality trend is the risk that mortality improvements in the future deviate adversely from what is expected. Mortality trend is a long-term risk that could emerge gradually over time. Longevity products, such as annuities, experience adverse impacts due to higher-than-expected mortality improvement. Mortality products, such as life insurance, experience adverse impacts due to lower-than-expected mortality improvement. If this risk were to emerge, the Company would update assumptions used to calculate reserves for in-force business, which may result in additional assets needed to meet the higher expected annuity claims or earlier expected life claims. An increase in reserves due to revised assumptions has an immediate impact on our results of operations and financial condition; however, economically the impact is generally long-term as the excess outflow is paid over time.
•Mortality base is the risk that actual base mortality deviates adversely from what is expected in pricing and valuing our products. Base mortality risk can arise from a lack of credible data on which to base the assumptions.
Certain of our insurance products are subject to contract owner behavior risk, which is the risk that actual contract owner behavior deviates adversely from what is expected.
•Lapse calamity is the risk that lapse rates over the short-term deviate adversely from what is expected, for example, surrenders of certain insurance products may increase following a downgrade of our financial strength ratings or adverse publicity. Only certain products are exposed to this risk. Products that offer a cash surrender value that resides in the general account, such as non-participating whole life products, could pose a potential short-term lapse calamity risk. Surrender of these products can impact liquidity, and it may be necessary in certain market conditions to sell assets to meet surrender demands. Lapse calamity can also impact our earnings and capital through its impact on estimated future profits.

•Contract owner behavior risk is the risk that the behavior of our customers or contract owners deviates adversely from what is expected. Contract owner behavior risk arises through product features which provide some degree of choice or flexibility for the contract owner, which can impact the amount and/or timing of claims. Such choices include surrender, lapse, partial withdrawal, contract loan, utilization, and premium payment rates for contracts with flexible premiums. While some behavior is driven by macro factors such as market movements, contract owner behavior at a fundamental level is driven primarily by contract owners’ individual needs, which may differ significantly from product to product depending on many factors including the features offered, the approach taken to market each product, and competitor pricing. For example, persistency (the probability that a contract will remain in force) within our annuities business may be significantly impacted by the value of guaranteed minimum benefits contained in many of our variable annuity products being higher than current account values in light of poor market performance as well as other factors. Many of our products also provide our customers with wide flexibility with respect to the amount and timing of premium deposits and the amount and timing of withdrawals from the contract’s value. Results may vary based on differences between actual and expected premium deposits and withdrawals for these products, especially if these product features are relatively new to the marketplace. The pricing of certain of our variable annuity products that contain certain living benefit guarantees is also based on assumptions about utilization rates, or the percentage of contracts that will utilize the benefit during the contract duration, including the timing of the first withdrawal. Results may vary based on differences between actual and expected benefit utilization. We may also be impacted by customers seeking to sell their benefits. In particular, the development of a secondary market for life insurance, including life settlements or “viaticals” and investor owned life insurance, and third-party investor strategies in our annuities business, could adversely affect the profitability of existing business and our pricing assumptions for new business. Contract owner behavior risk is generally a long-term risk that emerges over time. An increase in reserves due to revised assumptions has an immediate impact on our results of operations and financial condition; however, from an economic or cash flow perspective, the impact is generally long-term as the excess outflow is paid over time.
Our ability to reprice products is limited, and may not compensate for deviations from our expected insurance assumptions. Although some of our products permit us to increase premiums or adjust other charges and credits during the life of the contract or contract, the adjustments permitted under the terms of the contracts may not be sufficient to maintain profitability or may cause the contracts or contracts to lapse. Many of our products do not permit us to increase premiums or adjust other charges and credits or limit those adjustments during the life of the contract. Even if permitted under the contract, other factors may impact our decision whether to raise premiums or adjust other charges sufficiently, or at all. Accordingly, significant deviations in actual experience from our pricing assumptions could have an adverse effect on the profitability of our products.
We rely on data, technology, and intellectual property from third parties to administer our products, the unavailability or inaccuracy of which could disrupt our business. We use data, technology and intellectual property licensed from unaffiliated third parties in certain of our products and we may license additional third-party data, technology and intellectual property in the future. Any errors, delays or defects in this third-party data, technology and intellectual property could result in errors that could harm our brand and business. In addition, licensed data, technology and intellectual property may not continue to be available on commercially reasonable terms, or at all. If data providers were to terminate their relationship with us or experience operational disruptions, our ability to administer our products could be impacted. If a third party were to refuse to license its proprietary information to us on the same terms that it offers to our competitors or enter into exclusive contracts with our competitors, we could be at a competitive disadvantage. Disputes may arise between us and our licensors regarding the data, technology and intellectual property licensed to us under any license agreement, such as the scope of rights granted under the license, our compliance with our obligations under the license agreement, whether and the extent to which there has been infringement on intellectual property rights. Any of these could result in reputational and operational harm to our business.
Market Risk
The profitability of many of our insurance and annuity products are subject to market risk. Market risk is the risk of loss from changes in interest rates and equity prices.
The profitability of many of our insurance and annuity products depends in part on the value of the separate accounts supporting these products, which can fluctuate substantially depending on market conditions.
Derivative instruments that we use to hedge and manage interest rate and equity market risks associated with our products and businesses, and other risks might not perform as intended or expected resulting in higher-than-expected realized losses and stresses on liquidity and/or regulatory capital. Market conditions can limit availability of hedging instruments, require us to post additional collateral, and further increase the cost of executing product related hedges and such costs may not be recovered in the pricing of the underlying products being hedged.
Market risk may limit opportunities for investment of available funds at desired returns, including due to the prevailing interest rate environment, or other factors, with possible negative impacts on our overall results. Limited opportunities for attractive investments may lead to holding cash for long periods of time and an increased use of derivatives for duration management and other portfolio management purposes. The increased use of derivatives or portfolio rebalancing may increase the volatility of our U.S. GAAP results and our statutory capital.
Our investments, results of operations and financial condition may also be adversely affected by developments in the global economy, and in the U.S. economy (including as a result of an extended government shutdown, actions by the Federal Reserve with respect to interest rate and monetary policy, and adverse political developments). Global or U.S. economic activity and financial markets may in turn be negatively affected by adverse developments or conditions in specific geographical regions. In recent years, the financial markets have experienced periods of significant volatility and negative returns, contributing to an uncertain and evolving economic environment.

For a discussion of the impact of changes in market conditions on our financial condition see “Quantitative and Qualitative Disclosures About Market Risk" below.
Our insurance and annuity products, and our investment returns, are subject to interest rate risk, which is the risk of loss arising from asset/liability duration mismatches within our general account investments. The risk of mismatch in asset/liability duration is mainly driven by the specific dynamics of product liabilities. Some product liabilities are expected to have only modest risk related to interest rates because cash flows can be matched by available assets; however, other product liabilities generate long-term cash flows (i.e., 30 years or more), resulting in significant interest rate risk, since these cash flows cannot be matched by assets for sale in the marketplace, exposing the Company to future reinvestment risk. In addition, certain of our products provide for recurring premiums which may be invested at interest rates lower than the rates included in our pricing assumptions. Market-sensitive cash flows exist with other product liabilities including products whose cash flows can be linked to market performance through secondary guarantees, minimum crediting rates, and/or changes in insurance assumptions.
Our exposure to interest rates can manifest over years as in the case of earnings compression or in the short term by creating volatility in both earnings and capital. For example, some of our products expose us to the risk that changes in interest rates will reduce the spread between the amounts that we are required to pay under contracts and the rate of return we are able to earn on our general account investments supporting these contracts. When interest rates decline or remain low, we must invest in lower-yielding instruments, potentially reducing net investment income and constraining our ability to offer certain products. This risk is increased as more contract owners may retain their contracts in a low rate environment. Since many of our contracts have guaranteed minimum crediting rates or limit the resetting of crediting rates, the spreads could decrease or go negative.
Alternatively, when interest rates rise, we may not be able to replace the assets in our general account with the higher-yielding assets as quickly as needed to fund the higher crediting rates necessary to keep these products and contracts competitive. It is possible that fewer contract owners may retain their life and annuity contracts as they pursue higher crediting rates, which could expose the Company to losses and liquidity stress.
Our mitigation efforts with respect to interest rate risk are primarily focused on maintaining an investment portfolio with diversified maturities that has a key rate duration profile that is approximately equal to the key rate duration profile of our liability and surplus benchmarks; however, these benchmarks are based on estimates of the liability cash flow profiles which are complex and could be inaccurate, especially when markets are volatile. In addition, there are practical and capital market limitations on our ability to accomplish this matching. Due to these and other factors we may need to liquidate investments prior to maturity at a loss in order to satisfy liabilities or be forced to reinvest funds in a lower rate environment.
Guarantees within certain of our products, in particular our variable annuities and to a lesser extent certain individual life products, are market sensitive and may decrease our earnings or increase the volatility of our results of operations or financial position. Certain of our products, particularly our variable annuity products, include guarantees of minimum surrender values or income streams for stated periods or for life, which may be in excess of account values. Certain of our products, particularly our variable annuity and variable life products, include minimum death benefits or “no-lapse guarantees” that guarantee a death benefit as long as the “no-lapse guarantee” premium is paid. Certain of our products, particularly certain index-linked annuity and individual life products, include interest crediting guarantees based on the performance of an index. Downturns in equity markets, increased equity volatility, increased credit spreads, or (as discussed above) reduced interest rates could result in an increase in the valuation of liabilities associated with such guarantees, resulting in increases in reserves and reductions in net income. We use a variety of hedging and risk management strategies, including product features, to mitigate these risks in part and we may periodically change our strategies over time. These strategies may, however, not be fully effective. In addition, we may be unable or may choose not to fully hedge these risks. Hedging instruments may not effectively offset the costs of guarantees or may otherwise be insufficient in relation to our obligations. Hedging instruments also may not change in value correspondingly with associated liabilities due to equity market or interest rate conditions, non-performance risk or other reasons. We may choose to hedge these risks on a basis that does not correspond to their anticipated or actual impact upon our results of operations or financial position under U.S. GAAP. Changes from period to period in the valuation of these contract benefits, and in the amount of our obligations effectively hedged, will result in volatility in our results of operations and financial position under U.S. GAAP and our statutory capital levels. Estimates and assumptions we make in connection with hedging activities may fail to reflect or correspond to our actual long-term exposure from our guarantees. Further, the risk of increases in the costs of our guarantees not covered by our hedging and other capital and risk management strategies may become more significant due to changes in contract owner behavior driven by market conditions or other factors. The above factors, individually or collectively, may have a material adverse effect on our results of operations, financial condition or liquidity.
Our valuation of the liabilities for the minimum benefits contained in many of our variable annuity products requires us to consider the market perception of our risk of non-performance, and a decrease in our own credit spreads resulting from ratings upgrades or other events or market conditions could cause the recorded value of these liabilities to increase, which in turn could adversely affect our results of operations and financial position.
We are subject to counterparty risk associated with reinsurance transactions. To mitigate this risk, we may use coinsurance with funds withheld or modified coinsurance. With these reinsurance arrangements, we retain assets on our balance sheet whose related investment performance accrues to third-party reinsurers. The composition of these assets is subject to investment guidelines specific to the reinsurance treaties and may differ from those in which we would normally invest. Under GAAP, funds withheld and modified coinsurance reinsurance most often create embedded derivatives for the ceding company and the reinsurer, which are measured at fair value. The valuation of these embedded derivatives is sensitive to market factors, including credit spreads of the assets held by the ceding insurer, and can generate significant volatility in net income depending on market conditions. Changes in the fair value of embedded derivatives are included in “Realized investment gains (losses), net” on the Consolidated Statements of Operations, whereas changes in the fair value of assets are recorded primarily in “Accumulated other comprehensive income.”

Liquidity Risk
As a financial services company, we are exposed to liquidity risk, which is the risk that the Company is unable to meet near-term obligations as they come due.
Liquidity risk is a manifestation of events that are driven by other risk types (market, insurance, investment, operational). A liquidity shortfall may arise in the event of insufficient funding sources or an immediate and significant need for cash or collateral. In addition, it is possible that expected liquidity sources may be unavailable or inadequate to satisfy the liquidity demands described below.
The Company has four primary sources of liquidity exposure and associated drivers that trigger material liquidity demand. Those sources are:
•Derivative collateral market exposure: Abrupt changes to interest rate, equity, and/or currency markets may increase collateral requirements to counterparties and create liquidity risk for the Company.
•Asset liability mismatch: There are liquidity risks associated with liabilities coming due prior to the matching asset cash flows. Structural maturities mismatch can occur in activities such as securities lending, where the liabilities are effectively overnight open transactions used to fund longer term assets.
•Wholesale funding: We depend upon the financial markets for funding. These sources might not be available during times of stress, or may only be available on unfavorable terms, which can result in a decrease in our profitability and a significant reduction in our financial flexibility.
•Insurance cash flows: We face potential liquidity risks from unexpected cash demands due to severe mortality calamity, customer withdrawals or lapse events. If such events were to occur, the Company may face unexpectedly high levels of claim payments to contract owners.
Operational Risk
Our operations are exposed to the risk of loss resulting from inadequate or failed processes or systems, human error or misconduct, and as a result of external events.
An operational risk failure may result in one or more actual or potential impacts to the Company. Operational risk may be elevated as a result of significant changes to how the Company operates, including organizational changes and transformation efforts underway that increase execution risk.
Operational Risk Types
•People – Internal fraud, breaches of employment law, unauthorized activities; loss or lack of key personnel, inadequate training; inadequate supervision.
•Processes – Processing failure; failure to safeguard or retain documents/records; errors in valuation/pricing models and processes; project management or execution failures; improper sales practices; improper administration of our products.
•Technology – Failures during the development and implementation of new systems; systems failures.
•External Events – External crime; cyber-attack; outsourcing risk; vendor risk; natural and other disasters; changes in laws/regulations.
•Legal and Regulatory – Legal and regulatory compliance failures.
Potential Impacts
•Financial losses – The Company experiences a financial loss. This loss may originate from various causes including, but not limited to, transaction processing errors and fraud.
•Client service impacts – The Company may not be able to service customers. This may result if the Company is unable to continue operations during a business continuation event or if systems are compromised due to malware or virus.
•Regulatory fines or sanctions – When the Company fails to comply with applicable laws or regulations, regulatory fines or sanctions may be imposed. In addition, possible restrictions on business activities may result.
•Legal actions – Failure to comply with laws and regulations also exposes the Company to litigation risk. This may also result in financial losses.
•Reputational harm – Failure to meet regulator, customer, investor and other stakeholder expectations may cause reputational harm.
Key Enterprise Operational Risks — Key enterprise operational risks include, among others, the following:
We are subject to business continuation risk, which is the risk that our operations, systems or data, or those of third- parties on whom we rely, may be disrupted. We may experience a disruption in business continuity as a result of, among other things, the following:
•Severe pandemic, epidemic, or other public health crises, either naturally occurring or resulting from intentionally manipulated pathogens;
•Geo-political risks, including armed conflict and civil unrest;
•Terrorist events;
•Significant natural or accidental disasters;
•Cyber-attacks, both systemic (e.g., affecting the internet, cloud services, and/or other financial services industry infrastructure) and targeted (e.g., failures in or breach of our systems or that of third-parties on whom we rely);

•Insider threats;
•Physical infrastructure outages; and
•Workforce unavailability resulting from any of the above events, among others.
We depend heavily on our telecommunication, information technology and other operational systems and on the integrity and continuing availability of data we use to run our businesses and service our customers. These systems, and any available backups, may fail to operate properly or become disabled as a result of events or circumstances wholly or partly beyond our control.
Further, we face the risk of operational and technology failures experienced by others, including clearing agents, exchanges and other financial intermediaries and vendors and other third-parties to which we outsource the provision of services or business operations.
We, or third-parties on whom we rely, may not adequately maintain information security. There continues to be significant and increased cyber-attack activity against businesses, including but not limited to Prudential and others in the financial services sector and no organization, regardless of measures implemented to safeguard the systems and detect threats, is fully immune to cyber-attacks. Our cybersecurity risk remains heightened because of, among other things, the rapidly evolving nature and pervasiveness of cyber threats, our brand and reputation, our size and scale, our geographic presence and our role in the financial services industry and the broader economy. Risks related to cyber-attack arise in various areas, including:
•Protecting sensitive information is a constant need; however, some risks cannot be fully mitigated using administrative, technological, or physical controls, or otherwise.
•Employees, customers, third-party service providers on whom we rely, or other users of our systems continue to be a key avenue for malicious external parties to gain access to our network, systems, data, or that of our customers. Many attacks leverage social engineering schemes (such as phishing, vishing, or smishing) to coax an internal user to click on a malicious attachment or link to introduce malware into companies’ systems or steal the user’s username and password. Such social engineering schemes are becoming increasingly sophisticated and may involve emerging technologies such as deepfakes. Senior-level executives are increasingly becoming the targets of such attacks. Fraudulent schemes to solicit information via call centers, remote help desks and interactive voice response systems continue to increase in both volume and sophistication.
•Cyber-attacks involving the encryption and/or threat to disclose personal or confidential information (i.e., ransomware) or disruptions of communications (i.e., denial of service) for the purposes of, among other things, extortion or other motives persist and are on the rise.
•Financial services companies and their third-party service providers (including their downstream service providers) are increasingly being targeted by hackers and fraudulent actors seeking to monetize personal or confidential information to extort money, or for other malicious purposes. Such campaigns have targeted online applications and services.
•Rapidly-evolving artificial intelligence technologies have been leveraged by threat actors to make cyber-attacks more effective and efficient.
•Nation-state sponsored or affiliated organizations, or politically motivated actors, are engaged in cyber-attacks, not only for monetization purposes, but also to gain information about foreign citizens, businesses and governments, or to influence or cause disruptions in commerce or political affairs. In light of recent geopolitical events, including conflicts in Europe and the Middle East, state-sponsored or affiliated parties and/or their supporters may launch retaliatory cyber-attacks, and may attempt to cause supply chain and other third-party service provider disruptions, or take other geopolitically motivated retaliatory actions that may disrupt our business operations, and/or result in the compromise of our systems or data.
•Increasingly, malicious actors can be in companies’ systems for an extended period of time before being detected. Even if the malicious actors are discovered quickly, it could take considerable additional time for us to determine the scope of compromise, and the extent, amount, and type of information compromised, if any, and to fully contain the malicious actors, remediate and recover.
•Employees, third-party service providers or other individuals purportedly acting on behalf of the Company may fail (as a result of human error or misconduct) to comply with applicable policies and procedures, and/or circumvent controls or safeguards for unauthorized purposes. Our increased adoption of remote working increases these risks, as our interaction with employees and external service providers occur on information systems, networks and environments over which we have less control and which may be more difficult to monitor.
•We rely on third-parties to provide services, as described further below. While we maintain certain standards for all vendors that provide us services, our vendors, and in turn, their own service providers, have become subject to security breaches, including as a result of their failure to perform in accordance with their contractual obligations.
•Hardware, software or applications developed by, obtained from, or implemented in accordance with specifications provided by third-parties may contain vulnerabilities in design, maintenance or manufacturing that could be exploited to compromise the Company’s information security.
•Continuing use of remote or flexible work arrangements, including remote access tools and mobile technology (including use of personal devices), have expanded potential attack surfaces.
•The proliferation of third-party financial data aggregators and emerging technologies, including the development and use of artificial intelligence, increase our information security risks and exposure.

The development and adoption of artificial intelligence ("AI"), including generative artificial intelligence (“Generative AI”), and its use and anticipated use by us or by third-parties on whom we rely, may increase the operational risks discussed above or create new operational risks that we are not currently anticipating. AI technologies offer potential benefits in areas such as customer service personalization and process automation, and we expect to use AI and Generative AI to help deliver products and services and support critical functions. We also expect third-parties on whom we rely to do the same. There are significant risks involved in developing and deploying AI and there can be no assurance that the usage of AI will enhance our products or services or be beneficial to our business, including our efficiency or profitability. AI and Generative AI may be misused by us or by such third-parties, and that risk is increased by the relative newness of the technology, the speed at which it is being adopted, and the lack of laws, regulations or standards governing its use. Such misuse could expose the Company to legal or regulatory risk, damage customer relationships or cause reputational harm. Further, our ability to continue to develop and efficiently deploy AI technologies depends on access to specific third-party equipment and other physical infrastructure, such as processing hardware and network capacity, as to which we cannot control the availability or pricing, especially in a highly competitive environment. Our competitors may also adopt AI or Generative AI more quickly or more effectively than we do, which could cause competitive harm. Because the Generative AI technology is so new, some of the potential risks of Generative AI are currently unknowable, however, specific risks relating to AI and Generative AI could include, among others:
•Reputational Damage: Malicious actors could use AI to create deepfakes of the Company's executives or manipulate financial documents, leading to loss of customer trust and significant reputational damage. Moreover, the use of AI trained on inaccurate data sets could result in inaccurate or biased decisions. In addition, public and regulatory focus on ethical use and data privacy concerns regarding AI could result in reputational damage if we fail, or are perceived to fail, to align with societal expectations or regulatory standards relating to the use of AI.
•Fraudulent Activity: AI could be used to create forged documents or impersonate individuals to commit financial fraud, leading to financial losses and regulatory scrutiny.
•Misinformation and Disinformation: The ability to generate realistic and convincing synthetic media could be used to spread misinformation and disinformation, impacting public opinion and undermining trust in the financial system.
•Privacy Concerns: AI could be used to create synthetic identities or manipulate personal data, raising privacy concerns related to data breaches and other potential violations of consumer rights and data protection regulations.
•Cybersecurity Threats: AI could be used to create sophisticated phishing attacks or bypass security measures, increasing the risk of cyberattacks and data breaches.
We, or third-parties on whom we rely, may not adequately ensure the integrity, confidentiality, or availability of personal and confidential information. In the course of our ordinary business, we collect, store and disclose to various third-parties (e.g., service providers, reinsurers, etc.) substantial amounts of personal and confidential information, including in some instances sensitive personal information, including health-related information. We are subject to the risk that the integrity, confidentiality, or availability of this information may be compromised, including as a result of an information security breach described above, or that such events occurring at third-parties may not be disclosed to us in a timely manner. And we may have insufficient recourse against such third-parties from which such breaches originate. We have experienced cybersecurity events resulting in, among other things the compromise of personal and confidential information, including sensitive health information, of our customers and other stakeholders.
We may incur significant costs and other negative consequences resulting from cyber-attacks or other information security breaches. Any compromise or perceived compromise of the security of our systems or data or that of one of our vendors could damage our reputation, cause the deterioration or termination of relationships with among others, customers, distributors, government-run health insurance exchanges, marketing partners and insurance carriers, reduce demand for our services, result in the loss of business opportunities, and subject us to significant liability and expense as well as regulatory action, penalties and lawsuits, which would harm our business, operating results and financial condition. We may also incur significant costs in connection with our response, recovery, remediation, modification of protective measures, and compliance efforts, including costs associated with mitigating the impact of any errors, interruptions, delays or cessations of service. Additionally, our failure to timely or accurately communicate cyber incidents to relevant parties could result in regulatory, operational and reputational risk. To the extent we maintain cyber insurance, liabilities or losses arising from certain cyber incidents may not be covered or fully covered under such policies, including if our insurer denies coverage as to any particular claim in the future, and may not take into account reputational damage, the costs of which are impossible to quantify, and the amount of insurance may not be adequate. In addition, our insurance coverage with respect to cyber incidents may increase in cost or cease to be available on commercially reasonable terms, or at all, in the future.
Third-parties (outsourcing providers, vendors and suppliers and joint venture partners) present added operational risk to our enterprise. The Company's business model relies heavily on the use of third-parties to deliver contracted services in a broad range of areas. This presents the risk that the Company is unable to meet legal, regulatory, financial or customer obligations because third-parties fail to deliver contracted services, or that the Company is exposed to reputational damage because third-parties operate in a poorly controlled manner. We use affiliates and third-party vendors located outside the U.S. to provide certain services and functions, which also exposes us to business disruptions and political risks as a result of risks inherent in conducting business outside of the United States. In our investments in which we hold a minority interest, or that are managed by third-parties, we lack management and operational control over operations, which may subject us to additional operational, compliance and legal risks and prevent us from taking or causing to be taken actions to protect or increase the value of those investments. In those jurisdictions where we are constrained by law from owning a majority interest in jointly owned operations, our remedies in the event of a breach by a joint venture partner may be limited (e.g., we may have no ability to exercise a “call” option).

Affiliate and third-party distributors of our products present added regulatory, competitive and other risks to our enterprise. Our products are sold primarily through captive/affiliated distributors and third-party distributing firms. Our captive/affiliated distributors are made up of sales personnel who are generally compensated based on commissions. The third-party distributing firms are rarely dedicated to us exclusively and may frequently recommend and/or market products of our competitors. Accordingly, we must compete for their services. Our sales could be adversely affected if we are unable to attract, retain or motivate third-party distributing firms or if we do not adequately provide support, training, compensation, and education to this sales network regarding our products, or if our products are not competitive and not appropriately aligned with consumer needs. While third-party distributing firms have an independent regulatory accountability, regulators have been clear with expectations that product manufacturers retain significant sales practices accountability.
The Company and our distributors are subject to rules regarding the standard of care applicable to sales of our products and the provision of advice to our customers, and in recent years many of these rules have been revised or re-examined. In addition, there have been a number of investigations regarding the marketing practices of brokers and agents selling annuity and insurance products and the payments they receive. Furthermore, sales practices and investor protection have increasingly become areas of focus in regulatory examinations. These investigations and examinations have resulted in enforcement actions against us and companies in our industry and brokers and agents marketing and selling those companies’ products. Enforcement actions could result in penalties and the imposition of corrective action plans and/or changes to industry practices, which could adversely affect our ability to market our products. If our products are distributed in an inappropriate manner, or to customers for whom they are unsuitable, or distributors of our products otherwise engage in misconduct, we may suffer reputational and other harm to our business and be subject to regulatory action, penalties or damages. Our business may also be harmed if captive/affiliate distributors engage in inappropriate conduct in connection with the sale of third-party products.
Many of our distribution personnel are independent contractors or franchisees. From time to time, their status has been challenged in courts and by government agencies, and various legislative or regulatory proposals have been introduced addressing the criteria for determining the status of independent contractors’ classification as employees for, among other things, employment tax purposes or other employment benefits. The costs associated with potential changes with respect to these independent contractor and franchisee classifications have impacted our results previously and could have a material adverse effect on our business in the future.
Although we distribute our products through a wide variety of distribution channels, we do maintain relationships with certain key distributors. We periodically negotiate the terms of these relationships, and there can be no assurance that such terms will remain acceptable to us or such third-parties. An interruption in certain key relationships could materially affect our ability to market our products and could have a material adverse effect on our business, operating results and financial condition. Distributors may elect to reduce or terminate their distribution relationships with us, including for such reasons as adverse developments in our business, competitiveness of product offerings, adverse rating agency actions or concerns about market-related risks. We are also at risk that key distribution partners may merge, change their business models in ways that affect how our products are sold, or terminate their distribution contracts with us, or that new distribution channels could emerge and adversely impact the effectiveness of our distribution efforts. An increase in bank and broker-dealer consolidation activity could increase competition for access to distributors, result in greater distribution expenses and impair our ability to market products through these channels. Consolidation of distributors and/or other industry changes may also increase the likelihood that distributors will try to renegotiate the terms of any existing selling agreements to terms less favorable to us. Finally, we also may be challenged by new technologies and marketplace entrants that could interfere with our existing relationships.
Model Risk
As a financial services company, we are exposed to model risk, which is the risk of financial loss or reputational damage or adverse regulatory impacts caused by model errors or limitations, incorrect implementation of models, or misuse of or overreliance upon models. Models are utilized by our businesses and corporate areas primarily to project future cash flows associated with pricing products, calculating reserves and valuing assets, as well as in evaluating risk and determining capital requirements, among other uses. Because models are used across the Company, model risk impacts all risk types. As our businesses continue to grow and evolve, the number and complexity of models we utilize expands, increasing our exposure to error in the design, implementation or use of models, including the associated input data and assumptions. Furthermore, model risk will be elevated during periods of transformation or due to new or changing laws or regulations.
Strategic Risk
We are subject to the risk of events that can cause our fundamental business model to change, either through a shift in the businesses in which we are engaged or a change in our execution. In addition, other risks may become strategic risks. For example, we have considered and must continue to consider the impact of the interest rate environment on new product development and continued sales of interest sensitive products.
Changes in the regulatory landscape may be unsettling to our business model. New laws and regulations are being considered in the U.S. and our other countries of operation at an increasing pace, as there has been greater scrutiny on financial regulation over the past several years. In addition, changes in policies under presidential executive orders have raised significant legal, regulatory and tax uncertainties. Proposed or unforeseen changes in law or regulation, or changes in the way existing laws or regulations are interpreted or enforced, may adversely impact our business. See “Regulation” for a discussion of certain recently enacted and pending proposals by international, federal and state regulatory authorities and their potential impact on our business, including in the following areas:
•Financial sector regulatory reform.
•U.S. federal, state and local tax laws, including CAMT.
•U.S. federal securities laws.

•Fiduciary rules and other standards of care.
•Our regulation under U.S. state insurance laws and developments regarding group-wide supervision and capital standards, accounting rules, RBC factors for invested assets and reserves for life insurance, variable annuities and other products.
•Privacy, data, artificial intelligence and cybersecurity regulation.
Changes in accounting rules applicable to our business may also have an adverse impact on our results of operations or financial condition. For a discussion of accounting pronouncements and their potential impact on our business, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
Changes in technology and other external factors may be unsettling to our business model. We believe the following aspects of technological and other changes would significantly impact our business model. There may be other unforeseen changes in technology and the external environment, including the regulatory response to technological change, which may have a significant impact on our business model.
•Interaction with customers. Technology is moving rapidly and as it does, it puts pressure on existing business models. Some of the changes we can anticipate are increased choices about how customers want to interact with the Company or how they want the Company to interact with them. Evolving customer preferences and changing privacy regulations may drive a need to redesign products and change the way we interact with customers. Our distribution channels may change to become more automated, at the place and time of the customer’s choosing. Such changes clearly have the potential to disrupt our business model.
•Investment Portfolio. Technology may have a significant impact on the companies in which the Company invests. For example, environmental concerns spur scientific inquiry which may reposition the relative attractiveness of wind or sun power over oil and gas. The transportation industry may favor alternative modes of conveyance of goods which may shift trucking or air transport out of favor. Consumers may change their purchasing behavior to favor online activity which would change the role of malls and retail properties.
•Medical Advances. The Company is exposed to the impact of medical advances. The unequal availability of detailed information (e.g., genetic testing) to consumers and insurers can create asymmetrical information and create anti-election risks. Also, technologies that extend lives will challenge our actuarial assumptions particularly related to mortality and longevity risk.
The following items are examples of other factors which could have a meaningful impact on our business.
•A downgrade in our financial strength or credit ratings could potentially, among other things, adversely impact our business prospects, results of operations, financial condition and liquidity. We cannot predict what additional actions rating agencies may take, or what actions we may take in response to the actions of rating agencies, which could adversely affect our business. Our ratings could be downgraded at any time and without notice by any rating agency. Credit rating agencies continually review their methodologies, including capital and earnings assessment models, as well as their ratings for the companies that they follow, including us. The credit rating agencies also evaluate the industry as a whole and may change our credit rating based on their overall view of our industry. In addition, a sovereign downgrade could result in a downgrade of Pruco Life.
•The changing competitive landscape may adversely affect the Company. In our business we face intense competition from insurance companies and diversified financial institutions, both for the ultimate customers for our products and, in many businesses, for distribution through non-affiliated distribution channels. Technological advances, changing customer expectations, including related to digital offerings, access to customer data or other changes in the marketplace may present opportunities for new or smaller companies without established products or distribution channels to meet consumers’ increased expectations more efficiently than us. Fintech and insurtech companies and companies in other industries with greater access to customers and data have the potential to disrupt industries globally, and many participants have been partially funded by industry players.
•Climate change may increase the severity and frequency of calamities, or adversely affect our investment portfolio or investor sentiment. Climate change may increase the frequency and severity of weather-related disasters and pandemics. In addition, climate change regulation may affect the prospects of companies and other entities whose securities we hold, or our willingness to continue to hold their securities. It may also impact other counterparties, including reinsurers, and affect the value of investments. We cannot predict the long-term impacts on us from climate change or related regulation. Climate change may also influence investor sentiment with respect to the Company and investments in our portfolio.
•We may fail to meet expectations relating to environmental, social, and governance standards and practices. Certain existing or potential investors, customers and regulators evaluate our business or other practices according to a variety of environmental, social and governance (“ESG”) standards and expectations. Certain of our regulators have proposed or adopted, or may propose or adopt, ESG rules or standards that would apply to our business. Our practices may be judged by ESG standards that are continually evolving and not always clear. Prevailing ESG standards and expectations may also reflect contrasting or conflicting values or agendas. We may fail to meet our commitments or targets, and our policies and processes to evaluate and manage ESG standards in coordination with other business priorities may not be completely effective or satisfy investors, customers, regulators, or others. We may face adverse regulatory, investor, customer, media, or public scrutiny leading to business, reputational, or legal challenges.
•Market conditions and other factors may adversely impact product sales or increase expenses. Examples include:
◦A change in market conditions, such as higher inflation and higher interest rates, could cause a change in consumer sentiment and behavior adversely affecting sales and persistency of our savings and protection products.

Conversely, low inflation and low interest rates could cause persistency of these products to vary from that anticipated and adversely affect profitability. Similarly, changing economic conditions and unfavorable public perception of financial institutions can influence customer behavior, including increasing claims or surrenders in certain products.
◦Lapses and surrenders of certain insurance products may increase if a market downturn, increased market volatility or other market conditions result in customers becoming dissatisfied with their investments or products.
•Our reputation may be adversely impacted if any of the risks described in this section are realized. Reputational risk could manifest from any of the risks as identified in the Company’s risk identification process. Failure to effectively manage risks across a broad range of risk issues exposes the Company to reputational harm. If the Company were to suffer a significant loss in reputation, both contract owners and counterparties could seek to exit existing relationships. Additionally, large changes in credit worthiness, especially credit ratings, could impact access to funding markets while creating additional collateral requirements for existing relationships. The mismanagement of any such risks may potentially damage our reputational asset. Our business is anchored in the strength of our brand, our alignment to our values, and our proven commitment to keep our promises to our customers. Any negative public perception, founded or otherwise, can be widely and rapidly shared over social media or other means, and could cause damage to our reputation.
•Prudential Financial may be unable to attract and retain key personnel. Prudential Financial provides us with personnel pursuant to an expense charge and allocation agreement. Strong competition exists for qualified personnel with demonstrated abilities. If Prudential Financial is unable to attract and retain key personnel, our financial results and ability to compete could be adversely affected.
Directors and Executive Officers
The directors and executive officers of Pruco Life are as follows:

Name	Age (as of 5/1/2026)	Position
Reshma V. Abraham	47	Director and Vice President
Markus Coombs	50	Director, Vice President, Chief Financial Officer, and Chief Accounting Officer
Alan M. Finkelstein	55	Director and Treasurer
Scott E. Gaul	50	Director and Vice President
Bradley O. Harris	56	Director
Salene Hitchcock-Gear	62	Director
Matthew Silver	42	Senior Vice President, Chief Actuary and Appointed Actuary
Dylan J. Tyson	53	Director, President, and Chief Executive Officer
Amy M. Woltman	52	Vice President, Chief Legal Officer, and Secretary
Reshma V. Abraham has served as Director since April 1, 2025, and Vice President since March 19, 2025. She has been employed by Prudential Financial since November 2014 and currently holds the title of Vice President, Finance. Previously, she served as Vice President, Actuary of New York Life from May 2009 to November 2014, and Associate Actuary of AXA Equitable from August 2000 to May 2009. She received her B.S. degree from Tufts University. She brings to the board vast finance and actuarial experience, qualifications and skills that led to selection for the board.
Markus Coombs has served as Director since February 19, 2020, Vice President since March 4, 2020, and Chief Accounting Officer and Chief Financial Officer since April 1, 2025. He has been employed by Prudential Financial since January 2016 and currently holds the title of Vice President, Finance. Previously, he served as Senior Vice President of AIG from February 2013 to January 2016, Actuary of AXA Equitable from June 2007 to February 2013, and Actuary of Axa Life UK from June 2001 to June 2007. He received his B.S.C. degree from University of Southampton, U.K. He brings to the board vast finance and actuarial experience, qualifications and skills that led to selection for the board.
Alan M. Finkelstein has served as Director and Treasurer since June 19, 2023. He has been employed by Prudential Financial since June 2014 and currently holds the title of Senior Vice President, Corporate Treasurer and Head of Stakeholder Relations. Previously, he served as Managing Director of Evercore Partners from September 2011 to May 2014 and Managing Director at Macquarie Group from April 2003 to June 2011. He received his B.B.A. degree from University of Wisconsin. He brings to the board vast treasury and accounting experience, qualifications and skills that led to selection for the board.
Scott E. Gaul has served as Director and Vice President since June 1, 2023. He has been employed by Prudential Financial since April 1997 and currently holds the title of Vice President, Investment and Pension Solutions. He received his B.S. degree from Penn State. He brings to the board vast finance and actuarial experience, qualifications and skills that led to selection for the board.
Bradley O. Harris has served as Director since September 29, 2023. He has been employed by Prudential Financial since May 2023 and currently holds the title of Senior Vice President and Chief Actuary. Previously, he served as Executive Vice President and Chief Risk Officer of Jackson Financial from December 2015 to May 2023, held various positions, including Chief Actuary, of Prudential Corporation Asia from February 2007 to November 2015, and held various positions, including Vice President, A&H Profit Center Manager, of AIG American General from December 2001 to January 2007. He received his B.S. degree from University of Kentucky. He brings to the board vast actuarial experience, qualifications and skills that led to selection for the board.

Salene Hitchcock-Gear has served as Director since July 25, 2018. She has been employed by Prudential Financial since June 2017 and currently holds the title of Senior Vice President, Individual Life Insurance. Previously, she served as President and CEO of Ameritas Investment Corp. from February 2003 to May 2017, President and CEO of Acacia Insurance Company from April 2008 to June 2013, and President and CEO of The Advisors Group from March 2000 to February 2003. She received her B.A. degree from University of Michigan, and her J.D. degree from New York University School of Law. She brings to the board vast finance and business leadership experience, qualifications and skills that led to selection for the board.
Matthew Silver has served as Appointed Actuary since December 5, 2022, and Chief Actuary and Senior Vice President since December 11, 2023. He has been employed by Prudential Financial since May 2006 and currently holds the title of Vice President, Actuary. He received his B.S. degree from Virginia Tech.
Dylan J. Tyson has served as Director, President and Chief Executive Officer since December 1, 2019. He has been employed by Prudential Financial since January 1995 and currently holds the position of Senior Vice President, Prudential Retirement Strategies. He received his A.B. degree from Stanford University, and M.B.A. degree from The Anderson School at UCLA. He brings to the board vast finance and business leadership experience, qualifications and skills that led to selection for the board.
Amy M. Woltman has served as Chief Legal Officer, Vice President and Secretary since January 10, 2024. She has been employed by Prudential Financial since December 2013 and currently holds the title of Vice President, Corporate Counsel. Previously, she served as Vice President, Associate General Counsel of Scottish Re from June 2006 to November 2013, and Associate Actuary of Cadwalader, Wickersham & Taft from August 2004 to June 2006. She received her B.A. degree from Williams College and her J.D. degree from Harvard Law School.
Compensation Of Directors And Executive Officers
We do not have any employees. Our parent company, Prudential Financial, provides us with personnel, including our executive officers, pursuant to an expense charge and allocation agreement. Accordingly, we do not determine or pay any compensation to our executive officers. Prudential Financial determines and pays the salaries, bonuses, and other compensation earned by our executive officers, including any employee benefit plans, retirement benefits, or perquisites.
Our directors are also employees of Prudential Financial. They do not receive any separate compensation for their services as directors. None of our directors qualify as an independent director under the independence standards of the NYSE.
Security Ownership of Certain Beneficial Owners and Management
We are a wholly owned subsidiary of Prudential Insurance, which in turn is a direct wholly owned subsidiary of Prudential Financial. None of our directors or executive officers beneficially owns shares of the Company’s voting securities.
Related Person Transactions
[To be provided by pre-effective amendment.]

FINANCIAL INFORMATION
Financial Information is found in Appendix C to this prospectus.

GLOSSARY: DEFINITIONS OF SPECIAL TERMS USED IN THIS PROSPECTUS
Capitalized terms used in this prospectus are defined herein or in the prospectus for your Contract.
Buffer – The level of protection from negative Index Return applied to amounts allocated to a Segment on the maturity date. Any negative Index Return in excess of the Buffer reduces the value of the Contract Fund.
Designated Transfers – Reoccurring monthly transfers to the Index Strategies.
Fixed Holding Account(s) – Account(s) that holds amounts designated for investment in Index Strategies prior to transfer on the next Segment start date(s). Each Index Strategy will have its own Fixed Holding Account.
Index (Indices) – The reference Index for each Index Strategy.
Index Growth Cap (“Cap” or “Cap Rate”) – Used in determining the maximum rate of return that may be credited to a Segment on the maturity date.
Index Growth Floor (“Floor”) – Used in determining the minimum rate of return that will be credited to a Segment on the maturity date.
Index Interest – The amount you receive on a Segment maturity date based on the performance of the Index, the terms of the Index Strategy and the amount in the Index Strategy Segment Base. Index Interest can be positive or negative, meaning you can lose principal and prior earnings.
Index Return – The percentage change in the Index Value from the Segment start date to the Segment maturity date, which is used to determine the Index Interest for an Index Strategy Segment. An Index Return is calculated by taking the Index Value on the Segment maturity date, minus the Index Value on the Segment start date, and then dividing the result by the Index Value on the Segment start date.
Index Strategy(ies) – Any index-linked investment option we make available that applies Index Interest, subject to any limitations on participation in Index performance.
Index Strategy Segment(s) (“Segment(s)”) – The investment period(s) of an Index Strategy. A new Segment is created on each Segment start date you allocate a portion of your total Contract Fund into an Index Strategy. A Segment ends on the Segment maturity date, which is the day any applicable Index Interest is calculated.
Index Strategy Segment Base – The amount of Contract Fund value allocated to an Index Strategy Segment on a Segment start date. The Index Strategy Segment Base is used in determining the value of an Index Strategy Segment prior to the Segment maturity date and the Index Interest applied on the Segment maturity date. During the Segment, the Index Strategy Segment Base can be reduced by any transfers, withdrawals, loans, and Contract charges.
Index Value – The value of the Index that is published by the Index provider, excluding any dividends that may be paid by the firms that comprise the Index, as of the close of business each day that Index is calculated. If there is no published value for an Index on a particular Valuation Day, the closing value of that Index on the most recent Valuation Day will be used.
Interim Value – For Index Strategies with a Buffer, the value of an Index Strategy Segment Base on any Valuation Day during an Index Strategy Segment other than the Segment start date and maturity date. It is a calculated value (as described in the Interim Value section). During a Segment, the Interim Value is included in the Contract Fund value and Cash Surrender Value.
Monthly Transfer Date – Each month the current value of the Fixed Holding Accounts (including any interest earned) is transferred into new Segments for the Index Strategies you selected.
Participation Rate – The percentage of any positive Index Return that will be used in calculating the Index Interest on the Segment maturity date.
Segment Maturity Allocation Program – Allows for the complete allocation of Index Strategy Segment maturity values to the Variable Index Options over consecutive Segment maturity cycles.
Spread – A percentage that reduces the value of positive Index Returns used in the calculation of Index Interest.
Step Rate – The minimum rate that may be credited to amounts allocated to a Segment on the maturity date if the Index Return is between zero and the minimum Step Rate.
Valuation Day – (1) Any day the New York Stock Exchange is open, and (2) any day the value of an Index is published.
i

APPENDIX A: INTERIM VALUE OF INDEX STRATEGIES SEGMENTS
Below is additional information regarding the Interim Value calculation.
The Interim Value for an Index Strategy Segment is equal to the sum of (1) and (2), where:
(1) Is equal to:
a.The Index Strategy Segment Base on the Valuation Day the Interim Value is calculated, reduced by;
b.The fair value of the replicating portfolio of options on the Index Segment start date, with straight-line amortization to the Segment maturity date;
(2) The fair value of the replicating portfolio of options

The options utilized to value the underlying options in the various Index Strategies depend on the Index Strategy chosen and are:
1.At-the-money-call option (AMC)
2.Out-of-the-money call option (OMC)
3.Out-of-the-money put option (OMP)
4.Binary call option (BC) (inclusive of the bull spread)
5.At-the-money put option (AMP)
6.Out-of-the-money binary put option (OMBP)
The replicating portfolio of options for each strategy type is as follows:
•Capped With Buffer Index Strategies
◦AMC – OMC – OMP
•Enhanced Cap Rate with Spread And Buffer Index Strategies
◦OMC(Spread) – OMC(Cap + Spread) – OMP
•Step Rate Plus With Buffer Index Strategies
◦(Step Rate * 1,000 * BC) + (Participation Rate * OMC) – OMP
•Dual Directional With Buffer Index Strategies
◦AMC + AMP – (OMC + 2 * OMP + Buffer * 1,000 * OMBP)

When we calculate the Interim Value, we obtain market data for derivative pricing each business day from outside vendors. If these values are available and we are delayed in receiving these values, and cannot calculate a new Interim Value, we will use the prior business day’s market data that we have on file for calculating Interim Value.

A-1

APPENDIX B: IMPORTANT INFORMATION ABOUT THE INDICES
About the S&P 500®
The S&P 500® is a product of S&P Dow Jones Indices LLC, a division of S&P Global, or its affiliates (“SPDJI”), and has been licensed for use by Prudential for itself and affiliates including Pruco Life Insurance Company (“Pruco Life”). Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC, a division of S&P Global (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed by Pruco Life. It is not possible to invest directly in an index. Pruco Life’s products are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices makes any representation or warranty, express or implied, to the owners of Pruco Life’s products or any member of the public regarding the advisability of investing in securities generally or in Pruco Life’s products particularly or the ability of the S&P 500® to track general market performance. Past performance of an index is not an indication or guarantee of future results. S&P Dow Jones Indices’ only relationship to Pruco Life with respect to the S&P 500® is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its licensors. The S&P 500® is determined, composed and calculated by S&P Dow Jones Indices without regard to Pruco Life or Pruco Life’s products. S&P Dow Jones Indices has no obligation to take the needs of Pruco Life or the owners of Pruco Life’s products into consideration in determining, composing or calculating the S&P 500®. S&P Dow Jones Indices is responsible for and have not participated in the determination of the prices, and amount of Pruco Life’s products or the timing of the issuance or sale of Pruco Life’s products or in the determination or calculation of the equation by which Pruco Life’s products are to be converted into cash, surrendered or redeemed, as the case may be. S&P Dow Jones Indices has no obligation or liability in connection with the administration, marketing or trading of Pruco Life’s products. There is no assurance that investment products based on the S&P 500® will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment or tax advisor. A tax advisor should be consulted to evaluate the impact of any tax-exempt securities on portfolios and the tax consequences of making any particular investment decision. Inclusion of a security within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice.
NEITHER S&P DOW JONES INDICES NOR THIRD PARTY LICENSOR GUARANTEES THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P 500® OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY PRUCO LIFE, OWNERS OF PRUCO LIFE’S PRODUCTS OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500® OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD-PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND PRUCO LIFE OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

B-1

APPENDIX C

C-1

FINANCIAL INFORMATION
FORWARD-LOOKING STATEMENTS
Certain of the statements included in this prospectus constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as “expects,” “believes,” “anticipates,” “includes,” “plans,” “assumes,” “estimates,” “projects,” “intends,” “should,” “will,” “shall” or variations of such words are generally part of forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon Pruco Life Insurance Company and its subsidiaries. There can be no assurance that future developments affecting Pruco Life Insurance Company and its subsidiaries will be those anticipated by management. These forward-looking statements are not a guarantee of future performance and involve risks and uncertainties, and there are certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements, including, among others: (1) losses on investments or financial contracts due to deterioration in credit quality or value, or counterparty default; (2) losses on insurance products due to mortality experience or policyholder behavior experience that differs significantly from our expectations when we price our products; (3) changes in interest rates and equity prices that may (a) adversely impact the profitability of our products, the value of separate accounts supporting these products or the value of assets we manage, (b) result in losses on derivatives we use to hedge risk or increase collateral posting requirements and (c) limit opportunities to invest at appropriate returns; (4) guarantees within certain of our products which are market sensitive and may decrease our earnings or increase the volatility of our results of operations or financial position; (5) liquidity needs resulting from (a) derivative collateral market exposure, (b) asset/liability mismatches, (c) the lack of available funding in the financial markets or (d) unexpected cash demands due to severe mortality calamity or lapse events; (6) financial or customer losses, or regulatory and legal actions, due to inadequate or failed processes or systems, external events, and human error or misconduct such as (a) disruption of our systems and data, (b) an information security breach, (c) a failure to protect the privacy of sensitive data, (d) reliance on third-parties or (e) labor and employment matters; (7) changes in the regulatory landscape, including related to (a) financial sector regulatory reform, (b) changes in tax laws, (c) fiduciary rules and other standards of care, (d) state insurance laws and developments regarding group-wide supervision, capital and reserves, and (e) privacy and cybersecurity regulation; (8) technological changes which may adversely impact companies in our investment portfolio or cause insurance experience to deviate from our assumptions; (9) ratings downgrades; (10) market conditions that may adversely affect the sales or persistency of our products; (11) competition; (12) reputational damage; and (13) the impact on the Company of a continued shutdown of the U.S., government. Pruco Life Insurance Company does not intend, and is under no obligation, to update any particular forward-looking statement included in this document. See “Risk Factors Related to Our Business” included in this prospectus for discussion of certain risks relating to our business and investment in our securities.
1

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
You should read the following analysis of our consolidated financial condition and results of operations in conjunction with the "Forward-Looking Statements" above, the "Regulation" and “Risk Factors Related to Our Business” sections, and the Consolidated Financial Statements included in this prospectus.
Overview
The Company sells variable annuities, indexed variable annuities, fixed annuities, universal life insurance, variable life insurance and term life insurance primarily through affiliated and unaffiliated distributors in the United States.
In August 2024, the Company entered into an agreement with Wilton Reassurance Company and Wilton Reinsurance Bermuda Limited (collectively, "Wilton Re") to coinsure a closed block of guaranteed universal life ("GUL") policies. The Company recaptured all risks associated with the subject GUL policies from Prudential Arizona Reinsurance Universal Company ("PAR U") and subsequently established yearly renewable term ("YRT") reinsurance for the subject GUL business with The Prudential Insurance Company of America ("Prudential Insurance"). The transaction was completed in December 2024 with an effective date of October 1, 2024.
Effective January 2024, the Company entered into an agreement with Somerset Reinsurance Ltd. ("Somerset Re") to coinsure a closed block of GUL policies to Prudential Universal Reinsurance Entity Company ("PURE"), a wholly-owned subsidiary of Prudential Insurance, with retrocession by PURE of such liabilities on a modified coinsurance basis, to Somerset Re. This transaction is effective as of January 1, 2024, whereby, the Company recaptured all risks associated with the subject GUL policies from PAR U, Prudential Universal Reinsurance Company ("PURC") and Gibraltar Universal Life Reinsurance Company ("GUL Re") and subsequently established YRT reinsurance for the subject GUL business with Prudential Insurance.
In May 2023, the Company entered into an agreement with AuguStar Life Insurance Company (formerly known as The Ohio National Life Insurance Company), an affiliate of Constellation Insurance Holdings, Inc., to reinsure approximately $10 billion of account values of Prudential Defined Income ("PDI") traditional variable annuity contracts with guaranteed living benefits. The transaction was completed on June 30, 2023 with an effective date of April 1, 2023.
Revenues and Expenses
The Company earns revenues principally from insurance premiums, mortality and expense fees, asset administration fees from insurance and investment products, and from net investment income on the investment of general account and other funds. The Company receives premiums primarily from the sale of individual life insurance and annuity products. The Company earns mortality and expense fees, and asset administration fees, primarily from the sale and servicing of universal life insurance and separate account products including variable life insurance and variable annuities. The Company’s operating expenses principally consist of insurance benefits provided and reserves established for anticipated future insurance benefits, general business expenses, reinsurance premiums, commissions and other costs of selling and servicing the various products sold and interest credited on general account liabilities.
Industry Trends
Our business is impacted by financial markets, economic conditions, regulatory oversight, and a variety of trends that affect the industries where we compete.
Financial and Economic Environment. Interest rates in the U.S. experienced a prolonged period of historically low levels, followed by a sharp rise in 2022 and sustained higher levels in 2023, 2024 and 2025. We continue to monitor current market conditions and the impact to our business from slowing or negative economic growth. In addition, we are subject to financial impacts associated with movements in equity markets and the evolution of the credit cycle.
Demographics. Individual customer demographics continue to evolve and new opportunities present themselves in different consumer segments such as the millennial and multicultural markets. Consumer expectations and preferences are changing. We believe existing and potential customers are increasingly looking for cost-effective solutions that they can easily understand and access through technology-enabled devices. At the same time, income protection, wealth accumulation and the needs of retiring baby boomers are continuing to shape the insurance industry. A persistent retirement security gap exists in terms of both savings and protection.
Regulatory Environment. See “Regulation” for a discussion of regulatory developments that may impact the Company and the associated risks.
Competitive Environment. See “Our Business” for a discussion of the competitive environment and the basis on which we compete.
2

Impact of Changes in the Interest Rate Environment
Market interest rates are a key driver of our liquidity and capital positions, cash flows, results of operations and financial position. Changes in interest rates can affect these in several ways, including favorable or adverse impacts to:
•investment-related activity, including: investment income returns, net investment spread results, new money rates, mortgage loan prepayments and bond redemptions;
•the valuation of fixed income investments and derivative instruments;
•collateral posting requirements, hedging costs and other risk mitigation activities;
•customer account values and assets under management, including their impacts on fee-related income;
•insurance reserve levels, including market risk benefits ("MRBs"), and market experience true-ups;
•policyholder behavior, including surrender or withdrawal activity; and
•product offerings, design features, crediting rates and sales mix.
Accounting Policies & Pronouncements
Application of Critical Accounting Estimates
The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America (“U.S. GAAP”) requires the application of accounting policies that often involve a significant degree of judgment. Management, on an ongoing basis, reviews the estimates and assumptions used in the preparation of the Company's financial statements. If management determines that modifications to assumptions and estimates are appropriate given current facts and circumstances, the Company’s results of operations and financial position as reported in the Consolidated Financial Statements could change significantly.

3

The following sections discuss the accounting policies applied in preparing our financial statements that management believes are most dependent on the application of estimates and assumptions and require management’s most difficult, subjective or complex judgments.
Insurance Liabilities
Future Policy Benefits
Future Policy Benefit Reserves, including Unpaid Claims and Claim Adjustment Expenses
We establish reserves for future policy benefits to, or on behalf of, policyholders, using methodologies prescribed by U.S. GAAP. The reserving methodologies used include the following:
•For some long-duration contracts, we utilize a net premium valuation methodology in measuring the liability for future policy benefits. Under this methodology, the Company accrues a liability for future policy benefits when premium revenue is recognized. The liability is based on the present value of expected future benefits to be paid to or on behalf of policyholders and related non-level claim settlement expenses less the present value of expected future net premiums (portion of the gross premium required to provide for all benefits and related non-level claim settlement expenses using current best estimate assumptions). A net-to-gross (“NTG”) ratio is calculated as the ratio of the present value of expected policy benefits and non-level claim settlement expenses divided by the present value of expected gross premiums. The NTG ratio is applied to gross premiums, as premium revenue is recognized, to determine net premiums that are subtracted from the present value of expected benefits and non-level claim settlement expenses to determine the liability for future policy benefits, which cannot be less than zero. The NTG ratio at the cohort measurement unit level cannot exceed 100%, and if it exceeds 100%, the excess benefit expenses are recorded as a charge to current period earnings. The result of the net premium valuation methodology is that the liability at any point in time represents an accumulation of the portion of premiums received to date expected to fund future benefits (i.e., net premiums received to date), less any benefits and expenses already paid. The liability does not necessarily reflect the full policyholder obligation the Company expects to pay at the conclusion of the contract since a portion of that obligation would be funded by net premiums received in the future and would be recognized in the liability at that time. The insurance cash flow projections are updated quarterly to reflect actual experience and are generally updated annually to reflect changes in best estimate future insurance assumptions using a retrospective unlocking method with the impact recorded through current period earnings. At the time of an experience or best estimate assumption unlocking, a revised NTG ratio is calculated using actual historical cash flow experience and updated, if any, best estimate future cash flow projections, discounted using the locked-in discount rate. The revised NTG ratio is then applied to prior period cashflows to derive a cumulative catch-up adjustment as of the beginning of the quarter. The revised NTG ratio is then used going forward to accrue the reserve, until the next unlocking. The liability is also remeasured each quarter using a current discount rate, based on an upper medium grade fixed-income instrument yield, with the impact recorded through accumulated other comprehensive income. Expense assumptions included in the liability only include claim related expenses and exclude acquisition costs and non-claim related costs such as costs relating to investments, general administration, policy maintenance, product development, market research, and general overhead.
•For limited-payment contracts, in addition to the liability calculated using the net premium valuation method described above, a deferred profit liability (“DPL”) is established for the amount of gross premiums received in excess of expected net premiums and is amortized into premium income in relation to the discounted expected benefit payments for annuity contracts. The DPL is subject to a retrospective unlocking adjustment consistent with the liability for future policy benefits.
4

•For certain contract features, such as no-lapse guarantees, a liability is established when associated assessments (which include investment margin on policyholders' account balances deposited to fixed and indexed funds and policy charges for administration, mortality, expense, surrender, and other charges) are recognized. This liability is established using current best estimate assumptions and is based on the ratio of the present value of total expected excess payments (e.g., payments in excess of account value) over the life of the contract divided by the present value of total expected assessments (i.e., benefit ratio). The liability equals the current benefit ratio multiplied by cumulative assessments recognized to date, plus interest, less cumulative excess payments to date. The liability does not necessarily reflect the full policyholder obligation the Company expects to pay at the conclusion of the contract since a portion of that excess payment would be funded by assessments received in the future and would be recognized in the liability at that time. The reserves are subject to adjustments based on annual reviews of assumptions and quarterly adjustments for experience as described below, including market performance. These adjustments reflect the impact on the benefit ratio of using actual historical experience from the issuance date to the balance sheet date plus updated estimates of future experience. The updated benefit ratio is then applied to all prior periods’ assessments to derive an adjustment to the reserve recognized through a benefit or charge to current period earnings.
•For universal life type contracts and participating contracts, the Company performs premium deficiency tests using best estimate assumptions, at a minimum, on an annual basis, and on a quarterly basis for business whose profitability is closely tied to equity market performance. If the current net reserves are less than the best estimate liability, the existing net reserves are adjusted by first reducing the associated deferred sales inducements (“DSI”) by the amount of the deficiency or to zero through a charge to current period earnings. If the deficiency is more than the DSI for insurance contracts, the net reserves are increased by the excess through a charge to current period earnings. Since investment yields are used as the discount rate, the premium deficiency test is also performed using a discount rate based on the market yield (i.e., assuming what would be the impact if any unrealized gains (losses) were realized as of the testing date). In the event that by using the market yield a deficiency occurs, an adjustment is established for the deficiency and is included in "Accumulated other comprehensive income (loss)" ("AOCI").
Annual assumptions review and quarterly adjustments
The assumptions used in establishing reserves are generally based on the Company’s experience, industry experience and/or other factors, as applicable. We update our actuarial assumptions, such as mortality, morbidity, retirement and policyholder behavior assumptions, annually unless a material change in our own experience or in industry experience made available to us is observed in an interim period that we feel is indicative of a long-term trend. Generally, we do not expect trends to change significantly in the short-term and, to the extent these trends may change, we expect such changes to be gradual over the long-term.
We perform an annual comprehensive review of the assumptions used for estimating future premiums, benefits, and other cash flows, including reviews related to mortality, morbidity, lapse, surrender, and other contractholder behavior assumptions, and economic assumptions, including expected future rates of returns on investments. The Company generally looks to relevant Company experience as the primary basis for these assumptions. If relevant Company experience is not available or does not have sufficient credibility, the Company may look to experience of similar blocks of business, either elsewhere within the Company or within the industry. As part of this review, we may update these assumptions and make refinements to our models based upon emerging experience, future expectations and other data, including any observable market data we feel is indicative of a long-term trend. The impact on our results from operations of changes in these assumptions can be offsetting and we are unable to predict their movement or impact over time.
The quarterly adjustments for market performance referred to above reflect the impact of changes to our estimate of future rates of returns on investments to reflect actual fund performance and market conditions. A portion of returns on investments for our variable life contracts are dependent upon the total rate of return on assets held in separate account investment options. This rate of return influences the fees we earn and expected claims to be paid on variable life contracts, as well as other sources of profit. Returns that are higher than our expectations for a given period produce higher-than-expected account balances, which increase the future fees we expect to earn on variable life contracts and decrease expected claims to be paid on variable life contracts. The opposite occurs when returns are lower than our expectations.
5

The weighted average rate of return assumptions used in developing estimated market returns consider many factors specific to each product type, including asset durations, asset allocations and other factors. With regard to equity market assumptions, the near-term future rate of return assumption used in evaluating liabilities for future policy benefits for certain of our products, primarily our domestic variable life insurance products, is generally updated each quarter and is derived using a reversion to the mean approach, a common industry practice. Under this approach, we consider historical equity returns and adjust projected equity returns over an initial future period of five years (the “near-term”) so that equity returns converge to the long-term expected rate of return. If the near-term projected future rate of return is greater than our near-term maximum future rate of return of 15.0%, we use our maximum future rate of return. If the near-term projected future rate of return is lower than our near-term minimum future rate of return of 0%, we use our minimum future rate of return. As of December 31, 2025, our domestic variable life insurance businesses assume an XX% long-term equity expected rate of return and a XX% near-term mean reversion equity expected rate of return, and our international variable life insurance business assumes a XX% long-term equity expected rate of return and a xx% near-term reversion equity expected rate of return.
With regard to interest rate assumptions used in evaluating liabilities for future policy benefits for certain of our products, we update the long-term and near-term future rates used to project fixed income returns annually and quarterly, respectively. As a result of our 2025 annual reviews and update of assumptions and other refinements, we kept our long-term expectation of the 10-year U.S. Treasury rate unchanged and continue to grade to a rate of 3.5% over ten years, and increased our long term expectation of the 10-year Japanese Government Bond yield by 25 basis points, and now grade to a rate of 1.5% over ten years. As part of our quarterly market experience updates, we update our near-term projections of interest rates to reflect changes in current rates.
The reserves for future policy benefits as of December 31, 2024, primarily relate to term life and universal life products. For term life contracts, the future policy benefit reserves are generally calculated using the net premium valuation methodology, as described above. The primary assumptions used in determining these expected future benefits and expenses include mortality, lapse, and interest rate assumptions. For universal life products, which include universal life contracts that contain no-lapse guarantees, reserves for future policy benefits are established using current best estimate assumptions and are based on the benefit ratio, as described above. The primary assumptions used in establishing these reserves generally include mortality, lapse, and premium pattern, as well as interest rate and equity market return assumptions. Reserves also include claims reported but not yet paid, and claims incurred but not yet reported.
Policyholders’ Account Balances
Policyholders’ account balances liability represents the contract value that has accrued to the benefit of the policyholder as of the balance sheet date. This liability is primarily associated with the accumulated account deposits, plus interest credited, less policyholder withdrawals and other charges assessed against the account balance, as applicable. The liability also includes provisions for benefits under non-life contingent payout annuities. Policyholders’ account balances also include amounts representing the fair value of embedded derivative instruments associated with the index-linked features of certain universal life and annuity products. The changes in the fair value of the embedded derivatives, including changes in non-performance risk (“NPR”) are recorded in net income.
6

Market Risk Benefits ("MRBs")
Market risk benefit liabilities (or assets) represent contracts or contract features that provide protection to the contractholder and exposes the Company to other than nominal capital market risk. MRBs are primarily related to deferred annuities with guaranteed minimum benefits including guaranteed minimum death benefits (“GMDB”), guaranteed minimum income benefits ("GMIB"), guaranteed minimum accumulation benefits (“GMAB”), guaranteed minimum withdrawal benefits (“GMWB”) and guaranteed minimum income and withdrawal benefits ("GMIWB”). The liability (or asset) for MRBs is estimated using a fair value measurement methodology. The fair value of these MRBs is based on assumptions a market participant would use in valuing market risk benefits. On a quarterly basis, the fair value of these MRBs is calculated as the present value of expected future benefit payments to contractholders less the present value of expected future rider fees attributable to the market risk benefits. The changes in the fair value of market risk benefits are recorded in net income, net of related hedges, in "Change in value of market risk benefits, net of related hedging gains (losses)", except for the portion of the change attributable to changes in the Company’s own NPR which is recorded in other comprehensive income ("OCI") for the direct and assumed businesses. However, the change in NPR for the ceded MRBs is recorded in net income.
Inclusive of Policyholders' Account Balances and Market risk benefits, the Company estimates that a hypothetical change to its own credit risk of plus 50 and minus 50 basis points would result in an increase and a decrease to OCI of $[XXX] million and $[XXX] million, respectively, and an increase and a decrease to net income of $[XXX] million and $[XXX] million, respectively.
Sensitivities for Insurance Assets and Liabilities
The following table summarizes the impact that could result on each of the listed financial statement balances from changes in certain key assumptions. The information below is for illustrative purposes and includes only the hypothetical direct impact on December 31, 2025 balances of changes in a single assumption and not changes in any combination of assumptions. Additionally, the illustration of the insurance assumption impacts below reflects a parallel shift in the insurance assumptions; however, these may be non-parallel in practice. Changes in current assumptions could result in impacts to financial statement balances that are in excess of the amounts illustrated. A description of the estimates and assumptions used in the preparation of each of these financial statement balances is provided above. Changes to the insurance cash flow assumptions are reflected in net income through the retrospective unlocking method for traditional long duration, limited-payment and universal life type products.
The impacts presented within this table exclude the impacts of our asset liability management strategy, which seeks to offset the changes in the balances presented within this table and is primarily composed of investments and derivatives. See further below for a discussion of the estimates and assumptions involved with the application of U.S. GAAP accounting policies for these instruments and “Quantitative and Qualitative Disclosures about Market Risk” for hypothetical impacts on related balances as a result of changes in certain significant assumptions. The impacts presented within this table are also net of reinsurance.

Increase (Decrease) in Net Income due to changes in Future Policy Benefits, Market Risk Benefits(1), and Policyholders' Account Balances, Net of Reinsurance
(in millions)
Hypothetical change in current assumptions:

Long-term interest rate:
Increase by 25 basis points	XX
Decrease by 25 basis points	XX
Long-term equity expected rate of return:
Increase by 50 basis points	XX
Decrease by 50 basis points	XX
Mortality:
Increase by 1%	XX
Decrease by 1%	XX
Lapse(2):
Increase by 10%	XX
Decrease by 10%	XX
(1)    "Market risk benefits" impact reflects the net impact of market risk benefit assets and liabilities prior to hedging.
(2)    Assumes the same shock across all products; however, we would not expect lapse rates of different products to move uniformly.

7

Other Accounting Policies
Valuation of Investments, Including Derivatives, Measurement of Allowance for Credit Losses, and the Recognition of Other-than-Temporary Impairments
Our investment portfolio consists of public and private fixed maturity securities, commercial mortgage and other loans, equity securities, other invested assets and derivative financial instruments. Derivatives are financial instruments whose values are derived from interest rates, foreign exchange rates, financial indices, values of securities, credit spreads, market volatility, expected returns, and liquidity. Derivative financial instruments that are generally used include swaps, futures, forwards and options and may be exchange-traded or contracted in the over-the-counter (“OTC”) market. We are also party to financial instruments that contain derivative instruments that are “embedded” in the financial instruments. Management believes the following accounting policies related to investments, including derivatives, are most dependent on the application of estimates and assumptions. Each of these policies is discussed further within other relevant disclosures related to investments and derivatives, as referenced below:
•Valuation of investments, including derivatives;
•Measurement of the allowance for credit losses on fixed maturity securities classified as available-for-sale, commercial mortgage loans, and other loans; and
•Recognition of other-than-temporary impairments ("OTTI") for equity method investments.
We present at fair value in the statements of financial position our debt security investments classified as available-for-sale, investments classified as trading, and certain fixed maturities, equity securities and certain investments within “Other invested assets,” such as derivatives.
For our investments classified as available-for-sale, the impact of changes in fair value is recorded as an unrealized gain or loss in AOCI, a separate component of equity. For our investments classified as trading and equity securities, the impact of changes in fair value is recorded within “Other income (loss)”. Our commercial mortgage and other loans are carried primarily at unpaid principal balances, net of unamortized deferred loan origination fees and expenses and unamortized premiums or discounts and a valuation allowance for losses.
In addition, an allowance for credit losses is measured each quarter for available-for-sale fixed maturity securities, and for commercial mortgage and other loans.
For equity method investments, the carrying value of these investments is written down or impaired to fair value when a decline in value is considered to be other-than-temporary.
Taxes on Income
Our effective tax rate is based on income, non-taxable and non-deductible items, tax credits, statutory tax rates and tax planning opportunities available in the various jurisdictions in which we operate. Inherent in determining our annual tax rate are judgments regarding business plans, planning opportunities and expectations about future outcomes. The Dividend Received Deduction (“DRD”) is a major reason for the difference between the Company’s effective tax rate and the U.S. federal statutory rate. The DRD is an estimate that incorporates the prior and current year information, as well as the current year’s equity market performance. Both the current estimate of the DRD and the DRD in future periods can vary based on factors such as, but not limited to, changes in the amount of dividends received that are eligible for the DRD, changes in the amount of distributions received from underlying fund investments, changes in the account balances of variable life and annuity contracts, and the Company’s taxable income before the DRD.
An increase or decrease in our effective tax rate by one percentage point would have resulted in a decrease or increase in our 2025 "Income tax expense (benefit)" of $XX million.
Contingencies
A contingency is an existing condition that involves a degree of uncertainty that will ultimately be resolved upon the occurrence of future events. Accruals for contingencies are required to be established when the future event is probable and its impact can be reasonably estimated, such as in connection with an unresolved legal matter. The initial reserve reflects management’s best estimate of the probable cost of ultimate resolution of the matter and is revised accordingly as facts and circumstances change and, ultimately, when the matter is brought to closure.
Adoption of New Accounting Pronouncements

There were no new critical accounting estimates resulting from new accounting pronouncements adopted during 2025.
8

Changes in Financial Position
2025 to 2024 Annual Comparison
Insert analysis comparable to 2024 to 2023 Annual Comparison]

2024 to 2023 Annual Comparison
Total assets increased $25.2 billion from $213.3 billion at December 31, 2023 to $238.5 billion at December 31, 2024. Significant components were:
•Total investments increased $13.9 billion primarily driven by new sales of general account annuity products;
•Reinsurance recoverables and deposit receivables increased $8.0 billion primarily driven by the reinsurance of the Company's GUL block to PURE and Wilton Re; and
•Other assets increased $1.4 billion primarily driven by deferred losses associated with the reinsurance of the Company's GUL block to Wilton Re and additional term quota share reinsurance to Prudential Arizona Reinsurance Captive Company.
Partially offset by:
•Separate account assets decreased $1.0 billion primarily driven by net outflows, partially offset by favorable equity market performance.
Total liabilities increased $25.0 billion from $208.8 billion at December 31, 2023 to $233.8 billion at December 31, 2024. Significant components were:
•Policyholder account balances increased $16.6 billion primarily driven by new sales of general account annuity products;
•Reinsurance and funds withheld payables increased $5.9 billion primarily driven by the YRT reinsurance agreements with Prudential Insurance to reinsure the mortality risk for the totality of GUL policies reinsured to PURE and Wilton Re; and
•Other liabilities increased $1.8 billion primarily driven by deferred gains associated with the reinsurance of the Company's GUL block to PURE and GUL mortality risk ceded to Prudential Insurance.
Partially offset by:
•Separate account liabilities decreased $1.0 billion, corresponding to the decrease in Separate account assets, as discussed above.
Total equity increased $0.2 billion primarily driven by net income during the year, partially offset by unrealized losses from rising interest rates and changes to direct NPR spreads.
Results of Operations
Income (loss) from Operations before Income Taxes
2025 to 2024 Annual Comparison
Insert analysis comparable to 2024 to 2023 Annual Comparison]
2024 to 2023 Annual Comparison
Income (loss) from operations before income taxes increased $495 million from $478 million in 2023 to $973 million in 2024. This includes a favorable comparative gain of $1,060 million from our annual reviews and update of assumptions and other refinements. Excluding the impact of our annual reviews and update of assumptions and other refinements, income decreased $565 million primarily driven by:
•Higher Policyholders' benefits driven by the reinsurance recapture of the Company's guaranteed universal life insurance policies.
Partially offset by:
•Higher Policy charges and fee income driven by the reinsurance recapture of the Company's guaranteed universal life insurance policies.
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•Lower amortization of deferred policy acquisition costs driven by the reinsurance recapture of the Company's guaranteed universal life insurance policies.

Revenues, Benefits and Expenses
2025 to 2024 Annual Comparison
Insert analysis comparable to 2024 to 2023 Annual Comparison]
2024 to 2023 Annual Comparison
Revenues increased $7,927 million from $3,272 million in 2023 to $11,199 million in 2024. This includes a favorable comparative net increase of $1,023 million from our annual reviews and update of assumptions and other refinements, as mentioned above. Excluding the impact of our annual reviews and update of assumptions and other refinements, the increase was $6,904 million primarily driven by the items mentioned above in Income (loss) from operations before income taxes.
Benefits and expenses increased $7,432 million from $2,794 million in 2023 to $10,226 million in 2024. This includes a favorable comparative net decrease of $37 million from our annual reviews of assumptions and other refinements, as mentioned above. Excluding the impact of our annual reviews and update to our assumptions and other refinements, the increase was $7,469 million primarily driven by the items mentioned above in Income (loss) from operations before income taxes.
Risks and Risk Mitigants
Variable Annuity Risks and Risk Mitigants. The primary risk exposures of our variable annuity contracts relate to actual deviations from, or changes to, the assumptions used in the original pricing of these products, including capital markets assumptions such as equity market returns, interest rates and market volatility, along with actuarial assumptions such as contractholder mortality, the timing and amount of annuitization and withdrawals, and contract lapses. For these risk exposures, achievement of our expected returns is subject to the risk that actual experience will differ from the assumptions used in the original pricing of these products. Prudential Financial manages our exposure to certain risks driven by fluctuations in capital markets primarily through a combination of Product Design Features and an Asset Liability Management Strategy ("ALM"), as discussed below. The Company also manages these risk exposures through external reinsurance for certain of our variable annuity products.

Effective July 1, 2021, the Company recaptured the risks related to its variable annuity base contracts, along with the living benefit guarantees, that had previously been reinsured to FLIAC from April 1, 2016 through June 30, 2021. The recapture does not impact PLNJ, which will continue to reinsure its new and in force business to Prudential Insurance. The product risks related to the previously reinsured business that were being managed in FLIAC, were transferred to the Company. In addition, the living benefit hedging program related to the previously reinsured living benefit riders are being managed within the Company.

Fixed Annuity Risks and Risk Mitigants. Effective December 1, 2021, the Company entered into a reinsurance agreement with FLIAC under which the Company assumed all of its fixed indexed annuities and fixed annuities with a guaranteed lifetime withdrawal income feature from FLIAC. The primary risk exposure of these fixed annuity products relates to investment risks we bear for providing customers a minimum guaranteed interest rate or an index-linked interest rate required to be credited to the customer’s account value, which include interest rate fluctuations and/or sustained periods of low interest rates, and credit risk related to the underlying investments. We manage these risk exposures primarily through our investment strategies and product design features, which include credit rate resetting subject to the minimum guaranteed interest rate, as well as surrender charges applied during the early years of the contract that help to provide protection for premature withdrawals. In addition, a portion of our fixed annuity products has a market value adjustment provision that affords protection of lapse in the case of rising interest rates. We also manage these risk exposures through external and affiliated reinsurance for certain of our fixed annuity products.

Indexed Variable Annuity Risks and Risk Mitigants. Effective December 1, 2021, the Company entered into a reinsurance agreement with FLIAC under which the Company assumed all of its indexed variable annuities from FLIAC. The primary risk exposure of these indexed variable annuity products relates to the investment risks we bear in order to credit to the customer’s account balance the required crediting rate based on the performance of the elected indices at the end of each term. We manage this risk primarily through our investment strategies including derivatives and product design features, which include credit rate resetting subject to contractual minimums as well as surrender charges applied during the early years of the contract that help to provide protection for premature withdrawals. In addition, our indexed variable annuity strategies have an interim value provision that provides protection from lapse in the case of rising interest rates.
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Product Design Features:
A portion of the variable annuity contracts that we offer include an asset transfer feature. This feature is implemented at the contract level, and transfers assets between certain variable investment sub-accounts selected by the annuity contractholder and, depending on the benefit feature, a fixed-rate account in the general account or a bond fund sub-account within the separate account. The objective of the asset transfer feature is to reduce our exposure to equity market risk and market volatility. The asset transfer feature associated with our highest daily living benefit products uses a designated bond fund sub-account within the separate account. The transfers are based on a static mathematical formula used with the particular benefit which considers a number of factors, including, but not limited to, the impact of investment performance on the contractholder’s total account value. Other product design features we utilize include, among others, asset allocation restrictions, minimum issuance age requirements and certain limitations on the amount of contractholder purchase payments, as well as a required minimum allocation to our general account for certain of our products. We continue to introduce products that diversify our risk profile and have incorporated provisions in product design allowing frequent revisions of key pricing elements for certain of our products. In addition, there is diversity in our fee arrangements, as certain fees are primarily based on the benefit guarantee amount, the contractholder account value and/or premiums, which helps preserve certain revenue streams when market fluctuations cause account values to decline.
Asset Liability Management Strategy (including fixed income instruments and derivatives):
We employ an ALM strategy that utilizes a combination of both traditional fixed income instruments and derivatives to meet expected liabilities associated with our annuity guarantees. The MRB liability that we hedge consists of expected living and death benefit claims under various market conditions, which are managed using fixed income instruments, derivatives, or a combination thereof. For our Prudential Defined Income variable annuity, we utilize fixed income instruments to meet expected liabilities. For the portion of our ALM strategy executed with derivatives, we enter into a range of exchange-traded and OTC equity, interest rate and credit derivatives, including, but not limited to: equity and treasury futures; total return, credit default and interest rate swaps; and options including equity options, swaptions, and floors and caps. The intent of this strategy is to more efficiently manage the capital and liquidity associated with these products while continuing to mitigate fluctuations in net income due to movements in capital markets. To achieve this, we periodically review and recalibrate the ALM strategy by optimizing the mix of derivatives and fixed income instruments to achieve expected outcomes. As part of our periodic review of our variable annuities ALM strategy, and in accordance with our Risk Appetite Framework (“RAF”), the Company simplified its hedging approach in the first quarter of 2023 and collapsed the aggregate amount of equity hedging into one program.

Under our ALM strategy, we expect differences in the U.S. GAAP net income impact between the changes in value of the fixed income instruments (either designated as available-for-sale or designated as trading) and derivatives as compared to the changes in the MRB liability these assets support. These differences can be primarily attributed to two distinct areas:
• Different accounting treatment between liabilities and assets supporting those liabilities. Under U.S. GAAP, changes in the fair value of the derivative instruments and fixed income instruments designated as trading, and MRB, excluding the changes in the Company’s NPR spreads, are immediately reflected in net income, while changes in the fair value of fixed income instruments that are designated as available-for-sale are recorded as unrealized gains (losses) in other comprehensive income.
•General hedge results. For the derivative portion of the ALM strategy, the net hedging impact (the extent to which the changes in value of the hedging instruments offset the change in value of the portion of the MRBs we are hedging) may be impacted by a number of factors, including: cash flow timing differences between our hedging instruments and the corresponding portion of the MRBs we are hedging, basis differences attributable to actual underlying contractholder funds to be hedged versus hedgeable indices, rebalancing costs related to dynamic rebalancing of hedging instruments as markets move, certain elements of the MRBs that may not be hedged (including certain actuarial assumptions), and implied and realized market volatility on the hedge positions relative to the portion of the MRBs we seek to hedge.
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Income Taxes
The differences between income taxes expected at the U.S. federal statutory income tax rate of 21% applicable for 2025, 2024 and 2023, and the reported income tax expense (benefit) are provided in the following table:

	Years Ended December 31,
	2025		2024	2023
	($ in millions)
Expected federal income tax expense (benefit) at federal statutory rate			$204	$100
Non-taxable investment income			(43)	(43)
Tax credits			(29)	(43)
State taxes (net of federal benefit)			5	12
Other			(2)	0
Reported income tax expense (benefit)			$135	$26
Effective tax rate	XX	%	13.9%	5.5%
Effective Tax Rate
The effective tax rate is the ratio of “Income tax expense (benefit)” divided by “Income (loss) from operations before income taxes and equity in earnings of operating joint ventures." Our effective tax rate for fiscal years 2025, 2024 and 2023 was [XX]%, 13.9% and 5.5%, respectively.
Unrecognized Tax Benefits
The Company’s liability for income taxes includes the liability for unrecognized tax benefits and interest that relate to tax years still subject to review by the Internal Revenue Service or other taxing authorities. The completion of review or the expiration of the U.S. Federal statute of limitations for a given audit period could result in an adjustment to the liability for income taxes. The Company had no unrecognized benefit as of December 31, 2025, 2024 and 2023. We do not anticipate any significant changes within the next twelve months to our total unrecognized tax benefits related to tax years for which the statute of limitations has not expired.
Income Tax Expense vs. Income Tax Paid in Cash
Income tax expense recorded under U.S. GAAP routinely differs from the income taxes paid in cash in any given year. Income tax expense recorded under U.S. GAAP is based on income reported in our Consolidated Statements of Operations for the current period and it includes both current and deferred taxes. Income taxes paid during the year include tax installments made for the current year as well as tax payments and refunds related to prior periods.

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Investment Portfolio

We maintain diversified investment portfolios to support our liabilities to customers as well as our other general liabilities.

The investment portfolios are managed pursuant to the distinct objectives and investment policy statements of Pruco Life. The primary investment objectives of Pruco Life include:

•hedging and otherwise managing the market risk characteristics of the major product liabilities and other obligations of the Company;
•optimizing investment income yield within risk constraints over time; and
•for certain portfolios, optimizing total return, including both investment income yield and capital appreciation, within risk constraints over time, while managing the market risk exposures associated with the corresponding product liabilities.

We pursue our objective to optimize investment income yield for Pruco Life over time through:

•the investment of net operating cash flows, including new product premium inflows, and proceeds from investment sales, repayments and prepayments into investments with attractive risk-adjusted yields; and
•the sale of investments, where appropriate, either to meet various cash flow needs or to manage the portfolio's risk exposure profile with respect to duration, credit, currency and other risk factors, while considering the impact on taxes and capital.

Our portfolio management approach, while emphasizing our investment income yield and asset/liability risk management objectives, also takes into account the capital and tax implications of portfolio activity and our assertions regarding our ability and intent to hold debt securities to recovery.

Management of Investments

Our Board of Directors (“Board”) oversees our proprietary investments, including our portfolios and regularly reviews performance and risk positions. Our Chief Investment Officer Organization (“CIO Organization”) develops investment policies subject to risk limits proposed by our Risk Management group for the portfolios and directs and oversees management of the portfolios within risk limits approved annually by the Board.

The CIO Organization, works closely with product actuaries and Risk Management to understand the characteristics of our products and their associated market risk exposures. This information is incorporated into the development of target asset portfolios that manage market risk exposures associated with the liability characteristics and establish investment risk exposures, within tolerances prescribed by the Company’s investment risk limits, on which we expect to earn an attractive risk-adjusted return. We develop asset strategies for specific classes of product liabilities and attributed or accumulated surplus, each with distinct risk characteristics. Market risk exposures associated with the liabilities include interest rate risk, which is addressed through the duration characteristics of the target asset mix, and currency risk, which is addressed by the currency profile of the target asset mix. The portfolios typically include allocations to credit and other investment risks as a means to enhance investment yields and returns over time.

Most of our products can be categorized into the following three classes:

•interest-crediting products for which the rates credited to customers are periodically adjusted to reflect market and competitive forces and actual investment experience, such as fixed annuities and universal life insurance;
•participating individual and experience-rated group products in which customers participate in actual investment and business results through annual dividends, interest or return of premium; and
•products with fixed or guaranteed terms, such as traditional whole life products and payout annuities.

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Our total investment portfolio is composed of a number of operating portfolios. Each operating portfolio backs a specific set of liabilities, and the portfolios have a target asset mix that supports the liability characteristics, including duration, cash flow, liquidity needs and other criteria. As of December 31, 2024, the average duration of our investment portfolios, including the impact of derivatives, was between 4 and 5 years. Our asset/liability management process has enabled us to manage our portfolios through several market cycles.

We implement our portfolio strategies primarily through investment in a broad range of fixed income assets, including government and agency securities, public and private corporate bonds and structured securities and mortgage loans. In addition, we hold allocations of non-coupon investments, which include equity securities and other invested assets such as limited partnerships and limited liability companies (“LPs/LLCs”), real estate held through direct ownership, derivative instruments, and seed money investments in separate accounts.

We manage our public fixed maturity portfolio to a risk profile directed or overseen by the CIO Organization and Risk Management groups and to a profile that also reflects the market environments impacting both our domestic and international insurance portfolios. The return that we earn on the portfolio will be reflected in investment income and in realized gains or losses on investments.

We use privately-placed corporate debt securities and commercial mortgage loans, which consist of mortgages on diversified properties in terms of geography, property type and borrowers, to enhance the yield on our portfolios and to improve the overall diversification of the portfolios. Private placements typically offer enhanced yields due to an illiquidity premium and generally offer enhanced credit protection in the form of covenants. Our origination capability offers the opportunity to lead transactions and gives us the opportunity for better terms, including covenants and call protection, and to take advantage of innovative deal structures.

Derivative strategies are employed in the context of our risk management framework to enhance our ability to manage interest rate and currency risk exposures of the asset portfolio relative to the liabilities and to manage credit and equity positions in the investment portfolios. For a discussion of our risk management process, see “Quantitative and Qualitative Disclosures About Market Risk” below.

Our portfolio asset allocation reflects our emphasis on diversification across asset classes, sectors and issuers. The CIO Organization, directly and through related functions within the insurance subsidiaries, implements portfolio strategies primarily through Prudential’s PGIM segment. Activities of the PGIM segment on behalf of Pruco Life's portfolios are directed and overseen by the CIO Organization and monitored by Risk Management for compliance with investment risk limits.

Portfolio Composition

Our investment portfolio consists of public and private fixed maturity securities, commercial mortgage and other loans, policy loans and non-coupon investments, which include equity securities and other invested assets such as LPs/LLCs, derivative instruments and seed money investments in separate accounts. The composition of our investment portfolio reflects, within the discipline provided by our risk management approach, our need for competitive results and the selection of diverse investment alternatives available primarily through our PGIM segment. The size of our portfolio enables us to invest in asset classes that may be unavailable to the typical investor.

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The following table sets forth the composition of our investment portfolio as of the dates indicated:

	December 31,
	2025			2024
	($ in millions)
Fixed maturities:
Public, available-for-sale, at fair value	$0	0.0%	%	$23,089	43.7%	%
Private, available-for-sale, at fair value	0	0.0		11,897	22.5
Fixed maturities, trading, at fair value	0	0.0		3,845	7.3
Equity securities, at fair value	0	0.0		2,624	4.9
Commercial mortgage and other loans, at book value, net of allowance	0	0.0		7,759	14.7
Policy loans, at outstanding balance	0	0.0		1,542	2.9
Other invested assets, net of allowance(1)	0	0.0		1,582	3.0
Short-term investments, net of allowance	0	0.0		517	1.0
Total investments	$0	0.0%	%	$52,855	100.0%	%
(1)    Other invested assets consist of investments in LPs/LLCs, derivative instruments and other miscellaneous investments.

 Investment Results

The following table sets forth the investment results for the periods indicated. The yields are based on net investment income as reported under U.S. GAAP and as such do not include certain interest-related items, such as settlements of duration management swaps which are included in “Realized investment gains (losses), net.”

	Years Ended December 31,
	2025			2024			2023
	Yield(1)		Amount	Yield(1)		Amount	Yield(1)		Amount
	($ in millions)
Fixed maturities(2)	0.00%	%	$0	5.30%	%	$1,623	4.95%	%	$1,140
Equity securities	0.00		0	3.02		30	4.21		15
Commercial mortgage and other loans	0.00		0	4.86		329	4.26		232
Policy loans	0.00		0	5.06		66	6.77		48
Short-term investments and cash equivalents	0.00		0	5.88		182	5.49		124
Gross investment income	0.00		0	5.20		2,230	4.94		1,559
Investment expenses	0.00		0	(0.25)		(105)	(0.24)		(77)
Investment income after investment expenses	0.00%	%	0	4.95%	%	2,125	4.70%	%	1,482
Other invested assets(3)			0			297			194
Total net investment income			$0			$2,422			$1,676
(1)The denominator in the yield percentage is based on quarterly average carrying values for all asset types except for fixed maturities which are based on amortized cost, net of allowance. Amounts for fixed maturities, short-term investments and cash equivalents are also netted for securities lending activity (i.e., income netted for rebate expenses and asset values netted for securities lending liabilities). A yield is not presented for other invested assets as it is not considered a meaningful measure of investment performance. Yields exclude investment income and assets related to other invested assets.
(2)Includes fixed maturity securities classified as available-for-sale and excludes fixed maturity securities classified as trading, which are included in other invested assets.
(3)Other invested assets consist of investments in LPs/LLCs, derivative instruments, fixed maturities classified as trading and other miscellaneous investments.

Fixed Maturity Securities

In the following sections, we provide details about our fixed maturity securities portfolio, which excludes fixed maturity securities classified as trading.

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Fixed Maturity Securities by Contractual Maturity Date

The following table sets forth the breakdown of the amortized cost of our fixed maturity securities portfolio by contractual maturity, as of the date indicated:

	December 31, 2025
	Amortized Cost	% of Total
	($ in millions)
Corporate & government securities
Maturing in 2026	$0	0.0%	%
Maturing in 2027	0	0.0
Maturing in 2028	0	0.0
Maturing in 2029	0	0.0
Maturing in 2030	0	0.0
Maturing in 2031	0	0.0
Maturing in 2032	0	0.0
Maturing in 2033	0	0.0
Maturing in 2034	0	0.0
Maturing in 2035	0	0.0
Maturing in 2036	0	0.0
Maturing in 2037 and beyond	0	0.0
Total corporate & government securities	0	0.0
Asset backed	0	0.0
Commercial mortgage backed	0	0.0
Residential mortgage backed	0	0.0
Total fixed maturities, available-for-sale	$0	0.0%	%

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Fixed Maturity Securities by Industry

The following table sets forth the composition of the portion of our fixed maturity, available-for-sale portfolio by industry category and the associated gross unrealized gains and losses, as well as the allowance for credit losses (“ACL”), as of the dates indicated:

	December 31, 2025					December 31, 2024
Industry(1)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	ACL	Fair Value	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	ACL	Fair Value
	(in millions)
Corporate securities:
Finance	$0	$0	$0	$0	$0	$8,447	$48	$473	$0	$8,022
Consumer non-cyclical	0	0	0	0	0	4,334	20	369	10	3,975
Utility	0	0	0	0	0	2,869	12	267	0	2,614
Capital goods	0	0	0	0	0	3,666	20	199	6	3,481
Consumer cyclical	0	0	0	0	0	2,217	14	64	15	2,152
Foreign agencies	0	0	0	0	0	284	1	32	0	253
Energy	0	0	0	0	0	1,985	8	110	8	1,875
Communications	0	0	0	0	0	714	5	44	0	675
Basic industry	0	0	0	0	0	1,369	4	84	0	1,289
Transportation	0	0	0	0	0	1,754	19	115	0	1,658
Technology	0	0	0	0	0	1,643	9	74	1	1,577
Industrial other	0	0	0	0	0	527	1	66	0	462
Total corporate securities	0	0	0	0	0	29,809	161	1,897	40	28,033
Foreign government	0	0	0	0	0	362	1	53	0	310
Residential mortgage-backed(2)	0	0	0	0	0	367	1	12	0	356
Asset-backed	0	0	0	0	0	3,728	31	9	0	3,750
Commercial mortgage-backed	0	0	0	0	0	945	5	53	0	897
U.S. Government	0	0	0	0	0	1,200	8	109	0	1,099
State & Municipal	0	0	0	0	0	570	1	30	0	541
Total fixed maturities, available-for-sale	$0	$0	$0	$0	$0	$36,981	$208	$2,163	$40	$34,986
(1)Investment data has been classified based on standard industry categorizations for domestic public holdings and similar classifications by industry for all other holdings.
(2)As of [both] December 31, 2025 and 2024, based on amortized cost, 100% were rated A or higher.

Fixed Maturity Securities Credit Quality

The Securities Valuation Office (“SVO”) of the National Association of Insurance Commissioners (“NAIC”) evaluates the investments of insurers for statutory reporting purposes and assigns fixed maturity securities to one of six categories called “NAIC Designations.” In general, NAIC Designations of “1” highest quality, or “2” high quality, include fixed maturities considered investment grade, which include securities rated Baa3 or higher by Moody’s Investor Service, Inc. (“Moody’s”) or BBB- or higher by Standard & Poor’s Rating Services (“S&P”). NAIC Designations of “3” through “6” generally include fixed maturities referred to as below investment grade, which include securities rated Ba1 or lower by Moody’s and BB+ or lower by S&P. The NAIC Designations for commercial mortgage-backed securities and non-agency residential mortgage-backed securities, including our asset-backed securities collateralized by sub-prime mortgages, are based on security level expected losses as modeled by an independent third party (engaged by the NAIC) and the statutory carrying value of the security, including any purchase discounts or impairment charges previously recognized.
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As a result of time lags between the funding of investments, the finalization of legal documents, and the completion of the SVO filing process, the fixed maturity portfolio includes certain securities that have not yet been designated by the SVO as of each balance sheet date. Pending receipt of SVO designations, the categorization of these securities by NAIC Designation is based on the expected ratings indicated by internal analysis.

Ratings assigned by nationally recognized rating agencies include S&P, Moody’s, Fitch Ratings, Inc. (“Fitch”) and Morningstar, Inc. (“Morningstar”). Low issue composite rating uses ratings from the major credit rating agencies or, if these are not available, an equivalent internal rating. For securities where the ratings assigned are not equivalent, the second lowest rating is utilized.

The following table sets forth our fixed maturity, available-for-sale portfolio by NAIC Designation or equivalent rating, as of the dates indicated:

	December 31, 2025					December 31, 2024
NAIC Designation(1)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses(2)	ACL	Fair Value	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses(2)	ACL	Fair Value
	(in millions)
1	$0	$0	$0	$0	$0	$19,247	$109	$1,093	$0	$18,263
2	0	0	0	0	0	15,232	81	966	0	14,347
Subtotal High or Highest Quality Securities(3)	0	0	0	0	0	34,479	190	2,059	0	32,610
3	0	0	0	0	0	1,209	8	67	0	1,150
4	0	0	0	0	0	952	8	28	4	928
5	0	0	0	0	0	225	1	7	0	219
6	0	0	0	0	0	116	1	2	36	79
Subtotal Other Securities(4)(5)	0	0	0	0	0	2,502	18	104	40	2,376
Total fixed maturities, available-for-sale	$0	$0	$0	$0	$0	$36,981	$208	$2,163	$40	$34,986
(1)As of December 31, 2025 and 2024, includes [XX] securities with amortized cost of $[XX] million (fair value, $[XX] million) and 163 securities with amortized cost of $1,126 million (fair value, $1,062 million), respectively, that have been categorized based on expected NAIC Designations pending receipt of SVO ratings.
(2)As of December 31, 2025, includes gross unrealized losses of $[XX] million on public fixed maturities and $[XX] million on private fixed maturities considered to be other than high or highest quality and, as of December 31, 2024, includes gross unrealized losses of $10 million on public fixed maturities and $94 million on private fixed maturities considered to be other than high or highest quality.
(3)On an amortized cost basis, as of December 31, 2025, includes $[XX] million of public fixed maturities and $[XX] million of private fixed maturities and, as of December 31, 2024, includes $24,005 million of public fixed maturities and $10,474 million of private fixed maturities.
(4)On an amortized cost basis, as of December 31, 2025, includes $[XX] million of public fixed maturities and $[XX] million of private fixed maturities and, as of December 31, 2024, includes $304 million of public fixed maturities and $2,198 million of private fixed maturities.
(5)On an amortized cost basis, as of December 31, 2025, securities considered below investment grade based on low issue composite ratings total $[XX] million, or [X]% of the total fixed maturities, and include securities considered high or highest quality by the NAIC based on the rules described above.
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Liquidity and Capital Resources
Overview
Liquidity refers to the ability to generate sufficient cash resources to meet the payment obligations of the Company. Capital refers to the long-term financial resources available to support the operations of our business, fund business growth, and provide a cushion to withstand adverse circumstances. Our ability to generate and maintain sufficient liquidity and capital depends on the profitability of our business, general economic conditions and our access to the capital markets and the alternative sources of liquidity and capital described herein.
Effective and prudent liquidity and capital management is a priority across the organization. Management monitors the liquidity of the Company on a daily basis and projects borrowing and capital needs over a multi-year time horizon. We use a Risk Appetite Framework (“RAF”) to ensure that all risks taken by the Company align with our capacity and willingness to take those risks. The RAF provides a dynamic assessment of capital and liquidity stress impacts and is intended to ensure that sufficient resources are available to absorb those impacts. We believe that our capital and liquidity resources are sufficient to satisfy the capital and liquidity requirements of the Company.
Our businesses are subject to comprehensive regulation and supervision by domestic and international regulators. These regulations currently include requirements (many of which are the subject of ongoing rule-making) relating to capital and liquidity management.
Capital
We manage to regulatory capital levels consistent with our "AA" ratings targets. We utilize the risk-based capital (“RBC”) ratio as a primary measure of capital adequacy. RBC is calculated based on statutory financial statements and risk formulas consistent with the practices of the National Association of Insurance Commissioners ("NAIC"). RBC considers, among other things, risks related to the type and quality of the invested assets, insurance-related risks associated with an insurer’s products and liabilities, interest rate risks and general business risks. RBC ratio calculations are intended to assist insurance regulators in measuring an insurer’s solvency and ability to pay future claims. The reporting of RBC measures is not intended for the purpose of ranking any insurance company or for use in connection with any marketing, advertising or promotional activities, but is available to the public. The Company’s capital levels substantially exceed the minimum level required by applicable insurance regulations. Our regulatory capital levels may be affected in the future by changes to the applicable regulations, proposals for which are currently under consideration by both domestic and international insurance regulators.
The regulatory capital level of the Company can be materially impacted by interest rate and equity market fluctuations, changes in the values of derivatives, the level of impairments recorded, and credit quality migration of the investment portfolio, among other items. In addition, the reinsurance of business or the recapture of business subject to reinsurance arrangements due to defaults by, or credit quality migration affecting, the reinsurers or for other reasons could negatively impact regulatory capital levels. The Company’s regulatory capital level is also affected by statutory accounting rules, which are subject to change by each applicable insurance regulator.
Captive Reinsurance Companies
Prudential Financial and the Company use captive reinsurance companies for our individual life business to more effectively manage our reserves and capital on an economic basis and to enable the aggregation and transfer of risks. The captive reinsurance companies assume business from affiliates only. To support the risks they assume, our captives are capitalized to a level we believe is consistent with the “AA” financial strength rating targets of Prudential Financial’s insurance subsidiaries. All of the captive reinsurance companies are wholly-owned subsidiaries of Prudential Financial and are located domestically, typically in the state of domicile of the direct writing insurance subsidiary that cedes the majority of business to the captive. In addition to state insurance regulation, the captives are subject to internal policies governing their activities. In the normal course of business, Prudential Financial contributes capital to the captives to support business growth and other needs. Prudential Financial has also entered into support agreements with several of the captives in connection with financing arrangements.
Prudential Financial's life insurance subsidiaries are subject to a regulation entitled “Valuation of Life Insurance Policies Model Regulation,” commonly known as “Regulation XXX,” and a supporting guideline entitled “The Application of the Valuation of Life Insurance Policies Model Regulation,” commonly known as “Guideline AXXX.” The regulation and supporting guideline require insurers to establish statutory reserves for term and universal life insurance policies with long-term premium guarantees at a level that exceeds what our actuarial assumptions for this business would otherwise require. Prudential Financial uses captive reinsurance companies to finance the portion of the reserves for this business that we consider to be non-economic as described below under “—Financing Activities—Term and Universal Life Reserve Financing.”
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Liquidity
Our liquidity is managed to ensure stable, reliable and cost-effective sources of cash flows to meet all of our obligations. Liquidity is provided by a variety of sources, as described more fully below, including portfolios of liquid assets. Our investment portfolios are integral to the overall liquidity of the Company. We use a projection process for cash flows from operations to ensure sufficient liquidity to meet projected cash outflows, including claims. The impact of Prudential Funding, LLC’s ("Prudential Funding"), a wholly-owned subsidiary of Prudential Insurance, financing capacity on liquidity (as described below) is considered in the internal liquidity measures of the Company.
Liquidity is measured against internally-developed benchmarks that take into account the characteristics of both the asset portfolio and the liabilities that they support. We consider attributes of the various categories of liquid assets (e.g., type of asset and credit quality) in calculating internal liquidity measures to evaluate our liquidity under various stress scenarios, including company-specific and market-wide events. We continue to believe that cash generated by ongoing operations and the liquidity profile of our assets provide sufficient liquidity under reasonably foreseeable stress scenarios.
Cash Flow
The principal sources of the Company’s liquidity are premiums and certain annuity considerations, investment and fee income, investment maturities, sales of investments and internal borrowings. The principal uses of that liquidity include benefits, claims, and payments to policyholders and contractholders in connection with surrenders, withdrawals and net policy loan activity. Other uses of liquidity include commissions, general and administrative expenses, purchases of investments, the payment of dividends and returns of capital to the parent company, hedging and reinsurance activity and payments in connection with financing activities.
We believe that cash flows from our operations are adequate to satisfy current liquidity requirements. The continued adequacy of our liquidity will depend upon factors such as future securities market conditions, changes in interest rate levels, policyholder perceptions of our financial strength, policyholder behavior, catastrophic events and the relative safety and attractiveness of competing products, each of which could lead to reduced cash inflows or increased cash outflows. Cash flows from investment activities results from repayments of principal, proceeds from maturities and sales of invested assets and investment income, net of amounts reinvested.
In managing liquidity, we consider the risk of policyholder and contractholder withdrawals of funds earlier than our assumptions when selecting assets to support these contractual obligations. We use surrender charges and other contract provisions to mitigate the extent, timing and profitability impact of withdrawals of funds by customers.

	Years Ended December 31,
	2025	2024	2023
	(in millions)
Cash and cash equivalents, beginning of year	$3,326	$2,140	$2,398
Cash flows from (used in) operating activities	0	3,481	2,459
Cash flows from (used in) investing activities	0	(14,368)	(9,639)
Cash flows from (used in) financing activities	0	12,073	6,922
Net increase (decrease) in cash and cash equivalents	0	1,186	(258)
Cash and cash equivalents, end of year	$3,326	$3,326	$2,140
Year Ended December 31, 2025 Compared to the Year Ended December 31, 2024

Insert analysis comparable to 2024 to 2023 Annual Comparison]

Year Ended December 31, 2024 Compared to the Year Ended December 31, 2023

Net cash from operating activities was $3.5 billion in 2024 compared to $2.5 billion in 2023. The increase in net cash from operating activities of $1.0 billion was primarily due to cash inflows from changes in derivative positions and a larger increase in future policy benefits and other insurance liabilities. These inflows were partially offset by cash outflows driven by larger increases in reinsurance related-balances and deferred acquisition costs.

Net cash used in investing activities was $14.4 billion in 2024 compared to $9.6 billion in 2023. The increase in net cash used in investing activities of $4.8 billion was primarily due to higher payments for the purchase of fixed maturities, available-for-sale, and equity securities, partially offset by higher proceeds from the sale/maturity/prepayment of such securities.
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Net cash from financing activities was $12.1 billion in 2024 compared to $6.9 billion in 2023. The increase in net cash from financing activities of $5.2 billion was primarily due to higher policyholders’ account deposits.
Liquid Assets
Liquid assets include cash and cash equivalents, short-term investments, U.S. Treasury fixed maturities, fixed maturities that are not designated as held-to-maturity, and public equity securities. As of December 31, 2025 and 2024, the Company had liquid assets of $XX billion and $45.3 billion, respectively. The portion of liquid assets comprised of cash and cash equivalents and short-term investments was $XX billion and $3.8 billion as of December 31, 2025 and 2024, respectively. As of December 31, 2025, $[XX]billion, or [XX] % of the fixed maturity investments in the Company's general account portfolios were rated high or highest quality based on NAIC or equivalent rating.
Financing Activities
Term and Universal Life Reserve Financing
For business written prior to the implementation of principle-based reserving, Regulation XXX and Guideline AXXX require domestic life insurers to establish statutory reserves for term and universal life insurance policies with long-term premium guarantees that are consistent with the statutory reserves required for other individual life policies with similar guarantees. Many market participants believe that these levels of reserves are excessive relative to the levels reasonably required to maintain solvency for moderately adverse experience. The difference between the statutory reserve and the amount necessary to maintain solvency for moderately adverse experience is considered to be the non-economic portion of the statutory reserve.
The Company uses affiliated captive reinsurance companies to finance the portion of the statutory reserves required to be held under Regulation XXX and Guideline AXXX that is considered to be non-economic. The financing arrangements involve the reinsurance of term and universal life business to our affiliated captive reinsurers and the issuance of surplus notes by those affiliated captives that are treated as capital for statutory purposes. These surplus notes are subordinated to policyholder obligations, and the payment of principal and interest on the surplus notes can only be made with prior insurance regulatory approval.
Under the agreements, the affiliated captive receives in exchange for the surplus notes one or more credit-linked notes issued by a special-purpose affiliate of the Company with an aggregate principal amount equal to the surplus notes outstanding. The affiliated captive holds the credit-linked notes as assets supporting Regulation XXX or Guideline AXXX non-economic reserves, as applicable. The captive can redeem the principal amount of the outstanding credit-linked notes for cash upon the occurrence of, and in an amount necessary to remedy, a specified liquidity stress event affecting the captive. Under the agreements, the external counterparties have agreed to fund any such payments under the credit-linked notes in return for the receipt of fees. To date, no such payments under the credit-linked notes have been required. Under these transactions, because valid rights of set-off exist, interest and principal payments on the surplus notes and on the credit-linked notes are settled on a net basis, and the surplus notes are reflected in the Company’s total consolidated borrowings on a net basis. As a result of reinsurance transactions executed with Somerset Re and Wilton Re, we have eliminated Credit-Linked Note Structures supporting Guideline AXXX for our remaining business. In November, we restructured a series of internal captive reinsurance arrangements resulting in the consolidation of Credit-Linked Note Structures supporting Regulation XXX.
As of December 31, 2025, the affiliated captive reinsurance companies have entered into agreements with external counterparties providing for the issuance of up to an aggregate of $[XX] million of surplus notes by our affiliated captive reinsurers in return for the receipt of credit-linked notes (“Credit-Linked Note Structures”), of which $[XX] million of surplus notes was outstanding, as compared to an aggregate issuance capacity of $[XX] million, of which $[XX] million was outstanding as of December 31, 2024.
As of December 31, 2025, our affiliated captive reinsurance companies had outstanding an aggregate of $[XX] million of debt issued for the purpose of financing Regulation XXX non-economic reserves. In addition, as of December 31, 2025, for purposes of financing Guideline AXXX reserves, one of our affiliated captives had approximately $[XX] million of surplus notes outstanding that were issued to affiliates.
The Company has introduced updated versions of its individual life products in conjunction with the requirement to adopt principle-based reserving by January 1, 2020. These updated products are currently priced to support the principle-based statutory reserve level without the need for reserve financing.

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Prudential Funding, LLC
Prudential Financial and Prudential Funding borrow funds in the capital markets primarily through the direct issuance of commercial paper. The borrowings serve as an additional source of financing to meet our working capital needs. Prudential Funding operates under a support agreement with Prudential Insurance whereby Prudential Insurance has agreed to maintain Prudential Funding’s positive tangible net worth at all times.
Hedging activities associated with living benefit guarantees
The hedging portion of our risk management strategy associated with our living benefit guarantees is being managed within the Company. For the portion of the risk management strategy executed through hedging, we enter into a range of exchange-traded, cleared and other OTC equity and interest rate derivatives in order to hedge certain living benefit guarantees accounted for as embedded derivatives against changes in certain capital market risks above a designated threshold. The portion of the risk management strategy comprising the hedging portion requires access to liquidity to meet the Company's payment obligations relating to these derivatives, such as payments for periodic settlements, purchases, maturities and terminations. These liquidity needs can vary materially due to, among other items, changes in interest rates, equity markets, mortality and policyholder behavior.
The hedging portion of the risk management strategy may also result in derivative-related collateral postings to (when we are in a net pay position) or from (when we are in a net receive position) counterparties. The net collateral position depends on changes in interest rates and equity markets related to the amount of the exposures hedged. Depending on market conditions, the collateral posting requirements can result in material liquidity needs when we are in a net pay position.
QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK
Market Risk
Market risk is defined as the risk of loss from changes in interest rates, equity prices and foreign currency exchange rates resulting from asset/liability mismatches where the change in the value of our liabilities is not offset by the change in value of our assets.
For additional information regarding the potential impacts of interest rate and other market fluctuations, as well as general economic and market conditions on our businesses and profitability, see “Risk Factors Related to Our Business” above. For additional information regarding our liquidity and capital resources, which may be impacted by changing market risks, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” above.
Market Risk Management
Management of market risk, which we consider to be a combination of both investment risk and market risk exposures, includes the identification and measurement of various forms of risk, the establishment of risk thresholds and the creation of processes intended to maintain risks within these thresholds while optimizing returns on the underlying assets or liabilities. As an indirect wholly-owned subsidiary of Prudential Financial, the Company benefits from the risk management strategies implemented by Prudential Financial.
Our risk management process utilizes a variety of tools and techniques, including:
•Measures of price sensitivity to market changes (e.g., interest rates, equity index prices, foreign exchange);
•Asset/liability management;
•Stress scenario testing;
•Hedging programs and affiliated reinsurance; and
•Risk management governance, including policies, limits, and a committee that oversees investment and market risk.
Market Risk Mitigation
Risk mitigation takes three primary forms:
•Asset/Liability Management: Managing assets to liability-based measures. For example, investment policies identify target durations for assets based on liability characteristics and asset portfolios are managed within ranges around them. This mitigates potential unanticipated economic losses from interest rate movements.
•Hedging: Using derivatives to offset risk exposures. For example, for our variable annuities business, potential living benefit claims resulting from more severe market conditions are hedged using derivative instruments.
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•Management of portfolio concentration risk. For example, ongoing monitoring and management of key rate, currency and other concentration risks support diversification efforts to mitigate exposure to individual markets and sources of risk.
Market Risk Related to Interest Rates
We perform liability-driven investing and engage in careful asset/liability management. Asset/liability mismatches create the risk that changes in liability values will differ from the changes in the value of the related assets. Additionally, changes in interest rates may impact other items including, but not limited to, the following:
•Net investment spread between the amounts that we are required to pay and the rate of return we are able to earn on investments for certain products supported by general account investments;
•Asset-based fees earned on assets under management or contractholder account values;
•Net exposure to the guarantees provided under certain products; and
•Our capital levels.
In order to mitigate the impact that an unfavorable interest rate environment has on our net interest margins, we employ a proactive asset/liability management program, which includes strategic asset allocation and derivative strategies within a disciplined risk management framework. These strategies seek to match the characteristics of our products, and to approximate the interest rate sensitivity of the assets with the estimated interest rate sensitivity of the product liabilities. Our asset/liability management program also helps manage duration gaps, currency and other risks between assets and liabilities through the use of derivatives. We adjust this dynamic process as products change, as customer behavior changes and as changes in the market environment occur. As a result, our asset/liability management process has permitted us to manage interest rate risk successfully through several market cycles.
We use duration and convexity analyses to measure price sensitivity to interest rate changes. Duration measures the relative sensitivity of the fair value of a financial instrument to changes in interest rates. Convexity measures the rate of change in duration with respect to changes in interest rates. We use asset/liability management and derivative strategies to manage our interest rate exposure by matching the relative sensitivity of asset and liability values to interest rate changes, or by controlling the “duration mismatch” of assets and liability duration targets. In certain markets, capital market limitations that hinder our ability to acquire assets that approximate the duration of some of our liabilities are considered in setting duration targets. We consider risk-based capital and tax implications as well as current market conditions in our asset/liability management strategies.
The Company also mitigates interest rate risk through a market value adjusted (“MVA”) provision on certain of the Company’s annuity products' fixed investment options. This MVA provision limits interest rate risk by subjecting the contractholder to an MVA when funds are withdrawn or transferred to variable investment options before the end of the guarantee period. In the event of rising interest rates, which generally make the fixed maturity securities underlying the guarantee less valuable, the MVA could be negative. In the event of declining interest rates, which generally make the fixed maturity securities underlying the guarantee more valuable, the MVA could be positive. The resulting increase or decrease in the value of the fixed option, from calculation of the MVA, is designed to offset the decrease or increase in the market value of the securities underlying the guarantee.
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We assess the impact of interest rate movements on the value of our financial assets, financial liabilities and derivatives using hypothetical test scenarios that assume either upward or downward 100 basis point parallel shifts in the yield curve from prevailing interest rates, reflecting changes in either credit spreads or the risk-free rate. The following table sets forth the net estimated potential loss in fair value on these financial instruments from a hypothetical 100 basis point upward shift as of December 31, 2025 and 2024. This table is presented on a gross basis and excludes offsetting impacts to certain insurance liabilities that are not considered financial liabilities under U.S. GAAP. This scenario results in the greatest net exposure to interest rate risk of the hypothetical scenarios tested at those dates. While the test scenario is for illustrative purposes only and does not reflect our expectations regarding future interest rates or the performance of fixed income markets, it is a near-term, reasonably possible hypothetical change that illustrates the potential impact of such events. These test scenarios do not measure the changes in value that could result from non-parallel shifts in the yield curve which we would expect to produce different changes in discount rates for different maturities. As a result, the actual loss in fair value from a 100 basis point change in interest rates could be different from that indicated by these calculations. The estimated changes in fair values do not include separate account assets.

	December 31, 2025			December 31, 2024
	Notional	Fair Value	Hypothetical Change in Fair Value	Notional	Fair Value	Hypothetical Change in Fair Value
	(in millions)
Financial assets with interest rate risk:
Fixed maturities(1)					$36,320	$(1,848)
Policy loans					1,541	0
Commercial mortgage and other loans					7,535	(274)
Derivatives:
Futures				$3,321	(6)	31
Swaps				203,928	(11,543)	(1,182)
Options				146,242	(391)	12
Forwards				1,147	30	0
Synthetic GICs				3,959	0	3
Indexed universal life contracts					(1,313)	179
Indexed annuity contracts					(11,312)	159
Total embedded derivatives(2)		0	0		(12,625)	338
Financial liabilities with interest rate risk(3):
Policyholders' account balances-investment contracts					10,811	6
Insurance liabilities with interest rate risk:
Benefit reserves (traditional and limited-payment contracts)(4)					7,514	570
Market risk benefits(5)					2,488	1,506
Net estimated potential loss			$0			$(838)

(1)Includes assets classified as “Fixed maturities, available-for-sale, at fair value” and “Fixed maturities, trading, at fair value.” Changes in fair value of fixed maturities classified as available-for-sale are included in AOCI. Excludes financial assets that are considered Funds Withheld, where the economic benefits and investment risk associated with the Funds Withheld assets ultimately inure to the reinsurer. Prior period amounts have been updated to conform to current period presentation.
(2)Excludes any offsetting impact of derivative instruments purchased to hedge changes in the embedded derivatives. Amounts reported gross of reinsurance.
(3)Excludes approximately $[XX] billion and $76 billion as of December 31, 2025 and 2024, respectively, of certain insurance reserve and deposit liabilities that are not considered financial liabilities. We believe that the interest rate sensitivities of these insurance liabilities would serve as an offset to the net interest rate risk of the financial assets and liabilities, including investment contracts.
(4)Changes in fair value of benefit reserves (traditional and limited-payment contracts) are included in AOCI.
(5)Amounts reported gross of reinsurance.

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Under U.S. GAAP, the fair value of the MRBs and embedded derivatives for certain features associated with indexed universal life, and indexed annuity contracts, reflected in the table above, includes the impact of the market’s perception of our NPR. For additional information regarding the key estimates and assumptions used in our determination of fair value, including NPR, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Accounting Policies & Pronouncements—Application of Critical Accounting Estimates—Market Risk Benefits” above.
Market Risk Related to Equity Prices
We have exposure to equity price risk through our investments in equity securities, equity-based derivatives, MRBs and embedded derivatives associated with index-linked crediting features of universal life and annuity contracts. Changes in equity prices may impact other items including, but not limited to, the following:
•Asset-based fees earned on assets under management or contractholder account value; and
•Net exposure to the guarantees provided under certain products.
We manage equity price risk against benchmarks in respective markets. We benchmark our return on equity holdings against a blend of market indices, mainly the S&P 500 and Russell 2000 for U.S. equities. We benchmark foreign equities against the Tokyo Price Index, and the MSCI EAFE, a market index of European, Australian, and Far Eastern equities. We target price sensitivities that approximate those of the benchmark indices. For equity investments within the separate accounts, the investment risk is borne by the separate account contractholder rather than by the Company.
We estimate our equity risk from a hypothetical 10% decline in equity benchmark market levels. The following table sets forth the net estimated potential loss in fair value from such a decline as of December 31, 2025 and 2024. While these scenarios are for illustrative purposes only and do not reflect our expectations regarding future performance of equity markets or of our equity portfolio, they represent near-term reasonably possible hypothetical changes that illustrate the potential impact of such events. These scenarios consider only the direct impact on fair value of declines in equity benchmark market levels and not changes in asset-based fees recognized as revenue, or changes in assumptions such as market volatility or mortality, utilization or persistency rates in our variable annuity contracts that could also impact the fair value of our living benefit features. In addition, these scenarios do not reflect the impact of basis risk, such as potential differences in the performance of the investment funds underlying the variable annuity products relative to the market indices we use as a basis for developing our hedging strategy. The impact of basis risk could result in larger differences between the change in fair value of the equity-based derivatives and the related living benefit features in comparison to these scenarios. In calculating these amounts, we exclude separate account equity securities.

	December 31, 2025			December 31, 2024
	Notional	Fair Value	Hypothetical Change in Fair Value	Notional	Fair Value	Hypothetical Change in Fair Value
	(in millions)
Equity securities			$0		$2,624	$(262)
Equity-based derivatives(1)				$141,934	707	(1,582)
Indexed universal life contracts						23
Indexed annuity contracts						2,345
Total embedded derivatives(1)(2)		0	0		0	2,368
Market risk benefits(3)						(836)
Net estimated potential loss			$0			$(312)

(1)The notional and fair value of equity-based derivatives and the fair value of embedded derivatives are also reflected in amounts under “Market Risk Related to Interest Rates” above and are not cumulative.
(2)Excludes any offsetting impact of derivative instruments purchased to hedge changes in the embedded derivatives. Amounts reported gross of reinsurance.
(3)Amounts reported gross of reinsurance.
Market Risk Related to Foreign Currency Exchange Rates
The Company is exposed to foreign currency exchange rate risk in its domestic general account investment portfolios. This risk arises primarily from investments that are denominated in foreign currencies. We manage this risk by hedging substantially all domestic foreign currency-denominated fixed-income investments into U.S. dollars. We generally do not hedge all of the foreign currency risk of our investments in equity securities of unaffiliated foreign entities.
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Derivatives
We use derivative financial instruments primarily to reduce market risk from changes in interest rates, equity prices and foreign currency exchange rates, including their use to alter interest rate or foreign currency exposures arising from mismatches between assets and liabilities. Our derivatives primarily include swaps, futures, options and forward contracts that are exchange-traded or contracted in the OTC market.
Our derivatives also include interest rate guarantees we provide on our synthetic GIC products. Synthetic GICs simulate the performance of traditional insurance-related GICs but are accounted for as derivatives under U.S. GAAP due to the fact that the policyholders own the underlying assets, and we only provide a book value “wrap” on the customers’ funds, which are held in a client-owned trust. Additionally, our derivatives include embedded derivative instruments associated with the index-linked features of certain universal life and annuity products.
Market Risk Related to Variable Annuity Products
The primary risk exposures of our variable annuity contracts relate to actual deviations from, or changes to, the assumptions used in the original pricing of these products, including capital markets assumptions such as equity market returns, interest rates, market volatility and actuarial assumptions. We manage our exposure to certain risks driven by fluctuations in capital markets primarily through a combination of product design features, such as an automatic rebalancing feature and/or inclusion in our ALM strategy. In addition, we may also utilize external reinsurance as a form of additional risk mitigation. Our guaranteed living and death benefit features on variable annuities are accounted for as MRBs and recorded at fair value. The market risk sensitivities associated with U.S. GAAP values of both the MRBs and the related derivatives used to hedge the changes in fair value of these MRBs are provided under “Market Risk Related to Interest Rates” and “Market Risk Related to Equity Prices” above.
For additional information regarding our risk management strategies, including our ALM strategy and product design features, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” above.
Financial Statements
TO ADD FROM 12/31/2025 GAAP FINANCIAL STATEMENTS FROM 10K FILING:
–Financial Statements
–Schedule I- Summary of Investments Other Than Investments in Related Parties
–Schedule II- Condensed Financial Information of Registrant

26

Index Strategies Available Under Prudential FlexGuard® Life IVUL

All dealers that effect transactions in these securities are required to deliver a prospectus.
You can call us at 800-778-2255 to ask us questions, request information about the Contract, and obtain copies of the SAI or other documents without charge. You can also view the SAI located with the prospectus at www.Prudential.com/eProspectus, or request a copy by writing to us at:
Pruco Life Insurance Company
213 Washington Street
Newark, New Jersey 07102

Registration No. 333-XXXXXX

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
The Registrant anticipates that it will incur the following approximate expenses in connection with the issuance and distribution of the securities to be registered.

Item of Expense	Estimated Expense
Registration fees	$0.00
Federal taxes	$12,500 per $1 million of premium payments
State taxes	$25,000 per $1 million of premium payments
Printing Costs	$15,000
Legal Costs	$20,000
Accounting Costs	$20,000
ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS
The Registrant, in connection with certain affiliates, maintains various insurance coverages under which the underwriter and certain affiliated persons may be insured against liability which may be incurred in such capacity, subject to the terms, conditions, and exclusions of the insurance contracts.
Arizona, being the state of organization of Pruco Life Insurance Company ("Pruco Life"), permits entities organized under its jurisdiction to indemnify directors and officers with certain limitations. The relevant provisions of Arizona law permitting indemnification can be found in Section 10-850 et seq. of the Arizona Statutes Annotated. The text of Pruco Life's By-law, Article VIII, which relates to indemnification of officers and directors, is incorporated by reference to Exhibit Item 16.(a)(3B) on Form S-1, Registration No. 333-158229, filed March 27, 2009 on behalf of Pruco Life Variable Contract Real Property Account.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES
Not Applicable.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES
(a) Exhibits

(1A) Distribution Agreement between Pruco Securities, LLC and Pruco Life Insurance Company.	Incorporated by reference to Post-Effective Amendment No. 1 to Form N-6, Registration No. 333-158634, filed April 14, 2010, on behalf of the Pruco Life Variable Universal Account.
(3A) Articles of Incorporation of Pruco Life Insurance Company, as amended October 19, 1993.	Incorporated by reference to Registration Statement Form S-1, Registration Number 333-158229 filed March 27, 2009 on behalf of Pruco Life Variable Contract Real Property Account.
(3B) By-Laws of Pruco Life Insurance Company, as amended May 6, 1997.	Incorporated by reference to Registration Statement Form S-1, Registration Number 333-158229 filed March 27, 2009 on behalf of Pruco Life Variable Contract Real Property Account.
(4A) Individual Flexible Premium Variable And Index-Linked Universal Life Insurance Contract - IVUL-2024.	Incorporated by reference to Post-Effective Amendment No. 8 to Registration Statement Form N-6, Registration Number 333-281814, filed December 20, 2024, on behalf of the Pruco Life Variable Universal Account.
(5) Opinion of Christopher J. Madin, Esq., as to the legality of the securities being registered.	To be filed by Amendment.
(21) Subsidiaries of Registrant.	Filed herewith.
(23A) Written consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.	To be filed by Amendment.
(23B) Consent of Counsel: Christopher J. Madin, Esq.	To be filed by Amendment.
(24) Powers of Attorney: Reshma V. Abraham, Markus Coombs, Alan M. Finkelstein, Scott E. Gaul, Bradley O. Harris, Salene Hitchcock-Gear, Dylan J. Tyson.	To be filed by Amendment.
(b) Financial Statement Schedules	Required information included in Part I and will be updated by Pre-Effective Amendment.
(c) (107) Calculation of Filing Fee Tables	Filed herewith.

ITEM 17. UNDERTAKINGS
The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by Section 10 (a)(3) of the Securities Act of 1933;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of New Jersey, on the 20th day of January, 2026.

Pruco Life Insurance Company
(Registrant)

By: /s/ * Dylan J. Tyson Director, President, and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on this 20th day of January, 2026.

Signature and Title

/s/ *
Reshma V. Abraham
Director and Vice President

/s/ *
Markus Coombs
Director, Vice President, Chief Financial Officer, and Chief Accounting Officer

/s/ *
Alan M. Finkelstein
Director and Treasurer
	By:	/s/ Christopher J. Madin January 20, 2026
/s/ *		Christopher J. Madin Date
Scott E. Gaul		(Attorney-in-Fact)
Director and Vice President

/s/ *
Bradley O. Harris
Director

/s/ *
Salene Hitchcock-Gear
Director

/s/ *
Dylan J. Tyson
Director, President, and Chief Executive Officer

*Executed by Christopher J. Madin on behalf of those indicated pursuant to Power of Attorney.

EXHIBIT INDEX
Item 16.

Number	Exhibit Description
(21)	Subsidiaries of Registrant.
(107)	Calculation of Filing Fee Table.